BXG RECEIVABLES NOTE TRUST 2009 – A,
as Note Issuer

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC,
as Noteholder

BLUEGREEN CORPORATION,
as Servicer

VACATION TRUST, INC.,
as Club Trustee

[BRFC 2009-A LLC],
as Depositor

                         ,
as Backup Servicer

and

                         ,
as Collateral Agent, Paying Agent and Custodian

_____________

NOTE PURCHASE AGREEMENT

Dated as of ________
_____________

TABLE OF CONTENTS

i

Exhibit A	Form of Note
Exhibit B	Form of Monthly Servicer Report
Exhibit C	Servicing Officer’s Certificate
Exhibit D	Form of Investor Certification
Exhibit E	Form of ROAP Waiver Letter
Exhibit F	Form of Transfer Notice
Exhibit G	Form of Subsequent Transfer Notice
Exhibit H	Form of Aruba Notice
Exhibit I	Credit Policy
Exhibit J	Collection Policy
Annex A	Standard Definitions
Schedule I	Schedule of Timeshare Loans
Schedule II	Litigation Schedule
Schedule III	Purchase Price Matrix
Schedule IV	Gross Cumulative Default Curve

v

NOTE PURCHASE AGREEMENT

This NOTE PURCHASE AGREEMENT, dated as of      ,       (this “Note Purchase Agreement”), is among BXG RECEIVABLES NOTE TRUST 2009 – A, a statutory trust formed under the laws of the State of Delaware, as note issuer (the “Note Issuer”), STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC (the “Noteholder”), BLUEGREEN CORPORATION (“Bluegreen”), a Massachusetts corporation, in its capacity as servicer (the “Servicer”), VACATION TRUST, INC., a Florida corporation, as trustee under the Club Trust Agreement (the “Club Trustee”), [BRFC 2009-A LLC], a Delaware limited liability company, as depositor (the “Depositor”),                          , a             corporation, as backup servicer (the “Backup Servicer”) and                          , a national banking association, as Collateral Agent (the “Collateral Agent”), paying agent (the “Paying Agent”) and as custodian (the “Custodian”).

RECITALS

WHEREAS, the Note Issuer has duly authorized the execution and delivery of this Note Purchase Agreement to provide for the purchase by the Noteholder of its Timeshare Secured Note (the “Note”) by the Noteholder;

WHEREAS, all things necessary to make the Note, when executed by the Note Issuer, the valid obligation of the Note Issuer enforceable in accordance with its terms, have been done;

WHEREAS, the Servicer has agreed to service and administer the Timeshare Loans securing the Note and the Backup Servicer has agreed to, among other things, service and administer the Timeshare Loans if the Servicer shall no longer be the Servicer hereunder; and

WHEREAS, the Club Trustee is a limited purpose entity which, on behalf of Beneficiaries of the Club, holds title to the Timeshare Properties related to the Club Loans.

NOW, THEREFORE, for and in consideration of the premises, the purchase of the Note by the Noteholder and of the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I.
DEFINITIONS AND OTHER PROVISIONS OF
GENERAL APPLICATION

SECTION 1.1        General Definitions and Usage of Terms.

(a)           In addition to the terms defined elsewhere in this Note Purchase Agreement, capitalized terms shall have the meanings given them in the Standard Definitions attached hereto as Annex A.

(b)           With respect to all terms in this Note Purchase Agreement, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all amendments, modifications and supplements thereto or any changes therein entered into in accordance with their respective terms and not prohibited by this Note Purchase Agreement; references to Persons include their successors and assigns; and the term “including” means “including without limitation”.

SECTION 1.2        Compliance Certificates and Opinions.

Upon any written application or request (or oral application with prompt written or telecopied confirmation) by the Note Issuer or the Noteholder, as applicable, to the Collateral Agent to take action under any provision of this Note Purchase Agreement, other than any request that (a) the Collateral Agent invest moneys in any of the Accounts pursuant to the written directions specified in such request or (b) the Collateral Agent pay moneys due and payable to the Note Issuer or the Noteholder, as applicable, hereunder to the Noteholder’s assignee specified in such request, the Collateral Agent shall require the Note Issuer or the Noteholder, as applicable, to furnish to the Collateral Agent an Officer’s Certificate stating that all conditions precedent, if any, provided for in this Note Purchase Agreement relating to the proposed action have been complied with and that the request otherwise is in accordance with the terms of this Note Purchase Agreement, and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such requested action as to which other evidence of satisfaction of the conditions precedent thereto is specifically required by any provision of this Note Purchase Agreement, no additional certificate or opinion need be furnished.

SECTION 1.3        Form of Documents Delivered to Collateral Agent.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Note Issuer or the Noteholder, as applicable, delivered to the Collateral Agent may be based, insofar as it relates to legal matters, upon an Opinion of Counsel, unless such officer knows that the opinion with respect to the matters upon which his/her certificate or opinion is based is erroneous.  Any such officer’s certificate or opinion and any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Note Issuer or the Noteholder, as applicable, as to such factual matters unless such officer or counsel knows that the certificate or opinion or representations with respect to such matters is erroneous.  Any Opinion of Counsel may be based on the written opinion of other counsel, in which event such Opinion of Counsel shall be accompanied by a copy of such other counsel’s opinion and shall include a statement to the effect that such other counsel believes that such counsel and the Collateral Agent may reasonably rely upon the opinion of such other counsel.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Note Purchase Agreement, they may, but need not, be consolidated and form one instrument.

Wherever in this Note Purchase Agreement, in connection with any application or certificate or report to the Collateral Agent, it is provided that the Noteholder or the Note Issuer shall deliver any document as a condition of the granting of such application, or as evidence of compliance with any term hereof, it is intended that the truth and accuracy, at the time of the granting of such application or at the effective date of such certificate or report (as the case may be), of the facts and opinions stated in such document shall in such case be conditions precedent to the right of the Noteholder or the Note Issuer to have such application granted or to the sufficiency of such certificate or report.  The foregoing shall not, however, be construed to affect the Collateral Agent’s right to rely upon the truth and accuracy of any statement or opinion contained in any such document as provided in Section 7.1(b) hereof.

Whenever in this Note Purchase Agreement it is provided that the absence of the occurrence and continuation of a Default, Event of Default or Servicer Event of Default is a condition precedent to the taking of any action by the Collateral Agent at the request or direction of the Noteholder or the Note Issuer, then, notwithstanding that the satisfaction of such condition is a condition precedent to the Noteholder’s or the Note Issuer’s right to make such request or direction, the Collateral Agent shall be protected in acting in accordance with such request or direction if it does not have knowledge of the occurrence and continuation of such event.  For all purposes of this Note Purchase Agreement, neither the Noteholder nor the Collateral Agent shall be deemed to have knowledge of any Default, Event of Default or Servicer Event of Default nor shall the Noteholder or Collateral Agent have any duty to monitor or investigate to determine whether a default has occurred (other than an Event of Default of the kind described in Section 6.1(a) hereof) or Servicer Event of Default has occurred unless a Responsible Officer of the Noteholder or Collateral Agent, as applicable, shall have actual knowledge thereof or shall have been notified in writing thereof by the Note Issuer, the Servicer or any secured party.

SECTION 1.4        Acts of Noteholder, etc.

(a)           Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Note Purchase Agreement to be given or taken by the Noteholder may be embodied in and evidenced by an instrument signed by the Noteholder in person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Collateral Agent and, where it is hereby expressly required, to the Note Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholder signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Note Purchase Agreement and (subject to Section 7.1 hereof) conclusive in favor of the Collateral Agent and the Note Issuer, if made in the manner provided in this Section 1.4.

(b)           The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Collateral Agent deems sufficient.

(c)           Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Noteholder shall bind every future holder of the Note and the holder of every Note issued upon the registration of transfer thereof or in exchange therefore or in lieu thereof in respect of anything done, omitted or suffered to be done by the Collateral Agent or the Note Issuer in reliance thereon, whether or not notation of such action is made upon the Note.

SECTION 1.5        [Reserved].

SECTION 1.6        Effect of Headings and Table of Contents.

The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.7        Successors and Assigns.

All covenants and agreements in this Note Purchase Agreement by each of the parties hereto shall bind its respective successors and permitted assigns, whether so expressed or not.

SECTION 1.8        Governing Law.

THIS NOTE PURCHASE AGREEMENT AND THE NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

SECTION 1.9        Legal Holidays.

In any case where any Payment Date or the Stated Maturity or any other date on which principal of or interest on the Note is proposed to be paid shall not be a Business Day, then (notwithstanding any other provision of this Note Purchase Agreement or of the Note) such payment need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Payment Date, Stated Maturity or other date on which principal of or interest on the Note is proposed to be paid; provided, that no penalty interest shall accrue for the period from and after such Payment Date, Stated Maturity, or any other date on which principal of or interest on the Note is proposed to be paid, as the case may be, until such next succeeding Business Day.

SECTION 1.10      Execution in Counterparts.

This Note Purchase Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

SECTION 1.11      Inspection.

The Note Issuer agrees that, on ten Business Days’ prior notice (or, one Business Day’s prior notice after the occurrence and during the occurrence of an Event of Default or a Servicer Event of Default), it will permit the representatives of the Collateral Agent or the Noteholder, during the Note Issuer’s normal business hours, to examine all of the books of account, records, reports and other papers of the Note Issuer, to make copies thereof and extracts therefrom, and to discuss its affairs, finances and accounts with its designated officers, employees and independent accountants in the presence of such designated officers and employees (and by this provision the Note Issuer hereby authorizes its independent accountants to discuss with such representatives such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested for the purpose of reviewing or evaluating the financial condition or affairs of the Note Issuer or the performance of and compliance with the covenants and undertakings of the Note Issuer and the Servicer in this Note Purchase Agreement or any of the other documents referred to herein or therein.  Any reasonable expense incident to the exercise by the Collateral Agent at any time or the Noteholder during the continuance of any Default or Event of Default, of any right under this Section 1.11 shall be borne by the Note Issuer and distributed in accordance with Section 3.4.  Nothing contained herein shall be construed as a duty of the Collateral Agent to perform such inspection.

SECTION 1.12      Survival of Representations and Warranties.

The representations, warranties and certifications of the Note Issuer made in this Note Purchase Agreement or in any certificate or other writing delivered by the Note Issuer pursuant hereto shall survive the authentication and delivery of the Note hereunder.

SECTION 1.13      Waiver of Jury Trial.

EACH PARTY HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY DISPUTE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OTHER AGREEMENT EXECUTED AND DELIVERED IN CONNECTION WITH THIS AGREEMENT AND RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 1.14      Release of Liability.

TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW FROM TIME TO TIME IN EFFECT, THE NOTE ISSUER AND DEPOSITOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY (AND AFTER IT HAS CONSULTED WITH ITS OWN ATTORNEY) IRREVOCABLY AND UNCONDITIONALLY AGREES THAT NO CLAIM MAY BE MADE BY THE NOTE ISSUER OR THE DEPOSITOR AGAINST THE NOTEHOLDER OR ANY OF THE MEMBERS, MANAGERS, OFFICERS, EMPLOYEES, OR MEMBER OF THE BOARD OF MANAGERS OF THE NOTEHOLDER OR ITS MANAGERS, FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES IN RESPECT OF ANY BREACH OR WRONGFUL CONDUCT (WHETHER THE CLAIM IS BASED ON CONTRACT OR TORT OR DUTY IMPOSED BY LAW) ARISING OUT OF THIS AGREEMENT OR THE NOTE.

ARTICLE II.
ISSUANCE OF NOTE AND ADVANCES UNDER THE NOTE

SECTION 2.1        General Provisions.

(a)           Form of Note.  The Note, together with its certificate of authentication, shall be in substantially the form set forth in Exhibit A attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or are permitted by this Note Purchase Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may consistently herewith, be determined by the officer executing such Note, as evidenced by such officer’s execution of such Note.

(b)           Denominations.  The Outstanding Note Balance of the Note which may be authenticated and delivered under this Note Purchase Agreement is limited to a minimum principal amount of $2,000,000 and a maximum principal amount of $750,000,000.  The Note shall be issuable only as a registered Note, without interest coupons, in the denominations of at least $50,000 and in integral multiples of $1,000.

(c)           Execution, Authentication, Delivery and Dating.  The Note shall be manually executed by an Authorized Officer of the Owner Trustee on behalf of the Note Issuer.  The signature on the Note of an individual who was at the time of execution thereof an Authorized Officer of the Owner Trustee on behalf of the Note Issuer shall bind the Note Issuer, notwithstanding that such individual ceases to hold such office prior to the authentication and delivery of such Note or did not hold such office at the date of such Note.

(d)           Obligation of the Note Issuer.  The Note represents the sole obligation of the Note Issuer payable from the Timeshare Loans Collateral and does not represent an obligation of the Originators, the Servicer, the Depositor, the Backup Servicer, the Owner Trustee, the Collateral Agent, the Administrator or the Custodian.

(e)           Interest in the Note.  The Note Issuer may not, at any time, own an interest in the Note.

(f)           Assignment of the Note.  The Noteholder shall not sell, assign or otherwise transfer the Note or any interest therein without the written consent of the Note Issuer and the Depositor (which shall be deemed given by the Note Issuer and the Depositor if a Responsible Officer of each of the Note Issuer and the Depositor consents to such sale, assignment or transfer on its behalf), such consent not to be unreasonably withheld, delayed or conditioned. The foregoing shall not restrict a sale, assignment or transfer of the Note to the surviving or successor Person resulting from a merger or consolidation of the Noteholder with or into another Person (the “Noteholder Surviving Person”), provided, however, in connection with any such merger or consolidation, the Note Purchase Agreement shall be modified on terms reasonably satisfactory to the Noteholder, the Note Issuer, the Depositor, the Servicer, the Club Trustee, the Backup Servicer, the Collateral Agent, Paying Agent and the Custodian to address any impact of the merger or consolidation on any of such Persons, including, without limitation, to ensure that (i) there will not be any material adverse effect on the rights or obligations of any of such Persons, directly or indirectly, under the Note Purchase Agreement or any of the other Transaction Documents (including, without limitation, as a result of a  decrease in the amount reasonably likely to be transferred to the Certificate Distribution Account for distribution pursuant to the Trust Agreement as a result of the sale, transfer or assignment of the Note to any such Noteholder Surviving Person); (ii) the Noteholder Surviving Person shall assume all obligations of the Noteholder to be performed or observed under this Note Purchase Agreement, the Note and the other Transaction Documents; and (iii) an Opinion of Counsel to the Noteholder in connection therewith shall be delivered to the other parties to this Note Purchase Agreement (at no expense to such other parties).

SECTION 2.2        Advances under the Note.

(a)           Subject to the terms and conditions of this Note Purchase Agreement and provided no Event of Default has occurred and is continuing, the Noteholder from time to time during the period from the date hereof up to and including the Final Closing Date (or if Timeshare Loans are not sold by the Depositor to the Note Issuer on the Final Closing Date using all of the remaining gross proceeds from the Offering, the date the Timeshare Loans are sold to the Note Issuer, but not later than the Final Loan Date), agrees to make advances to the Note Issuer, and the Note Issuer agrees to borrow from the Noteholder, simultaneously with each Closing Date, subject to Section 2.2(c), in which case the advance shall be made on the date determined pursuant to Section 2.2(c); provided, that simultaneously with such advance the Depositor has sold the Timeshare Loans to the Note Issuer in accordance with Section 2.2(b) and the other conditions of Section 2.2(b) are met.  In addition to the purchase of the Timeshare Loans pursuant to Section 2.2(b), the deposit of the General Reserve Deposit in the General Reserve Account pursuant to Section 3.2(b) and the deposit of the Special Reserve Deposit in the Special Reserve Account pursuant to Section 3.2(c), the proceeds of each advance pursuant to the Note shall be applied as follows:

(i)           15% of the proceeds of each advance (or the balance, if any, remaining from 15% of the proceeds if the Noteholder has paid fees and expenses on behalf of the Note Issuer pursuant to Section 2.2(c)) to be deposited in the Fee and Expense Account to be applied:

(1)
to pay or reimburse the Noteholder or the Manager for selling commissions, dealer manager fees and expenses pursuant to the Dealer Manager Agreement, as the same may be amended and any agreement entered into in substitution, therefor, and payable pursuant to the LLC Agreement of the Noteholder, in each case, in accordance with a statement furnished by the Manager;

(2)
to pay other Organization and Offering Expenses (which together with the other payments pursuant to Section 2.2(a)(i) shall not exceed 15% of the aggregate amount of the proceeds to be advanced pursuant to the Note), including amounts to be reimbursed to the Manager and its Affiliates, payable pursuant to the LLC Agreement of the Noteholder, upon furnishing of, and in accordance with, a written statement by the Manager; and

(3)	to pay acquisition fees and expenses payable pursuant to the LLC Agreement of the Noteholder, upon furnishing of, and in accordance with, a written statement by the Manager;

it being understood that, in each case, the payment will be made strictly in accordance with the written statement from the Manager and no relevant party shall be under any obligation to verify any fee or expense set forth in a written statement by the Manager or the reasonableness thereof; it being further understood that, in respect of any additional Membership Interests reinvested pursuant to the Distribution Reinvestment Plan and any Membership Interests purchased at a volume or other discount which reduces the amount of selling commissions payable in connection with such sale, the amount deemed to be advanced by the Noteholder to the Note Issuer with respect to such Membership Interests shall be an amount equal to the gross proceeds that would have been realized from the sales of such Membership Interests if such Membership Interests were purchased at the full price of $10 per unit of Membership Interests (without deducting the amount by which the purchase price of the Membership Interests is reduced due to the reduction in the sales commissions and dealer manager fees from the volume or other discount and, with respect to the Distribution Reinvestment Plan, without deducting the difference between the full price of $10 per unit of Membership Interest and the discount provided to purchasers under the Distribution Reinvestment Plan).  Notwithstanding the foregoing, with respect to Membership Interests purchased at a volume or other discount, the amounts paid pursuant to Section 2.2(a)(i) shall be decreased by the amount of the discount in sales commissions and dealer manager fees in connection with such sale such that the amount of the proceeds advanced to the Note Issuer in connection therewith are increased by the amount of any such discount.

(b)           On each Transfer Date, subject to Section 2.2(c), the satisfaction of the following conditions and the requirements of Section 4.3 hereof, and in consideration of the Collateral Agent’s delivery on such Transfer Date to or upon the order of the Depositor of the Timeshare Loan Acquisition Price, the Depositor shall sell, transfer, assign, set over and otherwise convey without recourse to the Note Issuer, all right, title and interest of the Depositor in and to each Timeshare Loan and the related Timeshare Loans Collateral pursuant to the Bluegreen Purchase Agreement and the Note Issuer shall Grant such Timeshare Loans to the Collateral Agent for benefit of the Noteholder.  Prior to the acceptance by the Collateral Agent of any Timeshare Loan or the release of any funds therefor, the following conditions must be satisfied on or prior to the related Transfer Date:

(i)           the Depositor shall have provided the Note Issuer, the Noteholder and the Collateral Agent with a notice of a transfer of Timeshare Loans (a “Transfer Notice”), a form of which is attached hereto as Exhibit F, which notice shall be given not less than one Business Day prior to such Transfer Date;

(ii)          no Event of Default has occurred and is continuing and no such event would result from the conveyance of such Timeshare Loan to the Note Issuer and the Grant of such Timeshare Loans to the Collateral Agent;

(iii)         the Custodian shall have received the Timeshare Loan Files related to such Timeshare Loans and shall have given the Collateral Agent a written certification and receipt in accordance with the Custodial Agreement;

(iv)         the Servicer shall have received the Timeshare Loan Servicing Files related to such Timeshare Loans;

(v)          the Collateral Agent shall have received the certification required to be delivered by the Depositor in Section 4.3 hereof;

(vi)         no Responsible Officer of the Collateral Agent has Knowledge or has actually received notice that any conditions to such transfer (including the requirements in Section 4.3 hereof) have not been fulfilled and the Collateral Agent shall have received such other documents, opinions, certificates and instruments as the Collateral Agent may request;

(vii)        the Depositor has not given 30 days prior written notice to the Note Issuer, the Noteholder and the Collateral Agent that it has elected to cease transferring Timeshare Loans to the Note Issuer 30 days prior written; and

(viii)       the Noteholder has not given 30 days prior written notice to the Depositor, the Note Issuer and the Collateral Agent that it has elected to cease making advances to the Note Issuer.

(c)           (i)           The Noteholder shall provide to Bluegreen not less than five Business Days prior written notice of the next scheduled Closing Date.  In the event that the Depositor has provided notice to the Collateral Agent and the Noteholder not less than three Business Days prior to a Closing Date, that it does not have sufficient Timeshare Loans to transfer to the Depositor for sale to the Note Issuer by the Closing Date, Bluegreen will promptly notify the Noteholder and the Collateral Agent and no advance will be made to the Note Issuer out of the proceeds at the Closing Date until three Business Days after written notice from Bluegreen that it has sufficient Timeshare Loans to transfer.  In that event, the Noteholder will retain the gross proceeds received on the Closing Date and pay the amount payable pursuant to Section 2.2(a)(i)(1) and (2) on behalf of the Note Issuer (which shall be deemed to be an advance under the Note, except that the usage fee set forth in Section 2.2(c)(ii) below shall be payable by Bluegreen in lieu of the Interest Distribution Amount which would have been payable by the Note Issuer if the advance had been made on the Closing Date).  The balance of the proceeds will be used to make the advance to the Note Issuer.

(ii)          In the event that an advance is not made on the Closing Date in accordance with Section 2.2(c)(i) with respect to all of the gross proceeds received at the Closing Date, Bluegreen shall pay to the Company, within three Business Days of written demand from the Company, a usage fee in an amount equal to the Interest Distribution Amount which would have been payable on the gross proceeds actually received on such Closing Date and not advanced by the Company to the Note Issuer on such Closing Date from the date of such Closing Date through the earlier of (i) the date of the respective advance under the Note or (ii) the Final Loan Date.

(iii)         If an advance of any portion of the gross proceeds received on a Closing Date is not advanced prior to the Final Loan Date, Bluegreen shall also pay the Noteholder as a usage fee an amount equal to the payments made by the Note Issuer pursuant to Section 2.2(c) with respect to the expenses under Section 2.2(a)(i)(1) and (2) relating to the portion of such gross proceeds not advanced to the Note Issuer prior to the Final Loan Date.

(d)           Subject to the terms and conditions of this Note Purchase Agreement and provided no Event of Default has occurred and is continuing on each Payment Date during the Reinvestment Period (unless a Suspension Event has occurred and is continuing), the Noteholder from time to time agrees to make advances to the Note Issuer, and the Note Issuer agrees to borrow from the Noteholder, simultaneously with each Closing Date, an amount equal to the gross proceeds from the Distribution Reinvestment Plan received on such Payment Date in excess of the amount used by the Noteholder to repurchase Membership Interests on such Payment Date.

(e)           Notwithstanding anything to the contrary contained herein, the Note Issuer will only acquire Timeshare Loans purchased by the Depositor or its affiliates from unaffiliated third parties with the written consent of the Company. In addition, if such Timeshare Loans were purchased for a purchase price less than the outstanding principal balance thereof and the accrued interest thereon,  the Timeshare Loan Acquisition Price will not exceed the purchase price paid by the Depositor or its Affiliates to acquire such Timeshare Loan. In connection therewith, the Depositor and the Note Issuer (which shall take such action if consented to by the Noteholder) may agree to modifications of the provisions relating to the  Special Reserve Account applicable specifically to the Timeshare Loans acquired in accordance with this Section 2.2(e).

SECTION 2.3        Collateral Measurement Pools.  Each Timeshare Loan (including Initial Timeshare Loans, Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans) purchased or substituted, as applicable, will be grouped into separate Collateral Measurement Pools (each, a “Collateral Measurement Pool”), which will (x) open (each such date, a “Pool Open Date”) on the (i) Initial Closing Date, in respect of the initial Collateral Measurement Pool or (ii) the date following the Pool Closing Date (as defined below) for the immediately preceding Collateral Measurement Pool, in respect of subsequent Collateral Measurement Pools; and (y) close (each such date, a “Pool Close Date”) ____ months after (i) the Initial Closing Date, in respect of the initial Collateral Measurement Pool or (ii) the preceding Pool Open Date for such Collateral Measurement Pool, in respect of subsequent Collateral Measurement Pools; provided, that if the remaining amount advanced to the Note Issuer under the Note that is allocated to a Collateral Measurement Pool is less than $_________, such Collateral Measurement Pool shall close on the earlier to occur of (a) ___ month after the relevant Pool Open Date and (b) the date on which $_________ that is allocated to such Collateral Measurement Pool is advanced to the Noteholder under the Note.  Timeshare Loans will be included in the Collateral Measurement Pool that is then open on the date they are acquired by the Note Issuer, except that a Qualified Substitute Timeshare Loan shall be included in the same Collateral Measurement Pool as the Timeshare Loan for which it was substituted.

SECTION 2.4        [Reserved].

SECTION 2.5        Persons Deemed Owners.

Prior to due presentment of the Note for registration of transfer, the Note Issuer, the Collateral Agent, and any agent of the Note Issuer or the Collateral Agent may treat the registered Noteholder as the owner of the Note for the purpose of receiving payment of principal of and interest on the Note and for all other purposes whatsoever, whether or not the Note is overdue, and neither the Note Issuer, the Collateral Agent, nor any agent of the Note Issuer or the Collateral Agent shall be affected by notice to the contrary.

ARTICLE III.
ACCOUNTS; COLLECTION AND
APPLICATION OF MONEYS; REPORTS

SECTION 3.1        Accounts:  Investments by Collateral Agent.

(a)           On or before the initial Closing Date, the Collateral Agent shall establish in the name of the Collateral Agent for the benefit of the Noteholder or, in the case of the Lockbox Account and the Credit Card Account, in the name of the Note Issuer, as provided in this Note Purchase Agreement, the Accounts, which accounts (other than the Lockbox Account and the Credit Card Account) shall be Eligible Bank Accounts maintained at the Corporate Trust Office.

Subject to the further provisions of this Section 3.1(a), the Collateral Agent shall, upon receipt or upon transfer from another account, as the case may be, deposit into such Accounts all amounts received by it which are required to be deposited therein in accordance with the provisions of this Note Purchase Agreement.  All such amounts and all investments made with such amounts, including all income and other gain from such investments, shall be held by the Collateral Agent in such accounts as part of the Timeshare Loans Collateral as herein provided, subject to withdrawal by the Collateral Agent in accordance with, and for the purposes specified in the provisions of, this Note Purchase Agreement.

(b)           The Collateral Agent shall assume that any amount remitted to it in respect of the Timeshare Loans Collateral is to be deposited into the Collection Account pursuant to Section 3.2(a) hereof unless a Responsible Officer of the Collateral Agent receives written instructions from the Servicer to the contrary.

(c)           None of the parties hereto shall have any right of set-off with respect to any Account or any investment therein.

(d)           So long as no Event of Default shall have occurred and be continuing, all or a portion of the amounts in any Account (other than the Lockbox Account and the Credit Card Account) shall be invested and reinvested by the Collateral Agent pursuant to a Note Issuer Order in one or more Eligible Investments.  Subject to the restrictions on the maturity of investments set forth in Section 3.1(f) hereof, each such Note Issuer Order may authorize the Collateral Agent to make the specific Eligible Investments set forth therein, to make Eligible Investments from time to time consistent with the general instructions set forth therein, in each case, in such amounts as such Note Issuer Order may specify.  Until a Note Issuer Order to the contrary is delivered, the Collateral Agent shall make the Eligible Investments set forth in Exhibit A to the Administration Agreement.

(e)           In the event that either (i) the Note Issuer shall have failed to give investment directions to the Collateral Agent by 9:30 A.M., New York City time on any Business Day on which there may be uninvested cash or (ii) an Event of Default shall be continuing, the Collateral Agent shall promptly invest and reinvest the funds then in the designated Account to the fullest extent practicable in those obligations or securities described in clause (e) of the definition of “Eligible Investments”.  All investments made by the Collateral Agent shall mature no later than the maturity date therefor permitted by Section 3.1(f) hereof.

(f)           No investment of any amount held in any Account shall mature later than the Business Day immediately preceding the Payment Date which is scheduled to occur immediately following the date of investment.  All income or other gains (net of losses) from the investment of moneys deposited in any Account shall be deposited by the Collateral Agent in such account immediately upon receipt.

(g)           Subject to Section 3.1(d) hereof, any investment of any funds in any Account shall be made under the following terms and conditions:

(i)           each such investment shall be made or transferred in the name of the Collateral Agent, in each case in such manner as shall be necessary to maintain the identity of such investments as assets of the Timeshare Loans Collateral; and

(ii)           any certificate or other instrument evidencing such investment shall be delivered directly to the Collateral Agent, and the Collateral Agent shall have sole possession of such instrument, and all income on such investment.

(h)           The Collateral Agent shall not in any way be held liable by reason of any insufficiency in any Account resulting from losses on investments made or transferred in accordance with the provisions of this Section 3.1 including, but not limited to, losses resulting from the sale or depreciation in the market value of such investments (but the institution serving as Collateral Agent shall at all times remain liable for its obligations, if any, constituting part of such investments).  The Collateral Agent shall not be liable for any investment or liquidation of an investment made by it in accordance with this Section 3.1 on the grounds that it could have made a more favorable investment or a more favorable selection for sale of an investment.

(i)           The Collateral Agent shall not be permitted to vote any Eligible Investments unless it has been advised that such vote is for “protective” (as defined by generally accepted accounting principles in the United States) purposes.

SECTION 3.2        Establishment and Administration of the Accounts.

(a)           Collection Account.  The Noteholder and Note Issuer hereby direct and the Collateral Agent hereby agrees to cause to be established and maintained an account (the “Collection Account”) for the benefit of the Noteholder.  The Collection Account shall be an Eligible Bank Account initially established at the corporate trust department of the Collateral Agent, bearing the following designation “Stratstone/Bluegreen Secured Income Fund, LLC – Collection Account,                          , as Collateral Agent for the benefit of the Noteholder”.  The Collateral Agent on behalf of the Noteholder shall possess all right, title and interest in all funds on deposit from time to time in the Collection Account and in all proceeds thereof.  The Collection Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Noteholder.  If, at any time, the Collection Account ceases to be an Eligible Bank Account, the Collateral Agent shall within two Business Days establish a new Collection Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Collection Account, and from the date such new Collection Account is established, it shall be the “Collection Account”.  The Collateral Agent agrees to immediately deposit any amounts received by it into the Collection Account.  Amounts on deposit in the Collection Account shall be invested in accordance with Section 3.1 hereof.  Withdrawals and payments from the Collection Account will be made on each Payment Date as provided in Section 3.4 hereof.  The Collateral Agent, at the written direction of the Servicer, shall withdraw (no more than once per calendar week) from the Collection Account and return to the Servicer or as directed by the Servicer, any amounts which (i) were mistakenly deposited in the Collection Account, including, without limitation, amounts representing Misdirected Payments or (ii) representing Additional Servicing Compensation.  The Collateral Agent may conclusively rely on such written direction.

(b)           General Reserve Account.  The Noteholder and the Note Issuer hereby direct and the Collateral Agent hereby agrees to cause to be established and maintained an account (the “General Reserve Account”) for the benefit of the Noteholder.  On each Transfer Date, the Collateral Agent shall deposit, from the proceeds of the advance (other than from proceeds of any advances related to Subsequent Timeshare Loans) to the Note Issuer pursuant to the Note, an amount equal to the General Reserve Account Deposit.  The General Reserve Account shall be an Eligible Bank Account initially established at the corporate trust department of the Collateral Agent, bearing the following designation “Stratstone/Bluegreen Secured Income Fund, LLC — General Reserve Account,                          , as Collateral Agent for the benefit of the Noteholder”.  The Collateral Agent on behalf of the Noteholder shall possess all right, title and interest in all funds on deposit from time to time in the General Reserve Account and in all proceeds thereof.  The General Reserve Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Noteholder.  If, at any time, the General Reserve Account ceases to be an Eligible Bank Account, the Collateral Agent shall within two Business Days establish a new General Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new General Reserve Account and from the date such new General Reserve Account is established, it shall be the “General Reserve Account”.  Amounts on deposit in the General Reserve Account shall be invested in accordance with Section 3.1 hereof.  Deposits to the General Reserve Account shall be made in accordance with Section 3.4 hereof.  Withdrawals and payments from the General Reserve Account shall be made in the following manner:

(i)           Interest Shortfalls.  Subject to Sections 3.2(b)(iii) and (iv) hereof, if on any Payment Date, Available Funds (without giving effect to any deposit from the General Reserve Account) would be insufficient to pay any portion of the applicable Interest Distribution Amount on such Payment Date, the Collateral Agent shall, based on the Monthly Servicer Report, withdraw from the General Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the General Reserve Account and deposit such amount in the Collection Account.

(ii)           Principal Shortfalls.  Subject to Sections 3.2(b)(iii) and (iv) hereof, if on any Payment Date after the Reinvestment Period or during the continuance of a Suspension Event, the aggregate payments under Section 3.4(a)(i)-(xii) (without giving effect to any prior payment from the General Reserve Account or the Special Reserve Account) exceeded the aggregate amount of interest received on the Timeshare Loans Collateral (after giving effect to the payment to be made on that Payment Date), the Collateral Agent shall, based on the Monthly Servicer Report, withdraw from the General Reserve Account an amount equal to the lesser of the amount of any principal payment on the Timeshare Loans that  have been applied to make payments under Section 3.4(a)(i)-(xii) and the amount on deposit in the General Reserve Account and deposit such amount in the Collection Account, to the extent that any principal proceeds have been applied to pay expenses or interest on the Note.

(iii)           Partial Amortization Event; Trigger Event or Event of Default.  Upon the occurrence of a Partial Amortization Event (following the expiration of the Reinvestment Period and during the continuance of a Suspension Event), a Trigger Event or an Event of Default, the Collateral Agent shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts to the Collection Account for distribution in accordance with Section 3.4 hereof.

(iv)           Stated Maturity or Payment in Full.  On the earlier to occur of the Stated Maturity and the Payment Date on which the Outstanding Note Balance of the Note will be reduced to zero, the Collateral Agent shall withdraw all amounts on deposit in the General Reserve Account and shall deposit such amounts in the Collection Account for distribution in accordance with Section 3.4 hereof.

(c)           Special Reserve Account.  The Noteholder and the Note Issuer hereby direct and the Collateral Agent hereby agrees to cause to be established and maintained an account (the “Special Reserve Account”) for the benefit of the Noteholder.  On each Closing Date or such other date on which advances under the Note are made if not a Closing Date, the Collateral Agent shall deposit, from the proceeds of the advance to the Note Issuer pursuant to the Note, an amount equal to the Special Reserve Account Deposit; provided, that, no amount shall be deposited in the Special Reserve Account with respect to Subsequent Timeshare Loans, except as set forth below; and provided further that, in the event that the Timeshare Loan Acquisition Price for Timeshare Loans (including, Subsequent Timeshare Loans) is reduced as set forth in the definition of “Timeshare Loan Acquisition Price,” an additional amount equal to the amount of such reduction in the Timeshare Loan Acquisition Price shall be deposited in the Special Reserve Account out of the advance made under the Note, the proceeds of which were used to acquire such Timeshare Loans, or the funds available for reinvestment, as applicable.  The Special Reserve Account shall include a sub-account corresponding to each Collateral Measurement Pool (each a “Special Reserve Sub-Account”) and shall be funded with the Special Reserve Account Deposit made with respect to Timeshare Loans included in such Collateral Measurement Pool.  All references herein to the “Special Reserve Account” shall include each Special Reserve Sub-Account.  The Special Reserve Account shall be an Eligible Bank Account initially established at the corporate trust department of the Collateral Agent, bearing the following designation “Stratstone/Bluegreen Secured Income Fund, LLC — Special Reserve Account,                          , as Collateral Agent for the benefit of the Noteholder”.  The Collateral Agent on behalf of the Noteholder shall possess all right, title and interest in all funds on deposit from time to time in the Special Reserve Account and in all proceeds thereof.  The Special Reserve Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Noteholder.  If, at any time, the Special Reserve Account ceases to be an Eligible Bank Account, the Collateral Agent shall within two Business Days establish a new Special Reserve Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Special Reserve Account and from the date such new Special Reserve Account is established, it shall be the “Special Reserve Account”.  Amounts on deposit in the Special Reserve Account shall be invested in accordance with Section 3.1 hereof.  Deposits to the Special Reserve Account shall be made in accordance with Section 3.4 hereof.  Withdrawals and payments from the Special Reserve Account shall be made in the following manner:

(i)           Withdrawal Upon Insufficiency of Funds in the General Reserve Account.  Subject to Sections 3.2(c)(ii) and (iii) hereof, if on any Payment Date, the funds on deposit in the General Reserve Account would be insufficient to pay any portion of the applicable Interest Distribution Amount and principal shortfall payment payable out of the General Reserve Account on such Payment Date, the Collateral Agent shall, based on the Monthly Servicer Report, withdraw from the Special Reserve Account an amount equal to the lesser of such insufficiency and the amount on deposit in the Special Reserve Account and deposit such amount in the Collection Account.  To the extent the Special Reserve Account is needed to cover shortfalls pursuant to this subsection (i), each Special Reserve Sub-Account should be drawn on a pro rata basis.

(ii)           Scheduled Releases.  If the aggregate defaults on the Timeshare Loans are less than the Default Levels determined in accordance with Schedule IV hereto, the Collateral Agent shall withdraw from each Special Reserve Sub-Account (x) on the first anniversary of the Pool Closing Date corresponding to such Special Reserve Sub-Account, an amount no greater than 1/3 of the amount on deposit in the relevant Special Reserve Sub-Account, (y) on the second anniversary of the relevant Pool Closing Date, an amount no greater than 2/3 of the amount on deposit in the relevant Special Reserve Sub-Account (calculated without reduction for prior withdrawals under this subsection (ii)) and (z) on the third anniversary of the relevant Pool Closing Date, then all remaining amounts on deposit in the relevant Special Reserve Sub-Account, in each case to be paid directly to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.  If the aggregate defaults on the Timeshare Loans do not satisfy such gross cumulative default curve, the Collateral Agent shall not withdraw funds from each Special Reserve Sub-Account.

(iii)         Partial Amortization Event; Trigger Event or Event of Default.  Upon the occurrence of a Partial Amortization Event (following the expiration of the Reinvestment Period and during the continuance of a Suspension Event), a Trigger Event or an Event of Default, the Collateral Agent shall withdraw all amounts on deposit in the Special Reserve Account and shall deposit such amounts to the Collection Account for distribution in accordance with Section 3.4 hereof.

(iv)         Stated Maturity or Payment in Full.  On the earlier to occur of the Stated Maturity and the Payment Date on which the Outstanding Note Balance of the Note will be reduced to zero, the Collateral Agent shall withdraw all amounts on deposit in the Special Reserve Account and shall deposit such amounts in the Collection Account for distribution in accordance with Section 3.4 hereof.

(d)           Reinvestment Account.  The Noteholder and the Note Issuer hereby direct and the Collateral Agent hereby agrees to cause to be established and maintained an account (the “Reinvestment Account”) for the benefit of the Noteholder.  Pursuant to Section 2.2(d) and 3.4(xiv), the Collateral Agent shall transfer funds from the Collection Account into the Reinvestment Account to be applied to purchase Subsequent Timeshare Loans in accordance with Section 4.2(a).  The Reinvestment Account shall be an Eligible Bank Account initially established at the corporate trust department of the Collateral Agent, bearing the following designation “Stratstone/Bluegreen Secured Income Fund, LLC — Reinvestment Account,                          , as Collateral Agent for the benefit of the Noteholder”.  The Collateral Agent on behalf of the Noteholder shall possess all right, title and interest in all funds on deposit from time to time in the Reinvestment Account and in all proceeds thereof.  The Reinvestment Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Noteholder.  If, at any time, the Reinvestment Account ceases to be an Eligible Bank Account, the Collateral Agent shall within two Business Days establish a new Reinvestment Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Reinvestment Account and from the date such new Reinvestment Account is established, it shall be the “Reinvestment Account”.  Amounts on deposit in the Reinvestment Account shall be invested in accordance with Section 3.1 hereof.  Deposits to the Reinvestment Account shall be made in accordance with Section 3.4 hereof.  Withdrawals and payments from the Reinvestment Account shall be made in the following manner:

(i)           Withdrawals.  Subject to Section 3.2(d)(ii) hereof, if on any Transfer Date the Note Issuer purchases Subsequent Timeshare Loans in accordance with Sections 3.4(a)(xiii) and 4.2(a), the Collateral Agent shall withdraw from the Reinvestment Account the amounts to be applied to the purchase of such Subsequent Timeshare Loans and  the Acquisition Fee payable to the Manager in connection with the acquisition of the Subsequent Timeshare Loans and the related acquisition expenses.

(ii)          Suspension Event; Withdrawal from Reinvestment Account.  Upon the occurrence of a Suspension Event or in the event that any amounts have been held in the Reinvestment Account for more than 90 days (which date may be extended by 30 days by written notice from the Depositor to the Noteholder and the Collateral Agent), the Collateral Agent shall withdraw all amounts or such amount held more than 90 days, as applicable unless otherwise extended, on deposit in the Reinvestment Account and shall deposit such amounts in the Collection Account for distribution in accordance with Section 3.4 hereof.

(iii)         Stated Maturity or Payment in Full.  On the earlier to occur of the Stated Maturity and the Payment Date on which the Outstanding Note Balance of the Note will be reduced to zero, or following the expiration or termination of the Reinvestment Period, the Collateral Agent shall withdraw all amounts on deposit in the Reinvestment Account and shall deposit such amounts in the Collection Account for distribution in accordance with Section 3.4 hereof.

(e)           Fee and Expense Account.  The Noteholder and the Note Issuer hereby direct and the Collateral Agent hereby agrees to cause to be established and maintained an account (the “Fee and Expense Account”) for the benefit of the Noteholder.  The Collateral Agent shall deposit 15% of the proceeds of each advance under the Note (or the balance, if any, remaining from 15% of the proceeds if the Noteholder has paid fees and expense pursuant to Section 2.2(c)) to the Fee and Expense Account to be applied to pay any remaining fees and expenses set forth in Section 2.2(a)(i).  The Fee and Expense Account shall be an Eligible Bank Account initially established at the corporate trust department of the Collateral Agent, bearing the following designation “Stratstone/Bluegreen Secured Income Fund, LLC Fee and Expense Account,                          , as Collateral Agent for the benefit of the Noteholder”.  The Collateral Agent on behalf of the Noteholder shall possess all right, title and interest in all funds on deposit from time to time in the Fee and Expense Account and in all proceeds thereof.  The Fee and Expense Account shall be under the sole dominion and control of the Collateral Agent for the benefit of the Noteholder.  If, at any time, the Fee and Expense Account ceases to be an Eligible Bank Account, the Collateral Agent shall within two Business Days establish a new Fee and Expense Account which shall be an Eligible Bank Account, transfer any cash and/or any investments to such new Fee and Expense Account and from the date such new Fee and Expense Account is established, it shall be the “Fee and Expense Account”.  Amounts on deposit in the Fee and Expense Account shall be invested in accordance with Section 3.1 hereof.  Deposits to the Fee and Expense Account shall be made in accordance with Section 3.4 hereof.  Withdrawals and payments from the Fee and Expense Account shall be made in the following manner:

(i)           Withdrawals.  Subject to Section 3.2(e)(ii) hereof, on any date of an advance under the Note, the Collateral Agent shall withdraw from the Fee and Expense Account an amount sufficient to pay fees and expenses as set forth in Section 2.2(a)(i).  In the event that the funds on deposit in the Fee and Expense Account are insufficient to pay for such fees and expenses, any shortfall shall be carried forward and paid at such time as there are sufficient funds in the Fee and Expense Account.

(ii)          Stated Maturity or Payment in Full.  Upon the earlier of (1) receipt of a statement furnished by the Manager that no further payments pursuant to Section 2.2(a)(i) will be made or (2) 90 days after the Final Closing Date (or if Timeshare Loans are not sold by the Depositor to the Note Issuer on the Final Closing Date using all of the remaining gross proceeds from the Offering, 90 days after the earlier of the date the Timeshare Loans are sold to the Note Issuer or the Final Loan Date, the Collateral Agent shall withdraw all amounts on deposit in the Fee and Expense Account and shall deposit such amounts in the Collection Account for distribution in accordance with Section 3.4 hereof.

SECTION 3.3        [Reserved.]

SECTION 3.4        Payments from Accounts.

(a)           On each Payment Date, to the extent of Available Funds and based on the Monthly Servicer Report (which, with respect to in clause (vi) below, shall be included by the Servicer in the Monthly Servicing Report based solely on a written statement from the Manager as to the amount due and the Servicer shall be under no obligation to verify such expenses or the reasonableness thereof), the Collateral Agent shall withdraw funds from the Collection Account to make the following payments and distributions to the following parties, and following an Event of Default any money collected by the Collateral Agent in respect of the Timeshare Loans Collateral and any other monies that may be held thereafter by the Collateral Agent as security for the Note, including without limitation amounts on deposit in the General Reserve Account and the Special Reserve Account (to the extent required to pay principal and interest pursuant to Section 3.2(c) hereof), in the following order of priority:

(i)           to the Collateral Agent, the Collateral Agent Fee, plus any accrued and unpaid Collateral Agent Fees with respect to prior Payment Dates, and any extraordinary out-of-pocket expenses of the Collateral Agent (up to $_____ per Payment Date and no more than a cumulative total of $____ for Servicer Termination Costs) incurred and not reimbursed in connection with its obligations and duties under the Note Purchase Agreement (unless an Event of Default has occurred and all of the Timeshare Loans Collateral has been sold, in which case all accrued and unpaid fees due to the Collateral Agent shall be paid to the Collateral Agent);

(ii)          to the Owner Trustee, the Owner Trustee Fee, plus accrued and unpaid Owner Trustee Fees with respect to prior Payment Dates;

(iii)         to the Custodian, the Custodian Fee, plus any accrued and unpaid Custodian Fees with respect to prior Payment Dates and any out-of-pocket expenses incurred by the Custodian therewith;

(iv)         to the Lockbox Bank, the Lockbox Fee, plus any accrued and unpaid Lockbox Fees from prior Payment Dates;

(v)          to the Manager, the Asset Management Fee, plus any such fees accrued and unpaid from prior Payment Dates;

(vi)         to pay or reimburse the Manager for any reasonable operating expenses of the Noteholder, including, without limitation, expenses of the Manager that are reimbursable pursuant to the LLC Agreement of the Noteholder, expenses relating to any obligation to indemnify the Manager and its affiliates;

(vii)        to pay or reimburse Bluegreen for its out-of-pocket expenses in connection with services performed on behalf of the Company at the Noteholder’s written request in connection with the administration and operation of the Company; plus any such expenses accrued and unpaid with respect to prior Payment Dates;

(viii)       to the Servicer, the Servicing Fee, plus any accrued and unpaid Servicing Fees with respect to prior Payment Dates;

(ix)          to the Backup Servicer, the Backup Servicing Fee, plus any accrued and unpaid Backup Servicing Fees with respect to prior Payment Dates (less any amounts received from the Collateral Agent, as successor Servicer);

(x)           to the Administrator, the Administrator Fee, plus any accrued and unpaid Administrator Fees with respect to prior Payment Dates;

(xi)          to the Noteholder, the applicable Interest Distribution Amount;

(xii)         to the Collateral Agent, any extraordinary out-of-pocket expenses of the Collateral Agent not paid in accordance with (i) above;

(xiii)        if a Partial Amortization Event has occurred and is continuing (unless a Suspension Event has occurred and is continuing), 15% of the proceeds from principal payments on the Timeshare Loans, to make principal payments on the Note until the Note is paid in full;

(xiv)        unless a Suspension Event has occurred and is continuing, through the fifth anniversary of the Initial Closing Date, to the Reinvestment Account to be applied to purchase Subsequent Timeshare Loans in accordance with, and subject to, the conditions of Sections 4.2 and 4.3 and as described under Subsequent Timeshare Loans and to pay the Acquisition Fee payable to the Manager in connection with the acquisition of the Subsequent Timeshare Loans;

(xv)         after the fifth anniversary of the Initial Closing Date, if a Trigger Event or Event of Default has occurred and is continuing, or during the occurrence and continuance of a Suspension Event, or if the conditions for purchase of Subsequent Timeshare Loans under Sections 4.2 and 4.3 are not met, to make principal payments to the Noteholder until the Note is paid in full; and

(xvi)        any remaining Available Funds, to the Certificate Distribution Account for distribution pursuant to the Trust Agreement.

(b)           On and after the Assumption Date, the Collateral Agent, as successor Servicer, shall pay the Backup Servicing Fee from amounts received in respect of the Servicing Fee.

(c)           The Collateral Agent shall make payments under Section 3.4(a) strictly in accordance with, and in the priorities set forth in, the relevant Monthly Servicer Report and shall be under no obligation to verify such amounts or the reasonableness thereof.

SECTION 3.5        Reports to Noteholder.

On each Payment Date, the Collateral Agent shall account to the Noteholder, the portion of payments then being made which represents principal and the amount which represents interest, and shall contemporaneously advise the Note Issuer of all such payments.  The Collateral Agent may satisfy its obligations under this Section 3.5 by making available electronically the Monthly Servicer Report to Bluegreen, the Noteholder, and the Note Issuer; provided, however, the Collateral Agent shall have no obligation to provide such information described in this Section 3.5 until it has received the requisite information from Bluegreen, the Note Issuer or the Servicer.  On or before the fifth day prior to the final Payment Date, the Collateral Agent shall send notice of such Payment Date to the Noteholder.  Such notice shall include a statement that if such Note is paid in full on the final Payment Date, interest shall cease to accrue as of the day immediately preceding such final Payment Date.  In addition, the Collateral Agent shall deliver to the Noteholder, all notices, compliance reports and other certificates delivered by the Servicer or the Note Issuer pursuant to this Note Purchase Agreement.  At the Noteholder’s request, the Collateral Agent agrees to provide the Noteholder an accounting of balances in the General Reserve Account and Special Reserve Account, if any.

The Collateral Agent may make available to the Noteholder, via the Collateral Agent’s internet website, the Monthly Servicer Report available each month and, with the consent or at the direction of the Note Issuer, such other information regarding the Note and/or the Timeshare Loans as the Collateral Agent may have in its possession, but only with the use of a password provided by the Collateral Agent or its agent to such Person upon receipt by the Collateral Agent from such Person of a certification in the form of Exhibit D; provided, however, that the Collateral Agent or its agent shall provide such password to the parties to this Note Purchase Agreement without requiring such certification.  The Collateral Agent will make no representation or warranties as to the accuracy or completeness of such documents and will assume no responsibility therefor.

The Collateral Agent’s internet website shall be specified by the Collateral Agent from time to time in writing to the Note Issuer, the Servicer and the Noteholder.  For assistance with this service, the Noteholder may call the customer service desk at         .  In connection with providing access to the Collateral Agent’s internet website, the Collateral Agent may require registration and the acceptance of a disclaimer.  The Collateral Agent shall not be liable for the dissemination of information in accordance with this Note Purchase Agreement.

The Collateral Agent shall have the right to change the way Monthly Servicer Reports are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the Collateral Agent shall provide timely and adequate notification to all above parties regarding any such changes.

Annually (and more often, if required by applicable law), the Collateral Agent shall distribute to the Noteholder any Form 1099 or similar information returns required by applicable tax law to be distributed to the Noteholder.  The Paying Agent shall prepare or cause to be prepared all such information for distribution by the Collateral Agent to the Noteholder.

SECTION 3.6        [Reserved.]

SECTION 3.7        Withholding Taxes.

The Collateral Agent, on behalf of the Note Issuer, shall comply with all requirements of the Code and applicable Treasury Regulations and applicable state and local law with respect to the withholding from any payments made by it to the Noteholder of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

ARTICLE IV.
THE TIMESHARE LOANS COLLATERAL

SECTION 4.1        Granting of Timeshare Loans Collateral; Acceptance by Collateral Agent.

(a)           To secure the payment of the principal of and interest on the Note in accordance with its terms, the payment of all of the sums payable under this Note Purchase Agreement and the performance of the covenants contained in this Note Purchase Agreement, the Note Issuer hereby Grants to the Collateral Agent, for the benefit of the Noteholder, all of the Note Issuer’s right, title and interest in and to the following whether now owned or hereafter acquired and any and all benefits accruing to the Note Issuer from, (i) the Initial Timeshare Loans transferred on any Closing Date, (ii) any Subsequent Timeshare Loans, (iii) any Qualified Substitute Timeshare Loans, (iv) the Receivables in respect of each Timeshare Loan, (v) the related Timeshare Loan Documents (excluding any rights as developer or declarant under the Timeshare Declaration, the Timeshare Program Consumer Documents or the Timeshare Program Governing Documents), (vi) all Related Security in respect of each Timeshare Loan, (vii) all rights and remedies under the Bluegreen Purchase Agreement, the Depository Agreement, the Sale Agreement, the Backup Servicing Agreement, the Lockbox Agreement, the Administration Agreement, the Remarketing Agreement and the Custodial Agreement, (viii) all amounts properly deposited in the Lockbox Account, the Credit Card Account, the Reinvestment Account, the Collection Account, the General Reserve Account and the Special Reserve Account and (ix) proceeds of the foregoing (including, without limitation, all cash proceeds, accounts, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, insurance proceeds (as applicable), condemnation awards, rights to payment of any and every kind, and other forms of obligations and receivables which at any time constitute all or part or are included in the proceeds of any of the foregoing) (collectively, the “Timeshare Loans Collateral”).  Notwithstanding the foregoing, the Timeshare Loans Collateral shall not include (i) any Timeshare Loan released from the Lien of this Note Purchase Agreement in accordance with the terms hereof and any Related Security, Timeshare Loan Documents, income or proceeds related to such released Timeshare Loan, (ii) any amount distributed pursuant to Section 3.4 hereof or (iii) any Misdirected Deposits.

(b)           Concurrently with each advance under the Note, the Collateral Agent shall hereby acknowledge and accept the conveyance by the Note Issuer of the assets constituting the Timeshare Loans Collateral.  The parties hereto agree that the conveyance by the Note Issuer of the Timeshare Loans Collateral to the Collateral Agent, for the benefit of the Noteholder, is made to secure (i) the payment of all amounts due on the Note in accordance with its terms, and (ii) the payment of all other sums payable under the Note and this Note Purchase Agreement.  In connection with the conveyance of the Timeshare Loans Collateral to the Collateral Agent, the Note Issuer has delivered or has caused the Depositor to deliver (i) to the Custodian, the Timeshare Loan Files and (ii) to the Servicer, the Timeshare Loan Servicing Files, for each Initial Timeshare Loan conveyed on the related Transfer Date.  With respect to each Transfer Date and in accordance with the Custodial Agreement, the Note Issuer will deliver or cause to be delivered (i) to the Custodian, the Timeshare Loan Files, and (ii) to the Servicer, the Timeshare Loan Servicing Files, for each Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan to be conveyed on such Transfer Date.

(c)           The Collateral Agent shall perform its duties under this Section 4.1 and hereunder on behalf of the Timeshare Loans Collateral and for the benefit of the Noteholder in accordance with the terms of this Note Purchase Agreement and applicable law and, in each case, taking into account its other obligations hereunder, but without regard to:

(i)           any relationship that the Collateral Agent or any Affiliate of the Collateral Agent may have with an Obligor;

(ii)           the Collateral Agent’s right to receive compensation for its services hereunder or with respect to any particular transaction; or

(iii)           the ownership, or holding in trust for others, by the Collateral Agent of any other assets or property.

SECTION 4.2        Subsequent Timeshare Loans.

(a)           To the extent of Available Funds under Section 3.4(a)(xiv), and subject to Sections 4.2(b) and (c), on each Transfer Date during the Reinvestment Period (unless a Suspension Event has occurred and is continuing), subject to the satisfaction of the following conditions and the requirements of Section 4.3 hereof, and in consideration of the Collateral Agent’s delivery on such Transfer Date to or upon the order of the Depositor of the Timeshare Loan Acquisition Price, (x) the Note Issuer shall apply (A)  100% of the amounts received as principal and interest payments on the Timeshare Loans Collateral (after the payment of the Interest Distribution Amount on the Note and other required payments under Section 3.4(a) hereof) and deposited in the Reinvestment Account and (B) the amount advanced to the Note Issuer out of the proceeds from the Distribution Reimbursement Plan, which will be deposited in the Reinvestment Account, to purchase Eligible Timeshare Loans to be treated as Subsequent Timeshare Loans at the Timeshare Loan Acquisition Price, to pay the Acquisition Fee payable to the Manager in connection with the Acquisition of the Subsequent Timeshare Loans and the related acquisition expenses and to make the deposit in the Special Reserve Account of the amount, if any, by which the Timeshare Loan Acquisition Price has been reduced in accordance with clause (x) of the definition of Timeshare Loan Acquisition Price and (y) the Depositor shall sell, transfer, assign, set over and otherwise convey without recourse to the Note Issuer, all right, title and interest of the Depositor in and to each Subsequent Timeshare Loan and the related Timeshare Loans Collateral pursuant to the Bluegreen Purchase Agreement and the Note Issuer shall Grant such Subsequent Timeshare Loans to the Collateral Agent for benefit of the Noteholder.  Prior to the acceptance by the Collateral Agent of any Subsequent Timeshare Loan or the release of any funds therefor, the following conditions must be satisfied on or prior to the related Transfer Date:

(i)            the Depositor shall have provided the Collateral Agent with a notice of a subsequent transfer of Subsequent Timeshare Loans (a “Subsequent Transfer Notice”), a form of which is attached hereto as Exhibit G which notice shall be given not less than five Business Days prior to such Transfer Date;

(ii)           no Event of Default has occurred and is continuing and no such event would result from the conveyance of such Subsequent Timeshare Loan to the Collateral Agent;

(iii)          the Custodian shall have received the Timeshare Loan Files related to such Subsequent Timeshare Loans and shall have given the Collateral Agent a written certification and receipt in accordance with the Custodial Agreement;

(iv)          the Servicer shall have received the Timeshare Loan Servicing Files related to such Subsequent Timeshare Loans;

(v)           the Collateral Agent shall have received the certification required to be delivered by the Depositor in Section 4.3 hereof;

(vi)          no Responsible Officer of the Collateral Agent has Knowledge or has actually received notice that any conditions to such transfer (including the requirements in Section 4.3 hereof) have not been fulfilled and the Collateral Agent shall have received such other documents, opinions, certificates and instruments as the Collateral Agent may request; and

(vii)         the Noteholder shall not have provided notice to the Depositor and the Collateral Agent that the Manager of the Noteholder has terminated or suspended the acquisition by the Note Issuer of Subsequent Timeshare Loans pursuant to Section    of this Note Purchase Agreement unless such notice has been rescinded by the Noteholder.

(b)           Notwithstanding the foregoing, if a Partial Amortization Event occurs and is continuing, the amount to be applied under Section 4.2(a) shall be reduced from 100% to 85% of the principal amount of the Timeshare Loans otherwise available for reinvestment in Subsequent Timeshare Loans and 100% of excess interest otherwise available for reinvestment (after the payment of the Interest Distribution Amount on the Note and other required payments under Section 3.4(a) hereof) will continue to be available for reinvestment.

(c)           The Reinvestment Period shall be suspended (i) on the occurrence and during the continuance of a Trigger Event or an Event of Default; (ii) by the Manager (x) at any time on not less than 120 days prior written notice or (y) on 20 days prior written notice, if there has been a material adverse change in (i) the financial condition, results of operations or business prospects of Bluegreen, (ii) the anticipated recovery value of the Timeshare Loans Collateral or (iii) the prospects for collecting the Timeshare Loans made by Bluegreen that, in any of the foregoing cases, individually or in the aggregate, materially increases the likelihood that the principal and interest on the Bluegreen note will not be paid in full; and (iii) if the Depositor provides not less than 60 days prior written notice to the Note Issuer and the Collateral Agent that it no longer has Timeshare Loans available for sale until such time as the Depositor provides not less than 30 days prior written notice that it has Timeshare Loans available for sale; it being understood that upon the occurrence or continuation of a Suspension Event, no advances of out of the proceeds under the Distribution Reinvestment Plan will be made to the Note Issuer.

(d)           In connection with the remarketing of Timeshare Loans by the Remarketing Agent pursuant to the Remarketing Agreement, if the Remarketing Agent receives consideration in the form of a cash down payment and a Timeshare Loan as consideration for the Foreclosure Property that is remarketed, the Remarketing Agent may, at its option, elect to transfer to the Note Issuer the Timeshare Loan received in connection with the remarketing; provided that such Timeshare Loan meets the requirements of a Qualified Substitute Timeshare Loan and shall be deemed to be a Qualified Substitute Timeshare Loan. All representations and warranties applicable to a Qualified Substitute Timeshare Loan shall be deemed to apply to such Timeshare Loan.

SECTION 4.3        Criteria for Timeshare Loans.

No Timeshare Loan shall be accepted as part of the Timeshare Loans Collateral on any Transfer Date unless the Collateral Agent shall have received a certification from the Depositor that (i) the Depositor, as of such Transfer Date, has restated each of the representations and warranties contained in Section 5(a) of the Sale Agreement, (ii) each of the conditions in Section 2.2 above has been satisfied, (iii) the Eligibility Criteria have been met; and (iv) with respect to each Timeshare Loan being conveyed on such Transfer Date (a) such Timeshare Loan is an Eligible Timeshare Loan as of the Transfer Date, (b) each Timeshare Loan was not selected by the Depositor in a manner that the Depositor, in its reasonable business judgment, believes to be materially adverse to the interests of the Noteholder; provided, that it is acknowledged by the parties hereto that the certification in this clause (b) is not intended and shall not be construed as a guaranty of the performance of such Timeshare Loans, and that such Timeshare Loans may perform differently than other timeshare loans originated by the related Originator or other Affiliates of the related Seller, (c) each Timeshare Loan does not have a stated maturity later than               , and (d) except as provided in Section 4.6(b) the related Obligor has made at least one payment in respect of such Timeshare Loan.

SECTION 4.4        Grant of Security Interest; Tax Treatment.

(a)           The conveyance by the Note Issuer of the Timeshare Loans to the Collateral Agent shall not constitute and is not intended to result in an assumption by the Collateral Agent or the Noteholder of any obligation of the Note Issuer or the Servicer to the Obligors, the insurers under any insurance policies, or any other Person in connection with the Timeshare Loans.

(b)           It is the intention of the parties hereto that, with respect to all taxes, the Note will be treated as indebtedness of the Note Issuer to the Noteholder secured by the Timeshare Loans (the “Intended Tax Characterization”).  The provisions of this Note Purchase Agreement shall be construed in furtherance of the Intended Tax Characterization.  Each of the Note Issuer, the Servicer, the Collateral Agent, the Club Trustee and the Backup Servicer by entering into this Note Purchase Agreement, and the Noteholder by the purchase of the Note, agree to report such transactions for purposes of all taxes in a manner consistent with the Intended Tax Characterization, unless otherwise required by applicable law.

(c)           None of the Note Issuer, the Servicer, the Club Trustee or the Backup Servicer shall take any action inconsistent with the Collateral Agent’s interest in the Timeshare Loans and shall indicate or shall cause to be indicated in its books and records held on its behalf that each Timeshare Loan and the other Timeshare Loans constituting the Timeshare Loans Collateral has been assigned to the Collateral Agent on behalf of the Noteholder.

SECTION 4.5        Further Action Evidencing Assignments.

(a)           The Note Issuer and the Collateral Agent each agrees that, from time to time, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or appropriate, or that the Noteholder may reasonably request, in order to perfect, protect or more fully evidence the security interest in the Timeshare Loans or to enable the Collateral Agent to exercise or enforce any of its rights hereunder.  Without limiting the generality of the foregoing, the Note Issuer will, without the necessity of a request and upon the request of the Noteholder or the Collateral Agent, execute and file or record (or cause to be executed and filed or recorded) such Assignments of Mortgage, as applicable, financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate to create and maintain in the Collateral Agent a first priority perfected security interest, at all times, in the Timeshare Loans Collateral, including, without limitation, recording and filing UCC-1 financing statements, amendments or continuation statements prior to the effective date of any change of the name, identity or structure or relocation of its chief executive office or any change that would or could affect the perfection pursuant to any financing statement or continuation statement or assignment previously filed or make any UCC-1 or continuation statement previously filed pursuant to this Note Purchase Agreement seriously misleading within the meaning of applicable provisions of the UCC (and the Note Issuer shall give the Noteholder and the Collateral Agent at least 30 Business Days prior notice of the expected occurrence of any such circumstance).  The Note Issuer shall deliver promptly to the Collateral Agent file-stamped copies of any such filings.

(b)           (i) The Note Issuer hereby grants to each of the Servicer and the Collateral Agent a power of attorney to execute, file and record all documents including, but not limited to, Assignments of Mortgage, UCC-1 financing statements, amendments or continuation statements, on behalf of the Note Issuer as may be necessary or desirable to effectuate the foregoing and (ii) the Servicer hereby grants to the Collateral Agent a power of attorney to execute, file and record all documents on behalf of the Servicer as may be necessary or desirable to effectuate the foregoing; provided, however, that such grant shall not create a duty on the part of the Collateral Agent or the Servicer to file, prepare, record or monitor, or any responsibility for the contents or adequacy of, any such documents.

SECTION 4.6        Substitution and Repurchase of Timeshare Loans.

(a)           Mandatory Substitution and Repurchase of Timeshare Loans for Breach of Representation or Warranty.  If at any time, any party hereto obtains knowledge, discovers, or is notified by any other party hereto, that any of the representations and warranties of the Depositor in the Sale Agreement were incorrect at the time such representations and warranties were made, then the party discovering such defect, omission, or circumstance shall promptly notify the other parties to this Note Purchase Agreement, the Depositor and the Club Originator.  In the event any such representation or warranty of the Depositor is incorrect and materially and adversely affects the value of a Timeshare Loan or the interests of the Noteholder therein, then the Note Issuer and the Collateral Agent shall require the Depositor or, pursuant to its rights under the Sale Agreement, the Club Originator, within 30 days (or within 60 days, if the Depositor has commenced and is diligently pursuing such elimination or cure during the 30 day period) after the date it is first notified of, or otherwise obtains Knowledge of such breach, to eliminate or otherwise cure in all material respects the circumstance or condition which has caused such representation or warranty to be incorrect or either (x) if the breach relates to a particular Timeshare Loan and is not cured in all material respects (such Timeshare Loan, a “Defective Timeshare Loan”) repurchase the Note Issuer’s interest in such Defective Timeshare Loan at its Repurchase Price or (y) in the case of a Defective Timeshare Loan only, provide one or more Qualified Substitute Timeshare Loans to the Note Issuer and pay the Substitution Shortfall Amounts to the Note Issuer if any.  The Collateral Agent is hereby appointed attorney-in-fact, which appointment is coupled with an interest and is therefore irrevocable, to act on behalf and in the name of the Note Issuer to enforce the Depositor’s repurchase or substitution obligations if the Depositor has not complied with its repurchase or substitution obligations under the Sale Agreement within 30 days after the end of the aforementioned 30-day period.

(b)           Optional Purchase or Substitution of Club Loans.  Pursuant to the Bluegreen Purchase Agreement, with respect to any Original Club Loan, on any date, the Club Originator, as designee of the Depositor, will (at its option), if the related Obligor has elected to effect and the Club Originator has agreed to effect an Upgrade, (i) pay to the Collection Account the Repurchase Price for such Original Club Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Original Club Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the option to substitute one or more Qualified Substitute Timeshare Loans for an Original Club Loan is limited on any date to (A) 20% of the Aggregate Closing Date Collateral Balance, less (B) the Aggregate Loan Balances of Original Club Loans previously substituted by the Club Originator pursuant to this Section 4.6(b) on prior Transfer Dates.  The Club Originator, as designee of the Depositor, shall deposit the related Repurchase Price and Substitution Shortfall Amounts, if any, in the Collection Account as set forth in Section 4.6(d) hereof.  The Note Issuer acknowledges that the Club Originator has agreed to use best efforts to exercise its substitution option with respect to Original Club Loans prior to exercise of its repurchase option, and to the extent that the Club Originator shall elect to substitute Qualified Substitute Timeshare Loans for an Original Club Loan, the Club Originator shall use best efforts to cause each such Qualified Substitute Timeshare Loan to be, in the following order of priority, (i) the Upgrade Club Loan related to such Original Club Loan and (ii) an Upgrade Club Loan unrelated to such Original Club Loan.  In the event that the Club Originator elects to substitute as provided in clause (i) of the immediately preceding sentence, then Section 4.3(d) shall not be applicable.

(c)           Optional Purchase or Substitution of Defaulted Timeshare Loans.  Pursuant to the Bluegreen Purchase Agreement, with respect to any Defaulted Timeshare Loans, on any date, the Club Originator, as designee of the Depositor, shall have the option, but not the obligation, to either (i) purchase the Defaulted Timeshare Loan at the Repurchase Price for such Defaulted Timeshare Loan or (ii) substitute one or more Qualified Substitute Timeshare Loans for such Defaulted Timeshare Loan and pay the related Substitution Shortfall Amounts, if any; provided, however, that the option to repurchase a Defaulted Timeshare Loan or to substitute one or more Qualified Substitute Timeshare Loans for a Defaulted Timeshare Loan is limited on any date to the Optional Purchase Limit and the Optional Substitution Limit, respectively.  The Club Originator, as designee of the Depositor, shall purchase or substitute Defaulted Timeshare Loans as provided herein and the Club Originator shall deposit the related Repurchase Price and Substitution Shortfall Amounts, if any, in the Collection Account as set forth in Section 4.6(d) hereof.  The Club Originator may irrevocably waive the Club Originator’s option to purchase or substitute a Defaulted Timeshare Loan by delivering or causing to be delivered to the Collateral Agent a Waiver Letter in the form of Exhibit E attached hereto.

(d)           Payment of Repurchase Prices and Substitution Shortfall Amounts.  The Note Issuer and the Collateral Agent shall direct that the Depositor remit or cause to be remitted all amounts in respect of Repurchase Prices and Substitution Shortfall Amounts payable during the related Due Period in immediately available funds to the Collateral Agent on the Business Day prior to the Payment Date for deposit in the Collection Account.

(e)           Schedule of Timeshare Loans.  The Note Issuer and Collateral Agent shall direct the Depositor to provide or cause to be provided to the Collateral Agent on any date on which a Timeshare Loan is purchased, repurchased or substituted with an electronic supplement to the Schedule of Timeshare Loans reflecting the removal and/or substitution of Timeshare Loans and subjecting any Qualified Substitute Timeshare Loans to the provisions thereof.

(f)           Officer’s Certificate.  No substitution of a Timeshare Loan shall be effective unless the Note Issuer and the Collateral Agent shall have received an Officer’s Certificate from the Club Originator indicating that (i) the new Timeshare Loan meets all the criteria of the definition of “Qualified Substitute Timeshare Loan”, (ii) the Timeshare Loan Files for such Qualified Substitute Timeshare Loan have been delivered to the Custodian or shall be delivered within five Business Days, and (iii) the Timeshare Loan Servicing Files for such Qualified Substitute Timeshare Loan have been delivered to the Servicer.

(g)           Qualified Substitute Timeshare Loans.  Within five Business Days after a Transfer Date, the Note Issuer and the Collateral Agent shall direct the Depositor to deliver or cause the delivery of the Timeshare Loan Files of the related Qualified Substitute Timeshare Loans to the Custodian in accordance with the provisions of this Note Purchase Agreement and the Custodial Agreement.

SECTION 4.7        Release of Lien.

(a)           The Note Issuer shall be entitled to obtain a release from the Lien of the Note Purchase Agreement for any Timeshare Loan purchased, repurchased or substituted under Section 4.6 hereof, upon satisfaction of each of the applicable provisions of Section 4.6 hereof, (ii) in the case of any purchase or repurchase, after a payment by the Depositor of the Repurchase Price of the related Timeshare Loan, and (iii) in the case of any substitution, after payment by the Depositor of the applicable Substitution Shortfall Amounts, if any, pursuant to Section 4.6 hereof.

(b)           The Note Issuer shall be entitled to obtain a release from the Lien of the Note Purchase Agreement for any Timeshare Loan which has been paid in full.

(c)           In connection with (a) and (b) above, the Note Issuer and Collateral Agent will execute and deliver such releases, endorsements and assignments as are provided to it by the Depositor, in each case, without recourse, representation or warranty, as shall be necessary to vest in the Depositor or its designee, the legal and beneficial ownership of each Timeshare Loan being released pursuant to this Section 4.7.  The Servicer shall deliver a Request for Release to the Custodian with respect to the related Timeshare Loan Files and Timeshare Loan Servicing Files being released pursuant to this Section 4.7, and such files shall be transferred to the Depositor or its designee.

SECTION 4.8        Appointment of Custodian and Paying Agent.

(a)           The Collateral Agent may appoint a Custodian to hold all or a portion of the Timeshare Loan Files as agent for the Collateral Agent.  Each Custodian shall be a depository institution supervised and regulated by a federal or state banking authority, shall have combined capital and surplus of at least $100,000,000, shall be qualified to do business in the jurisdiction in which it holds any Timeshare Loan File and shall not be the Note Issuer or an Affiliate of the Note Issuer.  The initial Custodian shall be      .  The Collateral Agent shall not be responsible for paying the Custodian Fee or any other amounts owed to the Custodian.

(b)           The Note Issuer hereby appoints the Collateral Agent as a Paying Agent.  The Note Issuer may appoint other Paying Agents from time to time.  Any such other Paying Agent shall be appointed by Note Issuer Order with written notice thereof to the Collateral Agent.  Any Paying Agent appointed by the Note Issuer shall be a Person who would be eligible to be Collateral Agent hereunder as provided in Section 7.7 hereof.

SECTION 4.9        Sale of Timeshare Loans.

The parties hereto agree that none of the Timeshare Loans in the Timeshare Loans Collateral may be sold or disposed of in any manner except as expressly provided for herein.

ARTICLE V.
SERVICING OF TIMESHARE LOANS

SECTION 5.1        Appointment of Servicer and Backup Servicer; Servicing Standard.

(a)           Subject to the terms and conditions herein, the Note Issuer and the Collateral Agent hereby appoint Bluegreen as the initial Servicer hereunder.  The Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder in accordance with the Servicing Standard.

(b)           Subject to the terms and conditions herein and in the Backup Servicing Agreement, the Note Issuer hereby appoints                           to act as the initial Backup Servicer hereunder.  The Backup Servicer shall service and administer the Timeshare Loans and perform all of its duties hereunder and under the Backup Servicing Agreement in accordance with the Servicing Standard.

SECTION 5.2        Payments on the Timeshare Loans.

(a)           The Servicer shall, in a manner consistent with the Servicing Standard, collect all payments made under each Timeshare Loan and direct each applicable Obligor to timely make all payments in respect of his or her Timeshare Loan to the Lockbox Account maintained at the Lockbox Bank and, with respect to Credit Card Timeshare Loans, direct the applicable credit card merchant services provider to deposit all payments in respect of such Credit Card Timeshare Loans to the Credit Card Account (net of any Servicer Credit Card Processing Costs).

(b)           Subject to subsection (c) below, the Collateral Agent shall direct the Lockbox Bank to remit all collections in respect of the Timeshare Loans on deposit in the Lockbox Account (other than an amount equal to $________ that will remain in the Lockbox Account for administrative purposes) to the Collection Account on each Business Day via automated repetitive wire.

(c)           Liquidation Expenses shall be reimbursed as Additional Servicing Compensation to the Servicer in accordance with Section 3.2(a) hereof.  To the extent that the Servicer has received any Liquidation Expenses as Additional Servicing Compensation and shall subsequently recover any portion of such Liquidation Expenses from the related Obligor, the Servicer shall deposit such amounts into the Collection Account in accordance with Section 5.3(a)(xiii) hereof.

(d)           The Servicer agrees that to the extent it receives any amounts in respect of any insurance policies which are not payable to the Obligor or otherwise necessary for the intended use, or any other collections relating to the Timeshare Loans Collateral, it shall deposit such amounts to the Collection Account within two Business Days of receipt thereof (unless otherwise expressly provided herein).

SECTION 5.3        Duties and Responsibilities of the Servicer.

(a)           In addition to any other customary services which the Servicer may perform or may be required to perform hereunder, the Servicer shall perform or cause to be performed through sub-servicers, the following servicing and collection activities in accordance with the Servicing Standard:

(i)           perform standard accounting services and general record keeping services with respect to the Timeshare Loans;

(ii)           respond to telephone or written inquiries of Obligors concerning the Timeshare Loans;

(iii)           keep Obligors informed of the proper place and method for making payment with respect to the Timeshare Loans;

(iv)           contact Obligors to effect collections and to discourage delinquencies in the payment of amounts owed under the Timeshare Loans and doing so by any lawful means;

(v)           report tax information to Obligors and taxing authorities to the extent required by law;

(vi)           take such other action as may be necessary or appropriate in the Servicer’s judgment (which shall be consistent with the Servicing Standard) for the purpose of collecting and transferring to the Collateral Agent for deposit into the Collection Account all payments received by the Servicer or remitted to the Lockbox Account or the Credit Card Account in respect of the Timeshare Loans (except as otherwise expressly provided herein), and to carry out the duties and obligations imposed upon the Servicer pursuant to the terms of this Note Purchase Agreement;

(vii)           arranging for Liquidations of Timeshare Properties related to Defaulted Timeshare Loans and the remarketing of such Timeshare Properties as provided in Section 5.3(a)(xiii) hereof;

(viii)         use reasonable best efforts to enforce the purchase and substitution obligations of the Club Originator under the Bluegreen Purchase Agreement with respect to breaches of representations and warranties related to the Timeshare Loans;

(ix)           refrain from modifying, waiving or amending the terms of any Timeshare Loan; provided, however, the Servicer may modify, waive or amend a Timeshare Loan for which a default on such Timeshare Loan has occurred or is imminent and such modification, amendment or waiver will not (i) materially alter the interest rate on or the principal balance of such Timeshare Loan, (ii) shorten the final maturity of, lengthen the timing of payments of either principal or interest, or any other terms of, such Timeshare Loan in any manner which would have a material adverse affect on the Noteholder, (iii) adversely affect the Timeshare Property underlying such Timeshare Loan or (iv) reduce materially the likelihood that payments of interest and principal on such Timeshare Loan shall be made when due; provided, further, the Servicer may grant a single extension of the final maturity of a Timeshare Loan if the Servicer, in its reasonable discretion determines that (A) such Timeshare Loan is in default or a default on such Timeshare Loan is likely to occur in the foreseeable future and (B) the value of such Timeshare Loan will be enhanced by such extension; provided, further, the Servicer shall not be permitted to modify, waive or amend the terms of any Timeshare Loan if the Loan Balance of all Timeshare Loans for which the Servicer has modified, waived or amended the terms thereof at the time of such modification, waiver or amendment exceeds 1.5% of the then Aggregate Closing Date Collateral Balance;

(x)           work with Obligors in connection with any transfer of ownership of a Timeshare Property by an Obligor to another Person (to the extent permitted), whereby the Servicer may, only if required by law, consent to the assumption by such Person of the Timeshare Loan related to such Timeshare Property (to the extent permitted); provided, however, in connection with any such assumption, the rate of interest borne by, the maturity date of, the principal amount of, the timing of payments of principal and interest in respect of, and all other material terms of, the related Timeshare Loan shall not be changed other than as permitted in (ix) above;

(xi)           to the extent that the Custodian Fees or the Lockbox Fees are, in the Servicer’s reasonable business judgment, no longer commercially reasonable, use commercially reasonable efforts to exercise its rights under the Custodial Agreement or the Lockbox Agreement to replace the Custodian or Lockbox Bank, as applicable.  Any such successor shall be reasonably acceptable to the Collateral Agent and the Noteholder;

(xii)           delivery of such information and data to the Backup Servicer as is required under the Backup Servicing Agreement;

(xiii)                      in the event that a Defaulted Timeshare Loan is not or cannot be released from the Lien of the Note Purchase Agreement pursuant to Section 4.7 hereof, the Servicer shall, in accordance with the Servicing Standard and the Collection Policy, promptly institute collection procedures, which may include, but is not limited to, cancellation, termination or foreclosure proceedings or obtaining a deed-in-lieu of foreclosure (each, a “Foreclosure Property”).  Upon the Timeshare Property becoming a Foreclosure Property, the Servicer shall cause the Remarketing Agent to promptly attempt to remarket such Foreclosure Property in accordance with and pursuant to the Remarketing Agreement.  The Remarketing Fees due under the Remarketing Agreement shall constitute Liquidation Expenses and upon reimbursement to the Servicer shall be paid by the Servicer to the Remarketing Agent. Prior to taking any action with respect to a Defaulted Timeshare Loan pursuant to this Section 5.3(a)(xiii) or Section 5.3(a)(vii) which is not in compliance with the existing Servicing Standard, Credit and Collection Policy, this Agreement and/or the Remarketing Agreement, the Servicer shall provide written notice to the Noteholder.  The Servicer shall not take any action not in compliance with such standards, policies and/or agreements with respect to any of the Defaulted Timeshare Loans pursuant to Section 5.3(a)(vii) or (xiii); provided that, if the Servicer receives reasonable written instructions from the Noteholder as to the action to be taken with respect to any of the Defaulted Timeshare Loans with respect to the matters covered by Sections 5.3(a)(vii) or (xiii), the Servicer shall act in accordance with such reasonable written instructions; provided, further, that nothing herein shall restrict the Servicer from taking any actions permitted to be taken by the Servicer pursuant to the proviso to Section 5.3(a)(ix).  At the Noteholder's request, the Servicer shall consult with the Noteholder as to the proposed course of action to be taken with respect to Defaulted Timeshare Loans. At the Noteholder's request, the Servicer shall consult with the Noteholder as to the proposed course of action to be taken with respect to Defaulted Timeshare Loans.

(b)           The Servicer may not sell any of the Foreclosure Property that is an asset of the Timeshare Loans Collateral except for or as specifically permitted by this Note Purchase Agreement.

(c)           The Servicer shall, at least once each week, for each applicable Credit Card Timeshare Loan, deposit to the Credit Card Account, the service charge imposed by the applicable credit card merchant services provider for processing the payment due from the Obligor (such amount, the “Servicer Credit Card Processing Cost”) and shall immediately cause all amounts on deposit therein to be transferred to the Lockbox Account.  With the written consent of the Noteholder, the Collateral Agent shall cause the Lockbox Bank to restrict the Servicer’s access and rights to the Credit Card Account, and shall instruct the Collateral Agent to instruct the Lockbox Bank to sweep all amounts on deposit in the Credit Card Account to be transferred to the Lockbox Account on a daily basis.  The Servicer hereby agrees that if such direction is given by the Noteholder, the Servicer shall not provide any contrary instruction to the Lockbox Bank with respect to the Credit Card Account.

(d)           For so long as Bluegreen or any of its Affiliates controls the Resorts, the Servicer shall use commercially reasonable best efforts to cause the Club Managing Entity to maintain or cause to maintain the Resorts in good repair, working order and condition (ordinary wear and tear excepted).

(e)           For so long as Bluegreen or any of its Affiliates controls the Resorts, the manager, related management contract and master marketing and sale contract (if applicable) for each Resort at all times shall be reasonably satisfactory to the Noteholder.  For so long as Bluegreen or any of its Affiliates controls the Timeshare Association for a Resort, and Bluegreen or an Affiliate thereof is the manager, the related management contract and master marketing and sale contract, if applicable, may be amended or modified in a manner that reasonably may be determined to have a material adverse effect on the Noteholder only with the prior written consent of the Noteholder, which consent shall not be unreasonably withheld or delayed.

(f)           In the event any Lien (other than a Permitted Lien) attaches to any Timeshare Loan or related collateral from any Person claiming from and through Bluegreen or one of its Affiliates which materially adversely affects the Note Issuer’s interest in such Timeshare Loan, Bluegreen shall, within the earlier to occur of ten Business Days after such attachment or the respective lienholders’ action to foreclose on such lien, either (i) cause such Lien to be released of record, (ii) provide the Collateral Agent with a bond in accordance with the applicable laws of the state in which the Timeshare Property is located, issued by a corporate surety acceptable to the Collateral Agent, in an amount and in form reasonably acceptable to the Collateral Agent or (iii) provide the Collateral Agent with such other security as the Noteholder or the Collateral Agent may reasonably require.

(g)           The Servicer shall:  (i) promptly notify the Noteholder and the Collateral Agent of (A) any claim, action or proceeding which may be reasonably expected to have a material adverse effect on the Timeshare Loans Collateral, or any material part thereof, and (B) any action, suit, proceeding, order or injunction of which Servicer becomes aware after the date hereof pending or threatened against or affecting Servicer or any Affiliate which may be reasonably expected to have a material adverse effect on the Timeshare Loans Collateral or the Servicer’s ability to service the same; (ii) at the request of the Noteholder or the Collateral Agent with respect to a claim or action or proceeding which arises from or through the Servicer or one of its Affiliates, appear in and defend, at Servicer’s expense, any such claim, action or proceeding which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same; and (iii) comply in all respects, and shall cause all Affiliates to comply in all respects, with the terms of any orders imposed on such Person by any governmental authority the failure to comply with which would have a material adverse effect on the Timeshare Loans or the Servicer’s ability to service the same.

(h)           Except as contemplated by the Transaction Documents, the Servicer shall not, and shall not permit the Club Managing Entity to, encumber, pledge or otherwise grant a Lien or security interest (a non-exclusive license to use the Reservation System shall not be deemed an encumbrance, pledge or Lien or security interest) in and to the Reservation System (including, without limitation, all hardware, software and data in respect thereof) and furthermore agrees, and shall cause the Club Managing Entity, to use commercially reasonable efforts to keep the Reservation System operational, not to dispose of the same and to allow the Club the use of, and access to, the Reservation System in accordance with the terms of the Club Management Agreement.  Notwithstanding the foregoing, should the Club Managing Entity determine that it is desirable to replace the existing hardware and software related to the Reservation System, it will be allowed to enter into a lease or finance arrangement in connection with the lease or purchase of such hardware and software.

(i)           The Servicer shall comply in all material respects with the Collection Policy in effect on the initial Transfer Date (or, as amended from time to time with the consent of the Noteholder) and with the terms of the Timeshare Loans.

SECTION 5.4        Servicer Events of Default.

(a)           A “Servicer Event of Default” means, the occurrence and continuance of any of the following events:

(i)           any failure by the Servicer to make any required payment, transfer or deposit when due hereunder and the continuance of such default for a period of two Business Days; provided, however, that the period within which the Servicer shall make any required payment, transfer or deposit shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay, provided, further, that such longer period shall not exceed seven Business Days;

(ii)           any failure by the Servicer to provide any required report within five Business Days of when such report is required to be delivered hereunder; provided, however, that the period within which the Servicer shall provide any report shall be extended to such longer period as is appropriate in the event of a Force Majeure Delay, provided, further, that such longer period shall not exceed ten Business Days;

(iii)           any failure by the Servicer to observe or perform in any material respect any other covenant or agreement which has a material adverse effect on the Noteholder and such failure is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Noteholder that such covenant cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days), after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Collateral Agent’s or the Noteholder’s giving written notice thereof to the Servicer;

(iv)           any representation or warranty made by the Servicer in this Note Purchase Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Servicer shall have provided evidence satisfactory to the Collateral Agent that such breach cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Servicer first acquiring Knowledge thereof and (y) the Collateral Agent’s or the Noteholder’s giving written notice thereof to the Servicer;

(v)           the entry by a court having competent jurisdiction in respect of the Servicer of (i) a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Servicer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Servicer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Servicer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;

(vi)           the commencement by the Servicer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Servicer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Servicer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Servicer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Servicer in furtherance of any such action, or

(vii)           a Trigger Event that remains uncured for three consecutive Due Periods.

If any Servicer Event of Default shall have occurred and not been waived hereunder or there shall have been a material default by the Servicer of a material obligation of the Servicer for which (i) the Servicer has received written notice of such default, (ii) such default has not been cured by the Servicer or waived in writing and the period for cure has expired and (iii) such default would result in a liability to the Servicer in excess of 5% of the Servicer’s Equity at such time, the Collateral Agent may, and upon notice from Noteholder shall, terminate, on behalf of the Noteholder, by notice in writing to the Servicer, all of the rights and obligations of the Servicer, as Servicer under this Note Purchase Agreement.  The Collateral Agent shall immediately give written notice of such termination to the Backup Servicer.

Unless consented to by the Noteholder, the Note Issuer may not waive any Servicer Event of Default.

(b)           Replacement of Servicer.  From and after the receipt by the Servicer of such written termination notice or the resignation of the Servicer pursuant to Section 5.10 hereof, all authority and power of the Servicer under this Note Purchase Agreement, whether with respect to the Timeshare Loans or otherwise, shall, pass to and be vested in the Collateral Agent, and the Collateral Agent shall be the successor Servicer hereunder and the duties and obligations of the Servicer shall terminate.  The Servicer shall perform such actions as are reasonably necessary to assist the Collateral Agent and the Backup Servicer in such transfer.  If the Servicer fails to undertake such action as is reasonably necessary to effectuate such a transfer, the Collateral Agent is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things reasonably necessary to effect the purposes of such notice of termination.  The Servicer agrees that if it is terminated pursuant to this Section 5.4, it shall promptly (and, in any event, no later than five Business Days subsequent to its receipt of the notice of termination from the Collateral Agent) provide the Collateral Agent, the Backup Servicer or their respective designees (with reasonable costs being borne by the Servicer) with all documents and records (including, without limitation, those in electronic form) reasonably requested by it to enable the Collateral Agent to assume the Servicer’s functions hereunder and for the Backup Servicer to assume the functions required by the Backup Servicing Agreement, and the Servicer shall cooperate with the Collateral Agent in effecting the termination of the Servicer’s responsibilities and rights hereunder and the assumption by a successor of the Servicer’s obligations hereunder, including, without limitation, the transfer within one Business Day to the Collateral Agent or its designee for administration by it of all cash amounts which shall at the time or thereafter received by it with respect to the Timeshare Loans (provided, however, that the Servicer shall continue to be entitled to receive all amounts accrued or owing to it under this Note Purchase Agreement on or prior to the date of such termination).  The Collateral Agent shall be entitled to renegotiate the Servicing Fee; provided, however, no change to the Servicing Fee may be made unless the Collateral Agent shall have received the written consent of the Noteholder.  Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent or Bluegreen be liable for any Servicing Fee or for any differential in the amount of the Servicing Fee paid hereunder and the amount necessary to induce any successor Servicer to assume the obligations of Servicer under this Note Purchase Agreement.

The Collateral Agent shall be entitled to be reimbursed by the Servicer, (or by the Timeshare Loans Collateral to the extent set forth in Section 3.4(a)(i) hereof) if the Servicer is unable to fulfill its obligations hereunder for all Servicer Termination Costs.

The successor Servicer shall have (i) no liability with respect to any obligation which was required to be performed by the terminated Servicer prior to the date that the successor Servicer becomes the Servicer or any claim of a third party based on any alleged action or inaction of the terminated Servicer, (ii) no obligation to perform any repurchase obligations, if any, of the Servicer, (iii) no obligation to pay any taxes required to be paid by the Servicer, (iv) no obligation to pay any of the fees and expenses of any other party involved in this transaction that were incurred by the prior Servicer and (v) no liability or obligation with respect to any Servicer indemnification obligations of any prior Servicer including the original Servicer.

Notwithstanding anything contained in the Note Purchase Agreement to the contrary, any successor Servicer is authorized to accept and rely on all of the accounting, records (including computer records) and work of the prior Servicer relating to the Timeshare Loans (collectively, the “Predecessor Servicer Work Product”), without any audit or other examination thereof, and such successor Servicer shall have no duty, responsibility, obligation or liability for the acts and omissions of the prior Servicer.  If any error, inaccuracy, omission or incorrect or nonstandard practice or procedure (collectively, “Errors”) exist in any Predecessor Servicer Work Product and such Errors make it materially more difficult to service or should cause or materially contribute to the successor Servicer making or continuing any Errors (collectively, “Continued Errors”), the successor Servicer shall have no duty, responsibility, obligation or liability for such Continued Errors; provided, however, that each successor Servicer shall agree to use its best efforts to prevent further Continued Errors.  In the event that the successor Servicer becomes aware of Errors or Continued Errors, the successor Servicer shall, with the prior consent of the Collateral Agent, use its best efforts to reconstruct and reconcile such data as is commercially reasonable to correct such Errors and Continued Errors and to prevent future Continued Errors and to recover its costs thereby.

The Collateral Agent may appoint an Affiliate as the successor Servicer and the provisions of this Section 5.4(b) related to the Collateral Agent shall apply to such Affiliate.

(c)           Any successor Servicer, including the Collateral Agent, shall not be deemed to be in default or to have breached its duties as successor Servicer hereunder if the predecessor Servicer shall fail to deliver any required deposit to the Collection Account or otherwise fail to cooperate with, or take any actions required by such successor Servicer related to the transfer of servicing hereunder.

SECTION 5.5        Accountings:  Statements and Reports.

(a)           Monthly Servicer Report.  Not later than two Business Days prior to the Payment Date, the Servicer shall deliver to the Note Issuer, the Collateral Agent, and the Noteholder, a report (the “Monthly Servicer Report”) substantially in the form of Exhibit B hereto, detailing certain activity relating to the Timeshare Loans.  The Monthly Servicer Report shall be completed with the information specified therein for the related Due Period and shall contain such other information as may be reasonably requested by the Note Issuer, the Collateral Agent or the Noteholder in writing at least five Business Days prior to such Determination Date.  Each such Monthly Servicer Report shall be accompanied by an Officer’s Certificate of the Servicer in the form of Exhibit C hereto, certifying the accuracy of the computations reflected in such Monthly Servicer Report.

(b)           Certification as to Compliance.  The Servicer shall deliver to the Note Issuer, the Collateral Agent and the Noteholder, an Officer’s Certificate on or before June 30 of each year commencing in 2011: (x) to the effect that a review of the activities of the Servicer during the preceding calendar year, and of its performance under this Note Purchase Agreement during such period has been made under the supervision of the officer executing such Officer’s Certificate with a view to determining whether during such period, to the best of such officer’s knowledge, the Servicer had performed and observed all of its obligations under this Note Purchase Agreement, and (y) either (A) stating that based on such review, no Servicer Event of Default is known to have occurred and is continuing, or (B) if such a Servicer Event of Default is known to have occurred and is continuing, specifying such Servicer Event of Default and the nature and status thereof.

(c)           Annual Accountants’ Reports.  On or before June 30 of each year commencing in 2011, the Servicer shall (i) cause a firm of independent public accountants to furnish a certificate or statement (and the Servicer shall provide a copy of such certificate or statement to the Noteholder, the Note Issuer and the Collateral Agent, to the effect that (1) such firm has examined and audited the Servicer’s servicing controls and procedures for the previous calendar year and that such independent public accountants have examined certain documents and records (including computer records) and servicing procedures of the Servicer relating to the Timeshare Loans, (2) they have examined the most recent Monthly Servicer Report prepared by the Servicer and three other Monthly Servicer Reports chosen at random by such firm and compared such Monthly Servicer Reports with the information contained in such documents and records, (3) their examination included such tests and procedures as they considered necessary in the circumstances, (4) their examinations and comparisons described under clauses (1) and (2) above disclosed no exceptions which, in their opinion, were material, relating to such Timeshare Loans or such Monthly Servicer Reports, or, if any such exceptions were disclosed thereby, setting forth such exceptions which, in their opinion, were material and (5) on the basis of such examinations and comparisons, such firm is of the opinion that the Servicer has, during the relevant period, serviced the Timeshare Loans in compliance with this Note Purchase Agreement and the other Transaction Documents in all material respects and that such documents and records have been maintained in accordance with this Note Purchase Agreement and the other Transaction Documents in all material respects, except in each case for (A) such exceptions as such firm shall believe to be immaterial and (B) such other exceptions as shall be set forth in such written report.  The report will also indicate that such firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.  In the event such independent public accountants require the Collateral Agent to agree to the procedures to be performed by such firm in any of the reports required to be prepared pursuant to this Section 5.5(c), the Servicer shall direct the Collateral Agent in writing to so agree; it being understood and agreed that the Collateral Agent will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and the Collateral Agent has not made any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures.

(d)           Report on Proceedings and Servicer Event of Default.  (i) Promptly upon a Responsible Officer of the Servicer’s obtaining Knowledge of any proposed or pending investigation of it by any Governmental Authority or any court or administrative proceeding which involves or is reasonably likely to have a material and adverse effect affecting the properties, business, prospects, profits or conditions (financial or otherwise) of the Servicer and its subsidiaries, as a whole, the Servicer shall send written notice specifying the nature of such investigation or proceeding and what action the Servicer is taking or proposes to take with respect thereto and evaluating its merits, or (ii) immediately upon obtaining Knowledge of the existence of any condition or event which constitutes a Servicer Event of Default, the Servicer shall send written notice to the Note Issuer, the Collateral Agent and the Noteholder describing its nature and period of existence and what action the Servicer is taking or proposes to take with respect thereto.  The Note Issuer, the Collateral Agent and the Noteholder acknowledge that if any condition or event referred to in clause (i) above has been disclosed in the Servicer’s periodic filings with the Securities and Exchange Commission on a timely basis, that such disclosure will satisfy the requirements of clause (i) above.

SECTION 5.6        Records.

The Servicer shall maintain all data for which it is responsible (including, without limitation, computerized tapes or disks) relating directly to or maintained in connection with the servicing of the Timeshare Loans (which data and records shall be clearly marked to reflect that the Timeshare Loans have been Granted to the Collateral Agent on behalf of the Noteholder and constitute property of the Timeshare Loans Collateral) at the address specified in Section 13.3 hereof or, upon 15 days’ notice to the Note Issuer and the Collateral Agent, at such other place where any Servicing Officer of the Servicer is located (or upon 24 hours’ written notice if an Event of Default or Servicer Event of Default shall have occurred).

SECTION 5.7        Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain or cause to be maintained fidelity bond and errors and omissions insurance with respect to the Servicer in such form and in amounts as is customary for institutions acting as custodian of funds in respect of timeshare loans or receivables on behalf of institutional investors; provided that such insurance shall be in a minimum amount of $1,000,000 per policy and shall name the Collateral Agent as Certificateholder.  No provision of this Section 5.7 requiring such fidelity bond or errors and omissions insurance shall diminish or relieve the Servicer from its duties and obligations as set forth in this Note Purchase Agreement.  The Servicer shall be deemed to have complied with this provision if one of its respective Affiliates has such fidelity bond or errors and omissions insurance coverage and, by the terms of such fidelity bond or errors and omissions insurance policy, the coverage afforded thereunder extends to the Servicer.  Upon a request of the Collateral Agent, the Servicer shall deliver to the Collateral Agent, a certification evidencing coverage under such fidelity bond and the errors and omissions insurance.  Any such fidelity bond or errors and omissions insurance policy shall not be canceled or modified in a materially adverse manner without ten Business Days’ prior written notice to the Collateral Agent, provided, that the Servicer agrees to use commercially reasonable efforts to require the applicable insurer to provide (or to endeavor to provide) ten days’ prior written notice of any cancellation or modification initiated by such insurer.

SECTION 5.8        Merger or Consolidation of the Servicer.

(a)           The Servicer shall promptly provide written notice to the Collateral Agent and the Noteholder of any merger or consolidation of the Servicer.  The Servicer shall keep in full effect its existence, rights and franchise as a corporation under the laws of the state of its incorporation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Note Purchase Agreement or any of the Timeshare Loans and to perform its duties under this Note Purchase Agreement.

(b)           Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person (i) is a company whose business includes the servicing of assets similar to the Timeshare Loans or is an Affiliate of the Manager of the Noteholder and shall be authorized to lawfully transact business in the state or states in which the related Timeshare Properties it is to service are situated; (ii) is a U.S. Person, and (iii) delivers to the Collateral Agent (A) an agreement, in form and substance reasonably satisfactory to the Collateral Agent, which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Note Purchase Agreement and the other Transaction Documents to which the Servicer is a party and (B) an opinion of counsel as to the enforceability of such agreement.

SECTION 5.9        Sub-Servicing.

(a)           The Servicer may enter into one or more sub-servicing agreements with a sub-servicer with the consent of the Noteholder not to be unreasonably withheld (it being acknowledged by the parties hereto that the Noteholder has given its consent to the Backup Servicing Agreement).  References herein to actions taken or to be taken by the Servicer in servicing the Timeshare Loans include actions taken or to be taken by a sub-servicer on behalf of the Servicer.  Any sub-servicing agreement will be upon such terms and conditions as the Servicer may reasonably agree and as are not inconsistent with this Note Purchase Agreement.  The Servicer shall be solely responsible for any sub-servicing fees due and payable to such sub-servicer.

(b)           Notwithstanding any sub-servicing agreement, the Servicer shall remain obligated and liable for the servicing and administering of the Timeshare Loans in accordance with this Note Purchase Agreement, without diminution of such obligation or liability by virtue of such sub-servicing agreement, and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering the Timeshare Loans.

SECTION 5.10      Servicer Resignation.

The Servicer shall not resign from the duties and obligations hereby imposed on it under this Note Purchase Agreement unless and until (i) a successor servicer, acceptable to the Note Issuer, the Collateral Agent and the Noteholder enters into an agreement in form and substance satisfactory to the Collateral Agent and the Noteholder, which contains an assumption by such successor servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under this Note Purchase Agreement from and after the date of assumption and (ii) the Note Issuer, the Collateral Agent and Noteholder consents to the assumption of the duties, obligations and liabilities of this Note Purchase Agreement by such successor Servicer.  Upon such resignation, the Servicer shall comply with Section 5.4(b) hereof.

Except as provided in the immediately preceding paragraph or elsewhere in this Note Purchase Agreement, or as provided with respect to the survival of indemnifications herein, the duties and obligations of a Servicer under this Note Purchase Agreement shall continue until this Note Purchase Agreement shall have been terminated as provided herein.  The duties and obligations of a Servicer hereunder shall survive the exercise by the Collateral Agent of any right or remedy under this Note Purchase Agreement or the enforcement by the Collateral Agent of any provision of this Note Purchase Agreement.

SECTION 5.11      Fees and Expenses.

As compensation for the performance of its obligations under this Note Purchase Agreement, the Servicer shall be entitled to receive on each Payment Date, from amounts on deposit in the Collection Account and in the priorities described in Section 3.4 hereof, the Servicing Fee and any Additional Servicing Compensation.  Other than Liquidation Expenses, the Servicer shall pay all expenses incurred by it in connection with its servicing activities hereunder.

SECTION 5.12      Access to Certain Documentation.

Upon ten Business Days’ prior written notice (or, one Business Day’s prior written notice after the occurrence and during the continuance of an Event of Default or a Servicer Event of Default), the Servicer will, from time to time during regular business hours, as requested by the Note Issuer, the Collateral Agent or the Noteholder and, prior to the occurrence of a Servicer Event of Default, at the expense of the Note Issuer and upon the occurrence and continuance of a Servicer Event of Default, at the expense of the Servicer, permit the Note Issuer, the Collateral Agent or the Noteholder or its agents or representatives (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Servicer relating to the servicing of the Timeshare Loans serviced by it and (ii) to visit the offices and properties of the Servicer for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to the Timeshare Loans with any of the officers, employees or accountants of the Servicer having knowledge of such matters.  Nothing in this Section 5.12 shall affect the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access to information as a result of such obligation shall not constitute a breach of this Section 5.12.  The Servicer may require the Note Issuer, the Collateral Agent or the Noteholder or its agents or representatives to execute certain agreements in order to comply with applicable privacy laws.

SECTION 5.13      No Offset.

Prior to the termination of this Note Purchase Agreement, the obligations of Servicer under this Note Purchase Agreement shall not be subject to any defense, counterclaim or right of offset which the Servicer has or may have against the Note Issuer, the Collateral Agent or the Noteholder, whether in respect of this Note Purchase Agreement, any Timeshare Loan or otherwise.

SECTION 5.14      Account Statements.

In connection with the Servicer’s preparation of the Monthly Servicer Reports, the Collateral Agent agrees to deliver to the Servicer a monthly statement providing account balances of each of the Accounts.

SECTION 5.15      Indemnification:  Third Party Claim.

The Servicer agrees to indemnify the Note Issuer, the Collateral Agent and the Noteholder from and against any and all actual damages (excluding economic losses related to the collectibility of any Timeshare Loan), claims, reasonable attorneys’ fees and related costs, judgments, and any other costs, fees and expenses that each may sustain because of the failure of the Servicer to service the Timeshare Loans in accordance with the Servicing Standard or otherwise perform its obligations and duties hereunder in compliance with the terms of this Note Purchase Agreement, or because of any act or omission by the Servicer due to its negligence or willful misconduct in connection with its maintenance and custody of any funds, documents and records under this Note Purchase Agreement, or its release thereof except as contemplated by this Note Purchase Agreement.  The Servicer shall immediately notify the Note Issuer and the Collateral Agent if it has Knowledge of a claim made by a third party with respect to the Timeshare Loans, and, if such claim relates to the servicing of the Timeshare Loans by the Servicer, the Servicer shall assume, with the consent of the Collateral Agent, the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it.  This Section 5.15 shall survive the termination of this Note Purchase Agreement or the resignation or removal of the Servicer hereunder.

SECTION 5.16      Backup Servicer.

(a)           Backup Servicing Agreement.  The Note Issuer, the Noteholder, the Collateral Agent, the Servicer, the Depositor and the Backup Servicer hereby agree to execute the Backup Servicing Agreement.  The Backup Servicer shall be responsible for each of the duties and obligations imposed upon it by the provisions of the Backup Servicing Agreement and shall have no duties or obligations under any Transaction Document to which it is not a party.

(b)           Termination of Servicer; Cooperation.  In the event that the Servicer is terminated or resigns in accordance with the terms of this Note Purchase Agreement, the Backup Servicer agrees to continue to perform its duties and obligations hereunder and in the Backup Servicing Agreement without interruption.  The Backup Servicer agrees to cooperate in good faith with any successor Servicer to effect a transition of the servicing obligations by the Servicer to any successor Servicer.  The Collateral Agent agrees to provide such information regarding the Accounts as the Backup Servicer shall require to produce the Monthly Servicer Report on and after the Assumption Date.

(c)           Backup Servicer Duties After Assumption Date.  In the event that the Servicer is terminated or resigns in accordance with this Note Purchase Agreement, the Backup Servicer agrees that it shall undertake those servicing duties and obligations as set forth in and subject to Section 2 and Schedule V of the Backup Servicing Agreement.  Notwithstanding Section 5.9 hereof, so long as _________ is the Backup Servicer, the Collateral Agent, as successor Servicer, will not be obligated or liable for the servicing and administration activities to the extent that the Backup Servicer is responsible for such activities under the Backup Servicing Agreement.

(d)           Backup Servicing Fee.  Prior to the Assumption Date, the Backup Servicer shall receive its Backup Servicing Fee in accordance with Section 3.4 hereof.  On and after the Assumption Date, the Collateral Agent, as successor Servicer, will be obligated to distribute the Backup Servicing Fee to the Backup Servicer from amounts received by the Collateral Agent in respect of the Servicing Fee.

(e)           Termination of Backup Servicer.  Notwithstanding anything to the contrary herein, the Collateral Agent shall have the right to remove the Backup Servicer with or without cause at any time and replace the Backup Servicer pursuant to the provisions of the Backup Servicing Agreement.  In the event that the Collateral Agent shall exercise its rights to remove and replace                           as Backup Servicer or                           shall have terminated the Backup Servicing Agreement in accordance with the terms thereof,                           shall have no further obligation to perform the duties of the Backup Servicer under this Note Purchase Agreement.  In the event of a termination of the Backup Servicing Agreement, the Collateral Agent shall appoint a successor Backup Servicer reasonably acceptable to the Collateral Agent.  Upon the termination or resignation of the Backup Servicer, the Collateral Agent shall be deemed to represent, warrant and covenant that it will service or engage a subservicer to perform each of the servicing duties and responsibilities described in this Note Purchase Agreement.

SECTION 5.17      Aruba Notices.  Within 30 days of each Transfer Date (with respect to the Initial Timeshare Loans that are Aruba Club Loans) and the related Transfer Date (with respect to a Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan that is an Aruba Club Loan), the Servicer shall confirm that notices have been mailed out to each related Obligor that such Timeshare Loan has ultimately been transferred and assigned to the Note Issuer and pledged to the Collateral Agent for the benefit of the Noteholder.  Such notice may include any notice or notices that the Aruba Originator’s predecessors in title to the Timeshare Loan may give to the same Obligor with respect to any transfers and assignments of the Timeshare Loan by such predecessors.  Such notice shall be in the form attached hereto as Exhibit H as the same may be amended, revised or substituted by the Collateral Agent and the Servicer from time to time.

SECTION 5.18      Recordation.  Other than with respect to the Aruba Loans, as soon as practicable after each Transfer Date but in no event later than ten Business Days after receipt by the Servicer of the original Mortgage, the Servicer shall cause the Assignment of Mortgage in respect of each Timeshare Loan to be sent for recording to the appropriate offices.  The Servicer agrees to cause all evidences of recordation to be delivered to the Custodian to be held as part of the Timeshare Loan Files.

ARTICLE VI.
EVENTS OF DEFAULT; REMEDIES

SECTION 6.1        Events of Default.

“Event of Default” wherever used herein with respect to Note, means any one of the following events:

(a)           a default in the making of Interest Distribution Amounts, principal payments due on the Note, or any other payments in respect of the Note when such became due and payable, and continuance of such default for three Business Days; or

(b)           a non-monetary default in the performance, or breach, of any covenant of the Note Issuer in this Note Purchase Agreement (other than a covenant dealing with a default in the performance of which, or the breach of which, is specifically dealt with elsewhere in this Section 6.1), the continuance of such default or breach for a period of 30 days (or, if the Note Issuer shall have provided evidence satisfactory to the Collateral Agent that such covenant cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Note Issuer first acquiring Knowledge thereof, and (y) the Collateral Agent’s or the Noteholder’s giving written notice thereof to the Note Issuer; provided, however, that if such default or breach is in respect of the negative covenants contained in Section 8.6(a)(i) or (ii) hereof, there shall be no grace period whatsoever; or

(c)           if any representation or warranty of the Note Issuer made in this Note Purchase Agreement shall prove to be incorrect in any material respect as of the time when the same shall have been made, and such breach is not remedied within 30 days (or, if the Note Issuer shall have provided evidence satisfactory to the Noteholder that such representation or warranty cannot be cured in the 30-day period and that it is diligently pursuing a cure, 60 days) after the earlier of (x) the Note Issuer first acquiring Knowledge thereof, and (y) the Collateral Agent’s or the Noteholder’s giving written notice thereof to the Note Issuer; or

(d)           the entry by a court having jurisdiction over the Note Issuer of (i) a decree or order for relief in respect of the Note Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Note Issuer a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Note Issuer under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Note Issuer, or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(e)           the commencement by the Note Issuer of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Note Issuer in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or similar official of the Note Issuer or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the Note Issuer’s failure to pay its debts generally as they become due, or the taking of corporate action by the Note Issuer in furtherance of any such action; or

(f)           the Note Issuer becoming subject to registration as an “investment company” under the Investment Company Act of 1940, as amended; or

(g)           the impairment of the validity of any security interest of the Collateral Agent in the Timeshare Loans Collateral in any material respect, except as expressly permitted hereunder, or the creation of any material encumbrance on or with respect to the Timeshare Loans Collateral or any portion thereof not otherwise permitted, which is not stayed or released within ten days of the Note Issuer having Knowledge of its creation; or

(h)           the failure by the Club Originator to repurchase any Defective Timeshare Loan or provide a Qualified Substitute Timeshare Loan for a Defective Timeshare Loan to the extent required under the terms of the Bluegreen Purchase Agreement; or

(i)           the occurrence and continuance of a Servicer Event of Default that is uncured for two consecutive Due Periods.

SECTION 6.2        Acceleration of Maturity; Rescission and Annulment.

(a)           Upon the occurrence and continuance of an Event of Default, if (i) such Event of Default of the kind specified in Section 6.1(d) or (e) hereof occurs, (ii) an Event of Default of the kind specified in Section 6.1(a) hereof occurs and either (x) the Collateral Agent has, in its good faith judgment, determined that the value of the assets comprising the Timeshare Loans Collateral is less than the Outstanding Note Balance or (y) such Event of Default continues for two consecutive Payment Dates, then the Note shall automatically become due and payable at its Outstanding Note Balance together with all accrued and unpaid interest thereon.

(b)           Upon the occurrence and continuance of an Event of Default, if such Event of Default is of the kind specified in Section 6.1(a) hereof (other than as described in Section 6.2(a) above), the Collateral Agent shall, upon notice from the Noteholder declare the Note to be immediately due and payable at its Outstanding Note Balance plus all accrued and unpaid interest thereon.

(c)           Upon the occurrence and continuance of an Event of Default, if such Event of Default (other than an Event of Default of the kind described in Sections 6.2(a) or (b) hereof) shall occur and is continuing, the Collateral Agent shall, upon notice from the Noteholder declare the Note to be immediately due and payable at its Outstanding Note Balance plus all accrued and unpaid interest thereon.

(d)           Upon any such declaration or automatic acceleration, the Outstanding Note Balance of the Note together with all accrued and unpaid interest thereon shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Note Issuer.

(e)           At any time after such a declaration of acceleration has been made but before a judgment or decree for payment of the money due has been obtained by the Collateral Agent or the Noteholder as hereinafter in this Article VI provided, the Noteholder by written notice to the Note Issuer and the Collateral Agent, may rescind and annul such declaration and its consequences if:

(i)           the Note Issuer has paid or deposited with the Collateral Agent a sum sufficient to pay:

(1)
all principal due on the Note which has become due otherwise than by such declaration of acceleration and interest thereon from the date when the same first became due until the date of payment or deposit,

(2)
all interest due with respect to the Note and, to the extent that payment of such interest is lawful, interest upon overdue interest from the date when the same first became due until the date of payment or deposit at a rate per annum equal to the Note Rate, and

(3)
all sums paid or advanced by the Collateral Agent hereunder and the reasonable compensation, expenses, disbursements, and advances of each of the Collateral Agent and the Servicer, its agents and counsel;

and

(ii)           all Events of Default with respect to the Note, other than the non-payment of the Outstanding Note Balance of the Note which became due solely by such declaration of acceleration, have been cured or waived as provided in Section 6.13 hereof.

(f)           An automatic acceleration under Section 6.2(a) hereof may only be rescinded and annulled by the Noteholder.

(g)           Notwithstanding Section 6.2(d) and (e) hereof, no rescission shall affect any subsequent Events of Default or following an Event of Default impair any rights consequent thereon.

SECTION 6.3        Remedies.

(a)           If an Event of Default occurs and is continuing of which a Responsible Officer of the Collateral Agent has Knowledge, the Collateral Agent shall immediately give notice to the Noteholder as set forth in Section 7.2 hereof and shall solicit the Noteholder for advice.  The Collateral Agent shall then take such action as so directed by the Noteholder subject to the provisions of this Note Purchase Agreement.

(b)           Following any acceleration of the Note, the Collateral Agent shall have all of the rights, powers and remedies with respect to the Timeshare Loans Collateral as are available to secured parties under the UCC or other applicable law, subject to the limitations set forth in subsection (d) below and provided such action is not inconsistent with any other provision of this Note Purchase Agreement.  Such rights, powers and remedies may be exercised by the Collateral Agent in its own name as trustee of an express trust.

(c)           If an Event of Default specified in Section 6.1(a) hereof occurs and is continuing, the Collateral Agent is authorized to recover judgment in its own name and as trustee of an express trust against the Note Issuer for the Outstanding Note Balance and interest remaining unpaid with respect to the Note.

(d)           Subject to the provisions set forth herein, if an Event of Default occurs and is continuing, the Collateral Agent may, in its discretion, and at the instruction of the Noteholder shall, proceed to protect and enforce its rights and the rights of the Noteholder by such appropriate judicial or other proceedings as the Collateral Agent shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Note Purchase Agreement or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.  The Collateral Agent shall notify the Note Issuer, the Servicer and the Noteholder of any such action.

(e)           If the Collateral Agent shall have received instructions, within 45 days from the date notice pursuant to Section 6.3(a) hereof is first given, from the Noteholder that such Persons approve of or request the liquidation of all of the Timeshare Loans Collateral, the Collateral Agent shall to the extent lawful, promptly sell, dispose of or otherwise liquidate all of the Timeshare Loans Collateral in a commercially reasonable manner and on commercially reasonable terms, which shall include the solicitation of competitive bids from third parties including the Noteholder (other than Bluegreen or any Affiliates thereof), such bids to be approved by the Noteholder.  The Collateral Agent may obtain a prior determination from any conservator, receiver or liquidator of the Note Issuer that the terms and manner of any proposed sale, disposition or liquidation are commercially reasonable.  Notwithstanding anything to the contrary herein, neither Bluegreen nor any of its Affiliates may make a bid in connection with the disposition of the Timeshare Loans in accordance with this Section 6.3(e).

SECTION 6.4        Collateral Agent May File Proofs of Claim.

(a)           In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding related to the Note Issuer, or any other obligor in respect of the Note, or the property of the Note Issuer, or such other obligor or their creditors, the Collateral Agent (irrespective of whether the principal of the Note shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Collateral Agent shall have made any demand on the Note Issuer for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(i)           to file and prove a claim for the whole amount of principal and interest owing and unpaid in respect of the Note and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Collateral Agent and any predecessor Collateral Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and any predecessor Collateral Agent, their agents and counsel) and of the Noteholder allowed in such judicial proceeding;

(ii)          to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and

(iii)         to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter;

and any custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official in any such judicial proceeding is hereby authorized by the Noteholder to make such payments to the Collateral Agent and to pay to the Collateral Agent any amount due it for the reasonable compensation, expenses, disbursements and advances of the Collateral Agent and any predecessor Collateral Agent, their agents and counsel, and any other amounts due the Collateral Agent and any predecessor Collateral Agent under Section 7.6 hereof.

(b)           Nothing herein contained shall be deemed to authorize the Collateral Agent to authorize, consent to, accept or adopt on behalf of the Noteholder any plan of reorganization, agreement, adjustment or composition affecting the Note or the rights of the Noteholder or affecting the Timeshare Loans or the other assets constituting the Timeshare Loans Collateral or to authorize the Collateral Agent to vote in respect of the claim of the Noteholder in any such proceeding.

SECTION 6.5        Collateral Agent May Enforce Claims Without Possession of Note.

All rights of action and claims under this Note Purchase Agreement, the Note, the Timeshare Loans or the other assets constituting the Timeshare Loans Collateral may be prosecuted and enforced by the Collateral Agent without the possession of the Note or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Collateral Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provisions for the payment of reasonable compensation, expenses, disbursements and advances of the Collateral Agent and any predecessor Collateral Agent, their agents and counsel, be for the benefit of the Noteholder in respect of which such judgment has been recovered, and distributed pursuant to the priorities contemplated by Section 3.4 hereof.

SECTION 6.6        [Reserved.]

SECTION 6.7        [Reserved.]

SECTION 6.8        Unconditional Right of Noteholder to Receive Principal and Interest.

Notwithstanding any other provision in this Note Purchase Agreement, other than the provisions hereof limiting the right to recover amounts due on the Note to recoveries from the property comprising the Timeshare Loans Collateral, the Noteholder shall have the absolute and unconditional right to receive payment of the principal of, and interest on, the Note as such payments of principal and interest become due, including on the Stated Maturity, and such right shall not be impaired without the consent of the Noteholder.

SECTION 6.9         Restoration of Rights and Remedies.

If the Collateral Agent or the Noteholder has instituted any proceeding to enforce any right or remedy under this Note Purchase Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Collateral Agent or to the Noteholder, then and, in every such case, subject to any determination in such proceeding, the Note Issuer, the Collateral Agent and the Noteholder shall be restored to its former position hereunder and thereafter all rights and remedies of the Collateral Agent and the Noteholder continue as though no such proceeding had been instituted.

SECTION 6.10       Rights and Remedies Cumulative.

Except as otherwise set forth herein, no right or remedy herein conferred upon or reserved to the Collateral Agent or to the Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 6.11       Delay or Omission Not Waiver.

No delay or omission of the Collateral Agent or of the Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article VI or by law to the Collateral Agent or to the Noteholder may be exercised from time to time, and as often as may be deemed expedient, by the Collateral Agent or by the Noteholder, as the case may be.

SECTION 6.12       Control by Noteholder.

Except as may otherwise be provided in this Note Purchase Agreement, until such time as the conditions specified in Sections 11.1(a)(i) and (ii) hereof have been satisfied in full, the Noteholder shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred on the Collateral Agent, with respect to the Note.  Notwithstanding the foregoing:

(i)           no such direction shall be in conflict with any rule of law or with this Note Purchase Agreement;

(ii)          the Collateral Agent shall not be required to follow any such direction which the Collateral Agent reasonably believes might result in any personal liability on the part of the Collateral Agent for which the Collateral Agent is not adequately indemnified; and

(iii)         the Collateral Agent may take any other action deemed proper by the Collateral Agent which is not inconsistent with any such direction; provided that the Collateral Agent shall give notice of any such action to the Noteholder.

SECTION 6.13       Waiver of Events of Default.

(a)           The Noteholder may, by one or more instruments in writing, waive any Event of Default hereunder and its consequences.

(b)           A copy of each waiver pursuant to Section 6.13(a) hereof shall be furnished by the Note Issuer to the Collateral Agent and the Noteholder.  Upon any such waiver, such Event of Default shall cease to exist and shall be deemed to have been cured, for every purpose of this Note Purchase Agreement; but no such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon.

SECTION 6.14       Undertaking for Costs.

All parties to this Note Purchase Agreement agree that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Note Purchase Agreement, or in any suit against the Collateral Agent for any action taken, suffered or omitted by it as Collateral Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to (i) any suit instituted by the Collateral Agent, (ii) to any suit instituted by the Noteholder, or (iii) to any suit instituted by the Noteholder for the enforcement of the payment of the principal of or interest on the Note on or after the maturities for such payments, including the Stated Maturity, as applicable.

SECTION 6.15       Waiver of Stay or Extension Laws.

The Note Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Note Purchase Agreement; and the Note Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Collateral Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.16       Sale of Timeshare Loans Collateral.

(a)           The power to effect the sale of the Timeshare Loans Collateral pursuant to Section 6.3 hereof shall continue unimpaired until the entire Timeshare Loans Collateral shall have been sold or all amounts payable on the Note shall have been paid or losses allocated thereto and borne thereby.  The Collateral Agent may from time to time, upon directions in accordance with Section 6.12 hereof, postpone any public sale by public announcement made at the time and place of such sale.

(b)           Unless required by applicable law, the Collateral Agent shall not sell to a third party the Timeshare Loans Collateral, or any portion thereof except as permitted under Section 6.3(d) hereof.

(c)           In connection with a sale of the Timeshare Loans Collateral:

(i)           the Noteholder may bid for and purchase the property offered for sale, and upon compliance with the terms of sale may hold, retain, and possess and dispose of such property, without further accountability, and the Noteholder may, in paying the purchase money therefor, deliver in lieu of cash the Note or claims for interest thereon for credit in the amount that shall, upon distribution of the net proceeds of such sale, be payable thereon, and the Note, in case the amounts so payable thereon shall be less than the amount due thereon, shall be returned to the Noteholder after being appropriately stamped to show such partial payment;

(ii)          the Collateral Agent shall execute and deliver an appropriate instrument of conveyance prepared by the Servicer transferring the Collateral Agent’s interest in the Timeshare Loans Collateral without recourse, representation or warranty in any portion of the Timeshare Loans Collateral in connection with a sale thereof;

(iii)         the Collateral Agent is hereby irrevocably appointed the agent and attorney-in-fact of the Note Issuer to transfer and convey the Note Issuer’s interest in any portion of the Timeshare Loans Collateral in connection with a sale thereof, and to take all action necessary to effect such sale;

(iv)         no purchaser or transferee at such a sale shall be bound to ascertain the Collateral Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys;

(v)          the method, manner, time, place and terms of any sale of the Timeshare Loans Collateral shall be commercially reasonable; and

(vi)         none of Bluegreen or its Affiliates may bid for and purchase the Timeshare Loans offered for sale by the Collateral Agent in Section 6.16(c)(i) hereof.

SECTION 6.17       Action on Note.

The Noteholder’s and the Collateral Agent’s right to seek and recover judgment on the Note or under this Note Purchase Agreement or any other Transaction Document shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Note Purchase Agreement or any other Transaction Document.  Neither the Lien of this Note Purchase Agreement nor any rights or remedies of the Collateral Agent or the Noteholder shall be impaired by the recovery of any judgment by the Collateral Agent against the Note Issuer or by the levy of any execution under such judgment upon any portion of the Timeshare Loans Collateral or upon any of the assets of the Note Issuer.  Any money or property collected by the Collateral Agent shall be applied in accordance with the provisions of this Note Purchase Agreement.

SECTION 6.18       Performance and Enforcement of Certain Obligations.

Promptly following a request from the Collateral Agent, the Note Issuer shall take all such lawful action as the Collateral Agent may request to compel or secure the performance and observance by the Depositor, the Club Originator and the Servicer, as applicable, of each of its respective obligations to the Note Issuer under or in connection with the Sale Agreement and any other Transaction Document and to exercise any and all rights, remedies, powers and privileges lawfully available to the Note Issuer under or in connection with the Sale Agreement or any other Transaction Document to the extent and in the manner directed by the Collateral Agent, including the transmission of notices of default on the part of the Depositor, the Club Originator or the Servicer thereunder and the institution of legal or administrative actions or proceedings to compel or secure performance by the Depositor, the Club Originator or the Servicer of each of their obligations under the Sale Agreement and the other Transaction Documents.

ARTICLE VII.
THE COLLATERAL AGENT

SECTION 7.1         Certain Duties.

(a)           The Collateral Agent undertakes to perform such duties and only such duties as are specifically set forth in this Note Purchase Agreement, and no implied covenants or obligations shall be read into this Note Purchase Agreement against the Collateral Agent; except as expressly set forth herein, the Collateral Agent shall have no obligation to monitor the performance of the Servicer under the Transaction Documents.

(b)           In the absence of bad faith on its part, the Collateral Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Collateral Agent and conforming to the requirements of this Note Purchase Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Collateral Agent, the Collateral Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Note Purchase Agreement; provided, however, the Collateral Agent shall not be required to verify or recalculate the contents thereof.

(c)           In case an Event of Default or a Servicer Event of Default (resulting in the appointment of the Collateral Agent as successor Servicer) has occurred and is continuing, the Collateral Agent shall exercise such of the rights and powers vested in it by this Note Purchase Agreement, and use the same degree of care and skill in their exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs; provided, however, that no provision in this Note Purchase Agreement shall be construed to limit the obligations of the Collateral Agent to provide notices under Section 7.2 hereof.

(d)           The Collateral Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Note Purchase Agreement at the request or direction of the Noteholder pursuant to this Note Purchase Agreement, unless the Noteholder shall have offered to the Collateral Agent reasonable security or indemnity acceptable to the Collateral Agent (which may be in the form of written assurances) against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(e)           No provision of this Note Purchase Agreement shall be construed to relieve the Collateral Agent from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct except that:

(i)           this Section 7.1(e) shall not be construed to limit the effect of Section 7.1(a) and (b) hereof;

(ii)           the Collateral Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it shall be proved that the Collateral Agent shall have been negligent in ascertaining the pertinent facts; and

(iii)          the Collateral Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the written direction of the Noteholder, or in accordance with any written direction delivered to it under Sections 6.2(a), (b) or (c) hereof relating to the time, method and place of conducting any proceeding for any remedy available to the Collateral Agent, or exercising any trust or power conferred upon the Collateral Agent, under this Note Purchase Agreement.

(f)           Whether or not therein expressly so provided, every provision of this Note Purchase Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent shall be subject to the provisions of this Section 7.1.

(g)           The Collateral Agent makes no representations or warranties with respect to the Timeshare Loans or the Note or the validity or sufficiency of any assignment of the Timeshare Loans to the Note Issuer or to the Timeshare Loans Collateral.

(h)           Notwithstanding anything to the contrary herein, the Collateral Agent is not required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

SECTION 7.2         Notice of Events of Default.

The Collateral Agent shall promptly (but, in any event, within three Business Days) notify the Note Issuer, the Servicer, and the Noteholder upon a Responsible Officer obtaining actual knowledge of any event which constitutes an Event of Default or a Servicer Event of Default or would constitute an Event of Default or a Servicer Event of Default but for the requirement that notice be given or time elapse or both.

SECTION 7.3         Certain Matters Affecting the Collateral Agent.

Subject to the provisions of Section 7.1 hereof:

(a)           The Collateral Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           Any request or direction of the Noteholder, the Note Issuer, or the Servicer mentioned herein shall be in writing;

(c)           Whenever in the performance of its duties hereunder the Collateral Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Collateral Agent (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer’s Certificate or an opinion of counsel;

(d)           The Collateral Agent may consult with counsel, and the advice of such counsel or any Opinion of Counsel shall be deemed authorization in respect of any action taken, suffered, or omitted by it hereunder in good faith and in reliance thereon;

(e)           Prior to the occurrence of an Event of Default or after the curing of all Events of Default which may have occurred, the Collateral Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper document, unless requested in writing so to do by the Noteholder; provided, however, that if the payment within a reasonable time to the Collateral Agent of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the reasonable opinion of the Collateral Agent, not reasonably assured to the Collateral Agent by the security afforded to it by the terms of this Note Purchase Agreement, the Collateral Agent may require reasonable indemnity against such cost, expense or liability as a condition to so proceeding.  The reasonable expense of every such examination shall be paid by the Servicer or, if paid by the Collateral Agent, shall be reimbursed by the Servicer upon demand;

(f)           The Collateral Agent may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian (which may be an Affiliate of the Collateral Agent), and the Collateral Agent shall not be liable for any acts or omissions of such agents, attorneys or custodians appointed with due care by it hereunder; and

(g)           Delivery of any reports, information and documents to the Collateral Agent provided for herein or any other Transaction Document is for informational purposes only (unless otherwise expressly stated), and the Collateral Agent’s receipt of such shall not constitute constructive knowledge of any information contained therein or determinable from information contained therein, including the Servicer’s or Note Issuer’s compliance with any of its representations, warranties or covenants hereunder (as to which the Collateral Agent is entitled to rely exclusively on Officer’s Certificates).

SECTION 7.4         Collateral Agent Not Liable for Note or Timeshare Loans.

(a)           The Collateral Agent makes no representations as to the validity or sufficiency of this Note Purchase Agreement or any Transaction Document, the Note (other than the authentication thereof) or of any Timeshare Loan.  The Collateral Agent shall not be accountable for the use or application by the Note Issuer of funds paid to the Note Issuer in consideration of conveyance of the Timeshare Loans and related assets to the Timeshare Loans Collateral.

(b)           The Collateral Agent (in its capacity as Collateral Agent) shall have no responsibility or liability for or with respect to the validity of any security interest in any property securing a Timeshare Loan; the existence or validity of any Timeshare Loan, the validity of the assignment of any Timeshare Loan to the Timeshare Loans Collateral or of any intervening assignment; the review of any Timeshare Loan, any Timeshare Loan File, the completeness of any Timeshare Loan File, the receipt by the Custodian of any Timeshare Loan, Timeshare Loan File (it being understood that the Collateral Agent has not reviewed and does not intend to review such matters); the performance or enforcement of any Timeshare Loan; the compliance by the Servicer or the Note Issuer with any covenant or the breach by the Servicer or the Note Issuer of any warranty or representation made hereunder or in any Transaction Document or the accuracy of any such warranty or representation; the acts or omissions of the Servicer, the Note Issuer or any Obligor; or any action of the Servicer or the Note Issuer taken in the name of the Collateral Agent.

SECTION 7.5         Collateral Agent May Own the Note.

The Collateral Agent in its individual or any other capacity may become the owner or pledgee of the Note with the same rights as it would have if it were not the Collateral Agent.  Any Paying Agent or co-paying agent may become the owner or pledgee of the Note with the same rights as it would have if it were not the Paying Agent or co-paying agent

SECTION 7.6         Collateral Agent’s Fees and Expenses.

On each Payment Date, the Collateral Agent shall be entitled to the Collateral Agent Fee and reimbursement of out-of-pocket expenses incurred by it in connection with its responsibilities hereunder in the priorities provided in Section 3.4 hereof.

SECTION 7.7         Eligibility Requirements for Collateral Agent.

Other than the initial Collateral Agent, the Collateral Agent hereunder shall at all times (a) be a corporation, depository institution, or trust company organized and doing business under the laws of the United States of America or any state thereof authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $100,000,000, (b) be subject to supervision or examination by federal or state authority, (c) be capable of maintaining an Eligible Bank Account, (d) have a long-term unsecured debt rating of not less than “Baa2” from Moody’s and “BBB” from S&P, and (e) shall be acceptable to the Noteholder.  If such institution publishes reports of condition at least annually, pursuant to or to the requirements of the aforesaid supervising or examining authority, then for the purpose of this Section 7.7, the combined capital and surplus of such institution shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  In case at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of this Section 7.7, the Collateral Agent shall resign in the manner and with the effect specified in Section 7.8 hereof.

SECTION 7.8         Resignation or Removal of Note Purchase Agreement Collateral Agent.

(a)           The Collateral Agent may at any time resign and be discharged with respect to the Note by giving 60 days’ written notice thereof to the Servicer, the Note Issuer, and the Noteholder.  Upon receiving such notice of resignation, the Note Issuer shall promptly appoint a successor Collateral Agent not objected to by the Noteholder within 30 days after prior written notice, by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Note Issuer, the Servicer, the Noteholder, the successor Collateral Agent and the predecessor Collateral Agent.  If no successor Collateral Agent shall have been so appointed and have accepted appointment within 60 days after the giving of such notice of resignation, the resigning Collateral Agent may petition any court of competent jurisdiction for the appointment of a successor Collateral Agent.

(b)           If at any time the Collateral Agent shall cease to be eligible in accordance with the provisions of Section 7.7 hereof and shall fail to resign after written request therefor by the Note Issuer, or if at any time the Collateral Agent shall be legally unable to act, fails to perform in any material respect its obligations under this Note Purchase Agreement, or shall be adjudged as bankrupt or insolvent, or a receiver of the Collateral Agent or of its property shall be appointed, or any public officer shall take charge or control of the Collateral Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Note Issuer or the Noteholder may direct the Note Issuer to remove the Collateral Agent.  If it removes the Collateral Agent under the authority of the immediately preceding sentence, the Note Issuer shall promptly appoint a successor Collateral Agent not objected to by the Noteholder within 30 days after prior written notice, by written instrument, in quintuplicate, one counterpart of which instrument shall be delivered to each of the Note Issuer, the Servicer, the Noteholder, the successor Collateral Agent and the predecessor Collateral Agent.

(c)           Any resignation or removal of the Collateral Agent and appointment of a successor Collateral Agent pursuant to any of the provisions of this Section 7.8 shall not become effective until acceptance of appointment by the successor Collateral Agent as provided in Section 7.9 hereof.

SECTION 7.9         Successor Collateral Agent.

(a)           Any successor Collateral Agent appointed as provided in Section 7.8 hereof shall execute, acknowledge and deliver to each of the Servicer, the Note Issuer, the Noteholder and to its predecessor Collateral Agent an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Collateral Agent shall become effective and such successor Collateral Agent, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor Collateral Agent hereunder with like effect as if originally named a Collateral Agent.  The predecessor Collateral Agent shall deliver or cause to be delivered to the successor Collateral Agent or its custodian any Transaction Documents and statements held by it or its custodian hereunder; and the Servicer and the Note Issuer and the predecessor Collateral Agent shall execute and deliver such instruments and do such other things as may reasonably be required for the full and certain vesting and confirmation in the successor Collateral Agent of all such rights, powers, duties and obligations.

(b)           In case of the appointment hereunder of a successor Collateral Agent with respect to the Note, the Note Issuer, the retiring Collateral Agent and each successor Collateral Agent with respect to the Note shall execute and deliver an Note Purchase Agreement supplemental hereto wherein each successor Collateral Agent shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Collateral Agent all the rights, powers, trusts and duties of the retiring Collateral Agent with respect to the Note to which the appointment of such successor Collateral Agent relates, (ii) if the retiring Collateral Agent is not retiring with respect to all Note, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Collateral Agent with respect to the Note as to which the retiring Collateral Agent is not retiring shall continue to be vested in the retiring Collateral Agent, and (iii) shall add to or change any of the provisions of this Note Purchase Agreement as shall be necessary to provide for or facilitate the administration of the Timeshare Loans Collateral hereunder by more than one Collateral Agent, it being understood that nothing herein or in such supplemental Note Purchase Agreement shall constitute such Collateral Agents co-collateral agents of the same allocated collateral and that each such Collateral Agent shall be a collateral agent hereunder separate and apart from any collateral hereunder administered by any other such Collateral Agent; and upon the execution and delivery of such supplemental Note Purchase Agreement the resignation or removal of the retiring Collateral Agent shall become effective to the extent provided therein and each such successor Collateral Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Collateral Agent with respect to the Note; but, on request of the Note Issuer or any successor Collateral Agent, such retiring Collateral Agent shall duly assign, transfer and deliver to such successor Collateral Agent all property and money held by such retiring Collateral Agent hereunder with respect to the Note.

Upon request of any such successor Collateral Agent, the Note Issuer shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Collateral Agent all such rights, powers and trusts referred to in the preceding paragraph.

(c)           No successor Collateral Agent shall accept appointment as provided in this Section 7.9 unless at the time of such acceptance such successor Collateral Agent shall be eligible under the provisions of Section 7.7 hereof.

(d)           Upon acceptance of appointment by a successor Collateral Agent as provided in this Section 7.9, the Servicer shall mail notice of the succession of such Collateral Agent hereunder to the Noteholder.  If the Servicer fails to mail such notice within ten days after acceptance of appointment by the successor Collateral Agent, the successor Collateral Agent shall cause such notice to be mailed at the expense of the Note Issuer and the Servicer.

SECTION 7.10       Merger or Consolidation of Collateral Agent.

Any corporation into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation succeeding to the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation shall be eligible under the provisions of Section 7.7 hereof, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 7.11       Appointment of Co-Collateral Agent or Separate Collateral Agent.

(a)           At any time or times for the purpose of meeting any legal requirement of any jurisdiction in which any part of the Timeshare Loans Collateral may at the time be located or in which any action of the Collateral Agent may be required to be performed or taken, the Collateral Agent, the Servicer or the Noteholder, by an instrument in writing signed by it or them, may appoint, at the reasonable expense of the Note Issuer and the Servicer, one or more individuals or corporations to act as separate collateral agent or separate collateral agents or co-collateral agents, acting jointly with the Collateral Agent, of all or any part of the Timeshare Loans Collateral, to the full extent that local law makes it necessary for such separate collateral agent or separate collateral agents or co-collateral agent acting jointly with the Collateral Agent to act.  Notwithstanding the appointment of any separate or co-collateral agent, the Collateral Agent shall remain obligated and liable for the obligations of the Collateral Agent under this Note Purchase Agreement.

(b)           The Collateral Agent and, at the request of the Collateral Agent, the Note Issuer shall execute, acknowledge and deliver all such instruments as may be required by the legal requirements of any jurisdiction or by any such separate collateral agent or collateral agents or co-collateral agent for the purpose of more fully confirming such title, rights, or duties to such separate collateral agent or separate collateral agents or co-collateral agent.  Upon the acceptance in writing of such appointment by any such separate collateral agent or separate collateral agents or co-collateral agent, it, he, she or they shall be vested with such title to the Timeshare Loans Collateral or any part thereof, and with such rights, powers, duties and obligations as shall be specified in the instrument of appointment, and such rights, powers, duties and obligations shall be conferred or imposed upon and exercised or performed by the Collateral Agent, or the Collateral Agent and such separate collateral agent or separate collateral agents or co-collateral agents jointly with the Collateral Agent subject to all the terms of this Note Purchase Agreement, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed by such separate collateral agent or separate collateral agents or co-collateral agent, as the case may be.  Any separate collateral agent or separate collateral agents or co-collateral agent may, at any time by an instrument in writing, constitute the Collateral Agent its attorney-in-fact and agent with full power and authority to do all acts and things and to exercise all discretion on its behalf and in its name.  In any case any such separate collateral agent or co-collateral agent shall die, become incapable of acting, resign or be removed, the title to the Timeshare Loans Collateral and all assets, property, rights, power duties and obligations and duties of such separate collateral agent or co-collateral agent shall, so far as permitted by law, vest in and be exercised by the Collateral Agent, without the appointment of a successor to such separate collateral agent or co-collateral agent unless and until a successor is appointed.

(c)           All provisions of this Note Purchase Agreement which are for the benefit of the Collateral Agent shall extend to and apply to each separate collateral agent or co-collateral agent appointed pursuant to the foregoing provisions of this Section 7.11.

(d)           Every additional collateral agent and separate collateral agent hereunder shall, to the extent permitted by law, be appointed and act and the Collateral Agent shall act, subject to the following provisions and conditions:  (i) all powers, duties and obligations and rights conferred upon the Collateral Agent in respect of the receipt, custody, investment and payment of monies shall be exercised solely by the Collateral Agent; (ii) all other rights, powers, duties and obligations conferred or imposed upon the Collateral Agent shall be conferred or imposed and exercised or performed by the Collateral Agent and such additional collateral agent or collateral agents and separate collateral agent or collateral agents jointly except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed, the Collateral Agent shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Timeshare Properties in any such jurisdiction) shall be exercised and performed by such additional collateral agent or collateral agents or separate collateral agent or collateral agents; (iii) no power hereby given to, or exercisable by, any such additional collateral agent or separate collateral agent shall be exercised hereunder by such collateral agent except jointly with, or with the consent of, the Collateral Agent; and (iv) no collateral agent hereunder shall be personally liable by reason of any act or omission of any other collateral agent hereunder.

If at any time, the Collateral Agent shall deem it no longer necessary or prudent in order to conform to such law, the Collateral Agent shall execute and deliver all instruments and agreements necessary or proper to remove any additional collateral agent or separate collateral agent.

(e)           Any request, approval or consent in writing by the Collateral Agent to any additional collateral agent or separate collateral agent shall be sufficient warrant to such additional collateral agent or separate collateral agent, as the case may be, to take such action as may be so requested, approved or consented to.

(f)           Notwithstanding any other provision of this Section 7.11, the powers of any additional collateral agent or separate collateral agent shall not exceed those of the Collateral Agent hereunder.

SECTION 7.12       Paying Agent Rights.

So long as the Collateral Agent is the Paying Agent, the Paying Agent shall be entitled to the rights, benefits and immunities of the Collateral Agent as set forth in this Article VII to the same extent and as fully as though named in place of the Collateral Agent herein.  The Paying Agent shall be compensated out of the Collateral Agent Fee.

SECTION 7.13       Authorization.

(a)           The Note Issuer hereby authorizes and directs the Collateral Agent to enter into the Lockbox Agreement.  Pursuant to the Lockbox Agreement, the Collateral Agent agrees to cause to be established and maintained an account (the “Lockbox Account”) for the benefit of the Noteholder.  The Lockbox Account will be titled as required by the Lockbox Bank.  The Collateral Agent is authorized and directed to act as titleholder of the Lockbox Account in accordance with the terms of the Lockbox Agreement for the benefit of the Noteholder with interests in the funds on deposit in such account.  In addition, the Collateral Agent is hereby authorized to enter into, execute, deliver and perform under, each of the applicable Transaction Documents.  The Lockbox Bank will be required to transfer and will be permitted to withdraw funds from the Lockbox Account in accordance with the Lockbox Agreement.

(b)           The Note Issuer hereby authorizes and directs the Collateral Agent to establish and maintain a credit card account (the “Credit Card Account”) for the benefit of the Noteholder.  The Credit Card Account will be titled as required by the Lockbox Bank.  The Collateral Agent is authorized and directed to act as titleholder of the Credit Card Account for the benefit of the Noteholder with interests in the funds on deposit in such account.

SECTION 7.14       [Reserved.]

ARTICLE VIII.
COVENANTS OF THE NOTE ISSUER

SECTION 8.1         Payment of Principal, Interest and Other Amounts.

The Note Issuer will cause the due and punctual payment of the principal of, and interest on, the Note in accordance with the terms of the Note and this Note Purchase Agreement.

SECTION 8.2         Eligible Timeshare Loans.

On each Transfer Date, each Subsequent Timeshare Loan or Qualified Substitute Timeshare Loan, as the case may be, shall be an Eligible Timeshare Loan.

SECTION 8.3         Money for Payments to Noteholder to Be Held in Trust.

(a)           All payments of amounts due and payable with respect to the Note that are to be made from amounts withdrawn from the Accounts pursuant to Section 3.4 hereof shall be made on behalf of the Note Issuer by the Collateral Agent, and no amounts so withdrawn from the Collection Account for payments of the Note shall be paid over to the Note Issuer under any circumstances, except as provided in this Section 8.3 or in Section 3.4 hereof.

(b)           In making payments hereunder, the Collateral Agent will hold all sums held by it for the payment of amounts due with respect to the Note in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and pay such sums to such Persons as herein provided.

(c)           [Reserved.]

(d)           The Note Issuer will cause each Paying Agent to execute and deliver to the Collateral Agent an instrument in which such Paying Agent shall agree with the Collateral Agent (and if the Collateral Agent is the Paying Agent, it hereby so agrees), subject to the provisions of this Section 8.3, that such Paying Agent will:

(i)            give the Collateral Agent notice of any occurrence that is, or with notice or with the lapse of time or both would become, an Event of Default by the Note Issuer of which it has actual knowledge in the making of any payment required to be made with respect to the Note;

(ii)           at any time during the continuance of any such occurrence described in clause (i) above, upon the written request of the Collateral Agent, pay to the Collateral Agent all sums so held in trust by such Paying Agent;

(iii)           immediately resign as a Paying Agent and forthwith pay to the Collateral Agent all sums held by it in trust for the payment of the Note if at any time it ceases to meet the standards required to be met by a Paying Agent at the time of its appointment; and

(iv)           comply with all requirements of the Code or any applicable state law with respect to the withholding from any payments made by it on the Note of any applicable withholding taxes imposed thereon and with respect to any applicable reporting requirements in connection therewith.

The Note Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Note Purchase Agreement or for any other purpose, by Note Issuer Order direct any Paying Agent to pay to the Collateral Agent all sums held in trust by such Paying Agent, such sums to be held by the Collateral Agent upon the same trusts as those upon which the sums were held by such Paying Agent; and upon such payment by any Paying Agent to the Collateral Agent, such Paying Agent shall be released from all further liability with respect to such monies.

SECTION 8.4         Existence; Merger; Consolidation, etc.

(a)           The Note Issuer will keep in full effect its existence, rights and franchises as a statutory trust under the laws of the State of Delaware, and will obtain and preserve its qualification to do business as a foreign business trust in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Note Purchase Agreement, the Note or any of the Timeshare Loans.

(b)           The Note Issuer shall at all times observe and comply in all material respects with (i) all laws applicable to it, (ii) all requirements of law in the declaration and payment of distributions, and (iii) all requisite and appropriate formalities in the management of its business and affairs and the conduct of the transactions contemplated hereby.

(c)           The Note Issuer shall not (i) consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any other Person or (ii) commingle its assets with those of any other Person.

(d)           The Note Issuer shall not become an “investment company” or under the “control” of an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (or any successor or amendatory statute), and the rules and regulations thereunder (taking into account not only the general definition of the term “investment company” but also any available exceptions to such general definition); provided, however, that the Note Issuer shall be in compliance with this Section 8.4 if it shall have obtained an order exempting it from regulation as an “investment company” so long as it is in compliance with the conditions imposed in such order.

SECTION 8.5         Protection of Timeshare Loans Collateral; Further Assurances.

(a)           The Note Issuer will from time to time execute and deliver all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance, and other instruments, and will take such other action as may be necessary or advisable to:

(ii)           Grant more effectively the assets comprising all or any portion of the Timeshare Loans Collateral;

(iii)          maintain or preserve the Lien of this Note Purchase Agreement or carry out more effectively the purposes hereof;

(iv)          publish notice of, or protect the validity of, any Grant made or to be made by this Note Purchase Agreement and perfect the security interest contemplated hereby in favor of the Collateral Agent in each of the Timeshare Loans and all other property included in the Timeshare Loans Collateral; provided, that the Note Issuer shall not be required to cause the recordation of the Collateral Agent’s name as Lien holder on the related title documents for the Timeshare Properties so long as no Event of Default has occurred and is continuing;

(v)           enforce or cause the Servicer to enforce any of the Timeshare Loans in accordance with the Servicing Standard, provided, however, the Note Issuer will not cause the Servicer to obtain on behalf of the Collateral Agent or the Noteholder, any Timeshare Property or to take any actions with respect to any property the result of which would adversely affect the interests of the Collateral Agent or the Noteholder (including, but not limited to, actions which would cause the Collateral Agent or the related Noteholder to be considered a holder of title, mortgagee-in-possession, or otherwise, or an “owner” or “operator” of Property not in compliance with applicable environmental statutes); and

(vi)           preserve and defend title to the Timeshare Loans (including the right to receive all payments due or to become due thereunder), the interests in the Timeshare Properties, or other property included in the Timeshare Loans Collateral and preserve and defend the rights of the Collateral Agent in the Timeshare Loans Collateral (including the right to receive all payments due or to become due thereunder) against the claims of all Persons and parties other than as permitted hereunder.

(b)           The Note Issuer will not take any action and will use its commercially reasonable efforts not to permit any action to be taken by others that would release any Person from any of such Person’s material covenants or obligations under any instrument or agreement included in the Timeshare Loans Collateral or that would result in the amendment, hypothecation, subordination, termination or discharge of, or impair the validity or effectiveness of, any such instrument or agreement, except as expressly provided in this Note Purchase Agreement or the Custodial Agreement or such other instrument or agreement.

(c)           The Note Issuer may contract with or otherwise obtain the assistance of other Persons to assist it in performing its duties under this Note Purchase Agreement, and any performance of such duties by a Person identified to the Collateral Agent in an Officer’s Certificate of the Note Issuer shall be deemed to be action taken by the Note Issuer, provided, however, that no appointment of such Person shall relieve the Note Issuer of its duties and obligations hereunder.  Initially, the Note Issuer has contracted with the Servicer, the Collateral Agent and the Custodian pursuant to this Note Purchase Agreement to assist the Note Issuer in performing its duties under this Note Purchase Agreement and the other Transaction Documents.

(d)           The Note Issuer will punctually perform and observe all of its obligations and agreements contained in this Note Purchase Agreement, the Transaction Documents and in the instruments and agreements included in the Timeshare Loans Collateral.

(e)           Without derogating from the absolute nature of the collateral assignment granted to the Collateral Agent under this Note Purchase Agreement or the rights of the Collateral Agent hereunder, the Note Issuer agrees (i) that it will not, without the prior written consent of the Collateral Agent and the Noteholder, amend, modify, waive, supplement, terminate or surrender, or agree to any amendment, modification, supplement, termination, waiver or surrender of, the terms of any Timeshare Loan (except to the extent otherwise provided in this Note Purchase Agreement or in the Timeshare Loan Documents) or the Transaction Documents, or waive timely performance or observance by the Servicer, the Collateral Agent, the Custodian, the Paying Agent or the Depositor under this Note Purchase Agreement; and (ii) that any such amendment shall not reduce in any manner the amount of, or accelerate or delay the timing of, distributions that are required to be made for the benefit of the Noteholder, without the consent of the Noteholder.  If any such amendment, modification, supplement or waiver shall be so consented to by the Collateral Agent and the Noteholder, the Note Issuer agrees, promptly following a request by the Collateral Agent, to execute and deliver, at its own expense, such agreements, instruments, consents and other documents as the Collateral Agent may deem necessary or appropriate in the circumstances.

The Note Issuer, upon the Note Issuer’s failure to do so, hereby irrevocably designates the Collateral Agent and the Servicer, severally, its agents and attorneys-in-fact to execute any financing statement or continuation statement or Assignment of Mortgage required pursuant to this Section 8.5; provided, however, that such designation shall not be deemed to create a duty of the Collateral Agent to monitor the compliance of the Note Issuer with the foregoing covenants, and provided, further, that the duty of the Collateral Agent or the Servicer to execute any instrument required pursuant to this Section 8.5 shall arise only if a Responsible Officer of the Collateral Agent or the Servicer, as applicable, has Knowledge of any failure of the Note Issuer to comply with the provisions of this Section 8.5.

SECTION 8.6         Additional Covenants.

(a)           The Note Issuer will not:

(i)            sell, transfer, exchange or otherwise dispose of any portion of the Timeshare Loans Collateral except as expressly permitted by this Note Purchase Agreement;

(ii)           claim any credit on, or make any deduction from, the principal of, or interest on, the Note (other than amounts properly withheld from such payments under the Code) or any applicable state law or assert any claim against the Noteholder by reason of the payment of any taxes levied or assessed upon any portion of the Timeshare Loans Collateral;

(iii)          engage in any business or activity other than as permitted by this Note Purchase Agreement, the Trust Agreement and the other Transaction Documents and any activities incidental thereto, or amend the Trust Agreement as in effect on the initial Transfer Date other than in accordance with Article XI thereof;

(iv)          issue debt or obligations under any indenture or note purchase agreement other than this Note Purchase Agreement;

(v)           incur or assume, directly or indirectly, any indebtedness, except for such indebtedness as may be incurred by the Note Issuer pursuant to this Note Purchase Agreement, or guaranty any indebtedness or other obligations of any Person (other than the Timeshare Loans), or own, purchase, repurchase or acquire (or agree contingently to do so) any stock, obligations, assets or securities of, or any other interest in, or make any capital contribution to, any other Person (other than the Timeshare Loans);

(vi)         dissolve or liquidate in whole or in part or merge or consolidate with any other Person;

(vii)         (A) permit the validity or effectiveness of this Note Purchase Agreement or any Grant hereby to be impaired, or permit the Lien of this Note Purchase Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations under this Note Purchase Agreement, except as may be expressly permitted hereby, (B) permit any lien, charge, security interest, mortgage or other encumbrance to be created on or to extend to or otherwise arise upon or burden the Timeshare Loans Collateral or any part thereof or any interest therein or the proceeds thereof (other than tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the Resort Interests and arising solely as a result of an act or omission of the related Obligor) other than the Lien of this Note Purchase Agreement or (C) except as otherwise contemplated in this Note Purchase Agreement, permit the Lien of this Note Purchase Agreement (other than with respect to any Permitted Liens or such tax, mechanic’s or other lien) not to constitute a valid first priority security interest in the Timeshare Loans Collateral;

(viii)       take any other action or fail to take any actions which may cause the Note Issuer to be (A) taxable as an association pursuant to Section 7701 of the Code and the corresponding regulations, (B) a publicly traded partnership taxable as a corporation pursuant to Section 7704 of the Code and the corresponding regulations or (C) a taxable mortgage pool pursuant to Section 7701(i) of the Code and the corresponding regulations; or

(ix)          change the location of its principal place of business without the prior notice to the Collateral Agent and the Noteholder.

(b)           Notice of Events of Default.  Immediately upon the Note Issuer having Knowledge of the existence of any condition or event which constitutes a Default or an Event of Default or a Servicer Event of Default, the Note Issuer shall deliver to the Collateral Agent a written notice describing its nature and period of existence and what action the Note Issuer is taking or proposes to take with respect thereto.

(c)           Report on Proceedings.  Promptly upon the Note Issuer’s becoming aware of (i) any proposed or pending investigation of it by any governmental authority or agency; or (ii) any pending or proposed court or administrative proceeding which involves or is reasonably likely to involve the possibility of materially and adversely affecting the properties, business, prospects, profits or condition (financial or otherwise) of the Note Issuer, the Note Issuer shall deliver to the Collateral Agent a written notice specifying the nature of such investigation or proceeding and what action the Note Issuer is taking or proposes to take with respect thereto and evaluating its merits.

SECTION 8.7        Taxes.

The Note Issuer shall pay all taxes when due and payable or levied against its assets, properties or income, including any property that is part of the Timeshare Loans Collateral, except to the extent the Note Issuer is contesting the same in good faith and has set aside adequate reserves in accordance with GAAP for the payment thereof.

SECTION 8.8        Restricted Payments.

The Note Issuer shall not, directly or indirectly, (i) pay any dividend or make any distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, to the Owner Trustee or any owner of a beneficial interest in the Note Issuer or otherwise with respect to any ownership or equity interest in or of the Note Issuer, the Club Originator, the Depositor or to the Servicer, (ii) redeem, purchase, retire or otherwise acquire for value any such ownership or equity interest or security or (iii) set aside or otherwise segregate any amounts for any such purpose; provided, however, that the Note Issuer may make, or cause to be made, payments and distributions to or on behalf of the Servicer, the Backup Servicer, the Lockbox Bank, the Club Originator, the Depositor, the Collateral Agent, the Owner Trustee, the Administrator, the Custodian, the Noteholder and the Certificateholders as contemplated by, and to the extent funds are available for such purpose under, this Note Purchase Agreement, the Sale Agreement, the Trust Agreement or the other Transaction Documents.  The Note Issuer will not, directly or indirectly, make or cause to be made payments to or distributions from the Collection Account except in accordance with this Note Purchase Agreement and the other Transaction Documents.

SECTION 8.9         Treatment of Note as Debt for Tax Purposes.

The Note Issuer shall treat the Note as indebtedness for all federal, state and local income and franchise tax purposes.

SECTION 8.10       Further Instruments and Acts.

Upon request of the Collateral Agent, the Note Issuer will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Note Purchase Agreement.

ARTICLE IX.
SUPPLEMENTAL NOTE PURCHASE AGREEMENTS

SECTION 9.1         Supplemental Note Purchase Agreements.

The Note Issuer and the Collateral Agent, at any time and from time to time, may enter into one or more Note Purchase Agreements supplemental hereto with the consent of the Noteholder.

SECTION 9.2         [Reserved.]

SECTION 9.3         [Reserved.]

SECTION 9.4         Effect of Supplemental Note Purchase Agreements.

Upon the execution of any supplemental Note Purchase Agreement under this Article IX, this Note Purchase Agreement shall be modified in accordance therewith, and such supplemental Note Purchase Agreement shall form a part of this Note Purchase Agreement for all purposes; and every holder of a Note theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 9.5         [Reserved.]

ARTICLE X.
REDEMPTION OF THE NOTE

SECTION 10.1       Optional Redemption; Election to Redeem.

The Servicer shall have the option to redeem the Note in whole (but not in part) at any time on or after the Optional Redemption Date and thereby cause the early repayment of the Note on any date on or after the Optional Redemption Date by payment of an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid pursuant to Section 3.4 hereof (unless amounts in the Accounts are sufficient to make such payments).

SECTION 10.2       Notice to Collateral Agent.

The Servicer shall give written notice of its intention to redeem the Note to the Noteholder and the Collateral Agent at least 15 days prior to the Redemption Date.

SECTION 10.3       Notice of Redemption by the Servicer.

Notice of redemption shall be given, in accordance with Section 13.3, not less than 15 days prior to the Redemption Date to the Noteholder at the address listed.  All notices of redemption shall state (a) the Redemption Date, (b) the Redemption Price, (c) that on the Redemption Date, the Redemption Price will become due and payable, and that interest thereon shall cease to accrue if payment is made on the Redemption Date and (d) the office of the Collateral Agent where the Note is to be surrendered for payment of the Redemption Price.

SECTION 10.4       Deposit of Redemption Price.

On or before the Business Day immediately preceding the Redemption Date, the Servicer shall deposit with the Collateral Agent an amount equal to the Redemption Price and any amounts, fees and expenses that are required to be paid hereunder (less any portion of such payment to be made from funds held in any of the Accounts).

SECTION 10.5       Note Payable on Redemption Date.

Notice of redemption having been given as provided in Section 10.3 hereof and deposit of the Redemption Price with the Collateral Agent having been made as provided in Section 10.4 hereof, the Note shall on the Redemption Date, become due and payable at the Redemption Price, and, on such Redemption Date, the Note shall cease to accrue interest.  The Collateral Agent shall apply all available funds in accordance with Section 3.4(a) hereof and the Noteholder shall be paid the Redemption Price by the Collateral Agent on behalf of the Servicer upon presentment and surrender of their Note at the office of the Collateral Agent.  If the Servicer shall have failed to deposit the Redemption Price with the Collateral Agent, the principal and interest with respect to the Note shall, until paid, continue to accrue interest at the  Note Rate.  The Servicer’s failure to deposit the Redemption Price shall not constitute an Event of Default hereunder.

ARTICLE XI.
SATISFACTION AND DISCHARGE

SECTION 11.1       Satisfaction and Discharge of Note Purchase Agreement.

(a)           This Note Purchase Agreement shall cease to be of further effect and the Collateral Agent, on demand of, and at the expense of, the Note Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Note Purchase Agreement, when:

(i)           the final installment of principal on the Note (1) has become due and payable, or (2) will become due and payable at its Stated Maturity, as applicable within one year, and the Note Issuer has irrevocably deposited or caused to be deposited (out of Available Funds or amounts received pursuant to Article X hereof) with the Collateral Agent in trust an amount sufficient to pay and discharge the entire indebtedness on the Note to the Collateral Agent, for principal and interest to the date of such deposit (if the Note is then due and payable) or to the Stated Maturity thereof;

 (ii)           the Note Issuer and the Servicer have paid or caused to be paid (out of Available Funds or amounts received pursuant to Article X hereof) all other sums payable hereunder by the Note Issuer and the Servicer for the benefit of the Noteholder and the Collateral Agent; and

(iii)           the Note Issuer has delivered to the Collateral Agent an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Note Purchase Agreement have been complied with.

At such time, the Collateral Agent shall deliver to the Note Issuer or at the Note Issuer’s direction all cash, securities and other property held by it as part of the Timeshare Loans Collateral other than funds deposited with the Collateral Agent pursuant to Section 11.1(a)(i) hereof, for the payment and discharge of the Note.

(b)           Notwithstanding the satisfaction and discharge of this Note Purchase Agreement, the obligations of the Note Issuer to the Collateral Agent under Section 7.6 hereof and, if money shall have been deposited with the Collateral Agent pursuant to Section 11.1(a)(i) hereof, the obligations of the Collateral Agent under Section 11.2 hereof shall survive.

SECTION 11.2      Application of Trust Money; Repayment of Money Held by Paying Agent.

All money deposited with the Collateral Agent pursuant to Section 11.1 hereof shall be held in trust and applied by the Collateral Agent in accordance with the provisions of the Note, this Note Purchase Agreement and the Trust Agreement, to the payment, either directly or through the Paying Agent, as the Collateral Agent may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Collateral Agent.

In connection with the satisfaction and discharge of this Note Purchase Agreement, all moneys then held by any Paying Agent other than the Collateral Agent under the provisions of this Note Purchase Agreement with respect to the Note shall, upon demand of the Note Issuer, be paid to the Collateral Agent to be applied according to Section 3.4 hereof and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

SECTION 11.3       Timeshare Loans Collateral Termination Date.

Upon the full application of (a) moneys deposited pursuant to Article X or this Article XI or (b) proceeds of the Timeshare Loans pursuant to Section 3.4 hereof, the Timeshare Loans Collateral created by this Note Purchase Agreement shall be deemed to have terminated and all Liens granted hereunder shall be released.

ARTICLE XII.
REPRESENTATIONS AND WARRANTIES AND COVENANTS

SECTION 12.1      Representations and Warranties of the Note Issuer.

The Note Issuer represents and warrants to the Collateral Agent, the Servicer, the Backup Servicer and the Noteholder as of the initial Transfer Date, as follows:

(a)           Organization and Good Standing.  The Note Issuer has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Note Purchase Agreement and the Transaction Documents and to perform the transactions contemplated hereby and thereby.

(b)           Binding Obligation.  This Note Purchase Agreement and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Note Issuer and this Note Purchase Agreement and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Note Issuer enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.

(c)           No Consents Required.  No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Note Issuer of this Note Purchase Agreement or any of the Transaction Documents or for the perfection of or the exercise by the Collateral Agent or the Noteholder of any of their rights or remedies thereunder which have not been duly obtained.

(d)           No Violation.  The consummation of the transaction contemplated by this Note Purchase Agreement and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Note Issuer, or any indenture, agreement or other instrument to which the Note Issuer is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Note Purchase Agreement).

(e)           No Proceedings.  There is no pending or, to the Note Issuer’s Knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Note Issuer, its officers or directors, or the property of the Note Issuer, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Note Purchase Agreement or any of the Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Note Issuer of this Note Purchase Agreement or any of the Transaction Documents or the interests of the Noteholder, (B) the validity or enforceability of this Note Purchase Agreement or any of the Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Note Issuer or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Note Purchase Agreement or any of the Transaction Documents.

(f)           Note Issuer Not Insolvent. The Note Issuer is solvent and will not become insolvent after giving effect to the transactions contemplated by this Note Purchase Agreement and each of the Transaction Documents.

(g)           Name.  The legal name of the Note Issuer is as set forth in the signature page of this Note Purchase Agreement and the Note Issuer does not have any trade names, fictitious names, assumed names or “doing business as” names.

(h)           Eligible Timeshare Loans.  Each Timeshare Loan subject to the Lien of this Note Purchase Agreement shall be an Eligible Timeshare Loan as of the applicable Transfer Date.

SECTION 12.2      Representations and Warranties of the Servicer.

The Servicer hereby represents and warrants to the Collateral Agent, the Note Issuer, the Backup Servicer and the Noteholder, as of the initial Transfer Date, the following:

(a)           Organization and Authority.  The Servicer:

 (i)            is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts;

 (ii)           has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

 (iii)           has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(b)           Place of Business.  The address of the principal place of business and chief executive office of the Servicer is 4960 Conference Way North, Suite 100, Boca Raton, Florida 33431 and there have been no other such locations during the immediately preceding four months.

(c)           Compliance with Other Instruments, etc.  The Servicer is not in violation of any term of its certificate of incorporation and by-laws.  The execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Servicer pursuant to the terms of any instrument or agreement to which the Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee, collateral agent or any creditor of, any lessor to or any investor in the Servicer.

(d)           Compliance with Law.  The Servicer is in material compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other).  The internal policies and procedures employed by the Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations.  The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e)           Pending Litigation or Other Proceedings.  Except as specified in “RISK FACTORS” in the Prospectus and on Schedule II hereto, there is no pending or, to the best of the Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Servicer, (ii) the ability of the Servicer to perform its obligations under, or the validity or enforceability of this Note Purchase Agreement or any other documents or transactions contemplated under this Note Purchase Agreement, (iii) any Timeshare Loan or title to any Timeshare Property pursuant to the applicable Owner Beneficiary Agreement or (iv) the Collateral Agent’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f)           Taxes.  Except as described on Schedule II hereto, the Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g)           Transactions in Ordinary Course.  The transactions contemplated by this Note Purchase Agreement are in the ordinary course of business of the Servicer.

(h)           Securities Laws.  The Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)            Proceedings.  The Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j)            Defaults.  The Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k)           Insolvency.  The Servicer is solvent.  Prior to the date hereof, the Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Servicer would constitute an unreasonably small amount of capital.  In addition, the Servicer has not incurred debts that are expected to be beyond the Servicer’s ability to pay as such debts matured.

(l)           No Consents.  No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Servicer of the Transaction Documents to which it is a party.  The Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Servicer.

(m)          Name.  The legal name of the Servicer is as set forth in the signature page of this Note Purchase Agreement and the Servicer does not have any trade names, fictitious names, assumed names or “doing business as” names other than “Bluegreen Patten Corporation” in North Carolina, “Bluegreen Corporation of Massachusetts” in Louisiana and “BXG California, Inc.” in California.

(n)           Information.  No document, certificate or report furnished by the Servicer, in writing, pursuant to this Note Purchase Agreement or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There are no facts relating to the Servicer as of the initial Transfer Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Servicer, or which may impair the ability of the Servicer to perform its obligations under this Note Purchase Agreement, which have not been disclosed herein or in the certificates, the Prospectus and other documents furnished by or on behalf of the Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

(o)           ACH Form.  The Servicer has delivered a form of the ACH Form attached to the Sale Agreement to the Backup Servicer for its review.

SECTION 12.3       Representations and Warranties of the Collateral Agent.

The Collateral Agent hereby represents and warrants to the Servicer, the Note Issuer, the Backup Servicer and the Noteholder as of the Initial Closing Date, the following:

(a)           The Collateral Agent is a national banking association duly organized, validly existing and in good standing under the laws of the United States.

(b)           The execution and delivery of this Note Purchase Agreement and the other Transaction Documents to which the Collateral Agent is a party, and the performance and compliance with the terms of this Note Purchase Agreement and the other Transaction Documents to which the Collateral Agent is a party by the Collateral Agent, will not violate the Collateral Agent’s organizational documents or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in a breach of, any material agreement or other material instrument to which it is a party or by which it is bound.

(c)           Except to the extent that the laws of certain jurisdictions in which any part of the Timeshare Loans Collateral may be located require that a co-collateral agent or separate collateral agent be appointed to act with respect to such property as contemplated herein, the Collateral Agent has the full power and authority to carry on its business as now being conducted and to enter into and consummate all transactions contemplated by this Note Purchase Agreement and the other Transaction Documents, has duly authorized the execution, delivery and performance of this Note Purchase Agreement and the other Transaction Documents to which it is a party, and has duly executed and delivered this Note Purchase Agreement and the other Transaction Documents to which it is a party.

(d)           This Note Purchase Agreement, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Collateral Agent, enforceable against the Collateral Agent in accordance with the terms hereof, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and the rights of creditors of banks and (ii) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

(e)           The Collateral Agent is not in violation of, and its execution and delivery of this Note Purchase Agreement and the other Transaction Documents to which it is a party and its performance and compliance with the terms of this Note Purchase Agreement and the other Transaction Documents to which it is a party will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Collateral Agent’s good faith and reasonable judgment, is likely to affect materially and adversely the ability of the Collateral Agent to perform its obligations under any Transaction Document to which it is a party.

(f)           No litigation is pending or, to the best of the Collateral Agent’s knowledge, threatened against the Collateral Agent that, if determined adversely to the Collateral Agent, would prohibit the Collateral Agent from entering into any Transaction Document to which it is a party or, in the Collateral Agent’s good faith and reasonable judgment, is likely to materially and adversely affect the ability of the Collateral Agent to perform its obligations under any Transaction Document to which it is a party.

(g)           Any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Collateral Agent of or compliance by the Collateral Agent with the Transaction Documents to which it is a party or the consummation of the transactions contemplated by the Transaction Documents has been obtained and is effective.

SECTION 12.4       Multiple Roles.

The parties expressly acknowledge and consent to                          , acting in the multiple roles of Collateral Agent, the Paying Agent, the successor Servicer (in the event the Backup Servicer shall not serve as the successor Servicer) and the Custodian.                            may, in such capacities, discharge its separate functions fully, without hindrance or regard to conflict of interest principles, duty of loyalty principles or other breach of fiduciary duties to the extent that any such conflict or breach arises from the performance by                           of express duties set forth in this Note Purchase Agreement in any of such capacities, all of which defenses, claims or assertions are hereby expressly waived by the other parties hereto, except in the case of negligence (other than errors in judgment) and willful misconduct by                          .

SECTION 12.5       Representations and Warranties of the Noteholder.

The Noteholder represents and warrants to the Collateral Agent, the Servicer, the Backup Servicer and the Note Issuer as of the initial Transfer Date, as follows:

(a)           Organization and Good Standing.  The Noteholder has been duly formed and is validly existing and in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as presently conducted and has the power and authority to own and convey all of its properties and to execute and deliver this Note Purchase Agreement and the Transaction Documents and to perform the transactions contemplated hereby and thereby.  The Noteholder has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the assets owned or held by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on its activities or its ability to perform its obligations under the Transaction Documents.

(b)           Binding Obligation.  This Note Purchase Agreement and the Transaction Documents to which it is a party have each been duly executed and delivered on behalf of the Noteholder and this Note Purchase Agreement and each Transaction Document to which it is a party constitutes a legal, valid and binding obligation of the Noteholder enforceable in accordance with its terms except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors’ rights and by general principles of equity.

(c)           No Consents Required.  No consent of, or other action by, and no notice to or filing with, any Governmental Authority or any other party, is required for the due execution, delivery and performance by the Noteholder of this Note Purchase Agreement or any of the Transaction Documents or for the perfection of or the exercise by the Collateral Agent of any of their rights or remedies thereunder which have not been duly obtained.

(d)           No Violation.  The consummation of the transaction contemplated by this Note Purchase Agreement and the fulfillment of the terms hereof shall not conflict with, result in any material breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the organizational documents of the Noteholder, or any indenture, agreement or other instrument to which the Noteholder is a party or by which it is bound; nor result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Note Purchase Agreement).

(e)           No Proceedings.  There is no pending or, to the Noteholder’s Knowledge, threatened action, suit or proceeding, nor any injunction, writ, restraining order or other order of any nature against or affecting the Noteholder, its officers or directors, or the property of the Noteholder, in any court or tribunal, or before any arbitrator of any kind or before or by any Governmental Authority (i) asserting the invalidity of this Note Purchase Agreement or any of the Transaction Documents, (ii) seeking to prevent the sale and assignment of any Timeshare Loan or the consummation of any of the transactions contemplated thereby, (iii) seeking any determination or ruling that might materially and adversely affect (A) the performance by the Noteholder of this Note Purchase Agreement or any of the Transaction Documents, (B) the validity or enforceability of this Note Purchase Agreement or any of the Transaction Documents, (C) any Timeshare Loan, or (D) the Intended Tax Characterization, or (iv) asserting a claim for payment of money adverse to the Noteholder or the conduct of its business or which is inconsistent with the due consummation of the transactions contemplated by this Note Purchase Agreement or any of the Transaction Documents.

(f)           Noteholder Not Insolvent. The Noteholder is solvent and will not become insolvent after giving effect to the transactions contemplated by this Note Purchase Agreement and each of the Transaction Documents.

(g)           Name.  The legal name of the Noteholder is as set forth in the signature page of this Note Purchase Agreement and the Noteholder does not have any trade names, fictitious names, assumed names or “doing business as” names.

(h)           Compliance.  The Noteholder is in material compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other).  The internal policies and procedures employed by the Noteholder are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations.  The execution, delivery and performance of the Transaction Documents to which the Noteholder is a party do not and will not cause the Noteholder to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

SECTION 12.6       Covenants of the Club Trustee.

Until the date on which the Note has been paid in full, the Club Trustee hereby covenants that:

(a)           No Conveyance.  The Club Trustee agrees not to convey any Resort Interest (as defined in the Club Trust Agreement) in the Club relating to a Timeshare Loan unless the Collateral Agent shall have issued an instruction to the Club Trustee pursuant to Section 8.07(c) of the Club Trust Agreement in connection with its exercise of its rights as an Interest Holder Beneficiary (as defined in the Club Trust Agreement) under Section 7.02 of the Club Trust Agreement.

(b)           Separate Corporate Existence.  The Club Trustee shall:

 (i)            maintain its own deposit account or accounts, separate from those of any Affiliate, with commercial banking institutions.  The funds of the Club Trustee will not be diverted to any other Person or for other than trust or corporate uses of the Club Trustee, as applicable.

 (ii)           ensure that, to the extent that it shares the same officers or other employees as any of its stockholders, beneficiaries or Affiliates, the salaries of and the expenses related to providing benefits to such officers and other employees shall be fairly allocated among such entities, and each such entity shall bear its fair share of the salary and benefit costs associated with all such common officers and employees.

 (iii)          ensure that, to the extent that the Club Trustee and the Servicer (together with their respective stockholders or Affiliates) jointly do business with vendors or service providers or share overhead expenses, the costs incurred in so doing shall be allocated fairly among such entities, and each such entity shall bear its fair share of such costs.  To the extent that the Club Trustee and the Servicer (together with their respective stockholders or Affiliates) do business with vendors or service providers when the goods and services provided are partially for the benefit of any other Person, the costs incurred in so doing shall be fairly allocated to or among such entities for whose benefit the goods and services are provided, and each such entity shall bear its fair share of such costs.  All material transactions between Club Trustee and any of its Affiliates shall be only on an arms’ length basis.

 (iv)          to the extent that the Club Trustee and any of its stockholders, beneficiaries or Affiliates have offices in the same location, there shall be a fair and appropriate allocation of overhead costs among them, and each such entity shall bear its fair share of such expenses.

 (v)           conduct its affairs strictly in accordance with the Club Trust Agreement or its amended and restated articles of incorporation, as applicable, and observe all necessary, appropriate and customary corporate formalities, including, but not limited to, holding all regular and special stockholders’, trustees’, collateral agents’ and directors’ meetings appropriate to authorize all trust and corporate action, keeping separate and accurate minutes of its meetings, passing all resolutions or consents necessary to authorize actions taken or to be taken, and maintaining accurate and separate books, records and accounts, including, but not limited to, payroll and intercompany transaction accounts.

(c)           Merger or Consolidation.  The Club Trustee shall not consolidate with or merge into any other corporation or convey, transfer or lease substantially all of its assets as an entirety to any Person unless the corporation formed by such consolidation or into which the Club Trustee, as the case may be, has merged or the Person which acquires by conveyance, transfer or lease substantially all the assets of the Club Trustee, as the case may be, as an entirety, can lawfully perform the obligations of the Club Trustee hereunder and executes and delivers to the Collateral Agent an agreement in form and substance reasonably satisfactory to the Collateral Agent which contains an assumption by such successor entity of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Club Trustee under this Note Purchase Agreement.

(d)           Corporate Matters.  Notwithstanding any other provision of this Section 12.6 and any provision of law, the Club Trustee shall not do any of the following:

 (i)            engage in any business or activity other than as set forth herein or in or as contemplated by the Club Trust Agreement or its amended and restated articles of incorporation, as applicable;

 (ii)           without the affirmative vote of a majority of the members of the board of directors (or Persons performing similar functions) of the Club Trustee (which must include the affirmative vote of at least one duly appointed Independent Director (as defined in the Club Trust Agreement)), (A) dissolve or liquidate, in whole or in part, or institute proceedings to be adjudicated bankrupt or insolvent, (B) consent to the institution of bankruptcy or insolvency proceedings against it, (C) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy, (D) consent to the appointment of a receiver, liquidator, assignee, trustee, collateral agent, sequestrator (or other similar official) of the corporation or a substantial part of its property, (E) make a general assignment for the benefit of creditors, (F) admit in writing its inability to pay its debts generally as they become due, (G) terminate the Club Managing Entity as manager under the Club Management Agreement or (H) take any corporate action in furtherance of the actions set forth in clauses (A) through (G) above; provided, however, that no director may be required by any shareholder or beneficiary of the Club Trustee to consent to the institution of bankruptcy or insolvency proceedings against the Club Trustee so long as it is solvent;

 (iii)          merge or consolidate with any other corporation, company or entity or sell all or substantially all of its assets or acquire all or substantially all of the assets or capital stock or other ownership interest of any other corporation, company or entity; or

 (iv)           with respect to the Club Trustee, amend or otherwise modify its amended and restated articles of incorporation or any definitions contained therein in a manner adverse to the Collateral Agent or the Noteholder without the prior written consent of the Collateral Agent.

(e)           The Club Trustee shall not incur any indebtedness other than (i) trade payables and operating expenses (including taxes) incurred in the ordinary course of business or (ii) in connection with servicing Resort Interests included in the Club’s Timeshare Loans Collateral in the ordinary course of business consistent with past practices; provided, that in no event shall the Club Trustee incur indebtedness for borrowed money.

SECTION 12.7       Representations and Warranties of the Backup Servicer.

The Backup Servicer hereby represents and warrants to the Collateral Agent, the Note Issuer, the Servicer and the Noteholder, as of the initial Transfer Date, the following:

(a)           Corporate Representations.

 (i)            is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona;

 (ii)           has all requisite power and authority to own and operate its properties and to conduct its business as currently conducted and as proposed to be conducted as contemplated by the Transaction Documents to which it is a party, to enter into the Transaction Documents to which it is a party and to perform its obligations under the Transaction Documents to which it is a party; and

 (iii)           has made all filings and holds all material franchises, licenses, permits and registrations which are required under the laws of each jurisdiction in which the properties owned (or held under lease) by it or the nature of its activities makes such filings, franchises, licenses, permits or registrations necessary, except where the failure to make such filing will not have a material adverse effect on the Backup Servicer activities or its ability to perform its obligations under the Transaction Documents.

(b)           Place of Business.  The address of the principal place of business and chief executive office of the Backup Servicer is as set forth in Section 13.3 hereof and there have been no other such locations during the immediately preceding four months.

(c)           Compliance with Other Instruments, etc.  The Backup Servicer is not in violation of any term of its certificate of incorporation and by-laws.  The execution, delivery and performance by the Backup Servicer of the Transaction Documents to which it is a party do not and will not (i) conflict with or violate the organizational documents of the Backup Servicer, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of, or constitute a default under, or result in the creation of any Lien on any of the properties or assets of the Backup Servicer pursuant to the terms of any instrument or agreement to which the Backup Servicer is a party or by which it is bound where such conflict would have a material adverse effect on the Backup Servicer’s activities or its ability to perform its obligations under the Transaction Documents or (iii) require any consent of or other action by any trustee, collateral agent or any creditor of, any lessor to or any investor in the Backup Servicer.

(d)           Compliance with Law.  The Backup Servicer is in material compliance with all statutes, laws and ordinances and all governmental rules and regulations to which it is subject, the violation of which, either individually or in the aggregate, could materially adversely affect its business, earnings, properties or condition (financial or other).  The internal policies and procedures employed by the Backup Servicer are in material compliance with all applicable statutes, laws and ordinances and all governmental rules and regulations.  The execution, delivery and performance of the Transaction Documents to which it is a party do not and will not cause the Backup Servicer to be in violation of any law or ordinance, or any order, rule or regulation, of any federal, state, municipal or other governmental or public authority or agency where such violation would, either individually or in the aggregate, materially adversely affect its business, earnings, properties or condition (financial or other).

(e)           Pending Litigation or Other Proceedings.  There is no pending or, to the best of the Backup Servicer’s Knowledge, threatened action, suit, proceeding or investigation before any court, administrative agency, arbitrator or governmental body against or affecting the Backup Servicer which, if decided adversely, would materially and adversely affect (i) the condition (financial or otherwise), business or operations of the Backup Servicer, (ii) the ability of the Backup Servicer to perform its obligations under, or the validity or enforceability of this Note Purchase Agreement or any other documents or transactions contemplated under this Note Purchase Agreement, (iii) any property or title of any Obligor to any Property or (iv) the Collateral Agent’s ability to foreclose or otherwise enforce the Liens of the Timeshare Loans.

(f)           Taxes.  The Backup Servicer has filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto, other than those which are being contested in good faith or where the failure to file or pay would not have a material adverse effect on the Backup Servicer’s activities or its ability to perform its obligations under the Transaction Documents.

(g)           Transactions in Ordinary Course.  The transactions contemplated by this Note Purchase Agreement are in the ordinary course of business of the Backup Servicer.

(h)           Securities Laws.  The Backup Servicer is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(i)           Proceedings.  The Backup Servicer has taken all action necessary to authorize the execution and delivery by it of the Transaction Documents to which it is a party and the performance of all obligations to be performed by it under the Transaction Documents.

(j)           Defaults.  The Backup Servicer is not in default under any material agreement, contract, instrument or indenture to which it is a party or by which it or its properties is or are bound, or with respect to any order of any court, administrative agency, arbitrator or governmental body, which default would have a material adverse effect on the transactions contemplated hereunder; and to the Backup Servicer’s Knowledge, no event has occurred which with notice or lapse of time or both would constitute such a default with respect to any such agreement, contract, instrument or indenture, or with respect to any such order of any court, administrative agency, arbitrator or governmental body.

(k)           Insolvency.  The Backup Servicer is solvent.  Prior to the date hereof, the Backup Servicer did not, and is not about to, engage in any business or transaction for which any property remaining with the Backup Servicer would constitute an unreasonably small amount of capital.  In addition, the Backup Servicer has not incurred debts that would be beyond the Backup Servicer’s ability to pay as such debts matured.

(l)            No Consents.  No prior consent, approval or authorization of, registration, qualification, designation, declaration or filing with, or notice to any federal, state or local governmental or public authority or agency, is, was or will be required for the valid execution, delivery and performance by the Backup Servicer of the Transaction Documents to which it is a party.  The Backup Servicer has obtained all consents, approvals or authorizations of, made all declarations or filings with, or given all notices to, all federal, state or local governmental or public authorities or agencies which are necessary for the continued conduct by the Backup Servicer of its respective businesses as now conducted, other than such consents, approvals, authorizations, declarations, filings and notices which, neither individually nor in the aggregate, materially and adversely affect, or in the future will materially and adversely affect, the business, earnings, prospects, properties or condition (financial or other) of the Backup Servicer.

(m)          Name.  The legal name of the Backup Servicer is as set forth in the signature page of this Note Purchase Agreement, and the Backup Servicer does not have any trade names, fictitious names, assumed names or “doing business as” names.

(n)           Information.  No document, certificate or report furnished by the Backup Servicer, in writing, pursuant to this Note Purchase Agreement or in connection with the transactions contemplated hereby, contains or will contain when furnished any untrue statement of a material fact or fails or will fail to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  There are no facts relating to the Backup Servicer as of the initial Transfer Date which when taken as a whole, materially adversely affect the financial condition or assets or business of the Backup Servicer, or which may impair the ability of the Backup Servicer to perform its obligations under this Note Purchase Agreement or any other Transaction Document to which it is a party, which have not been disclosed herein or in the certificates and other documents furnished by or on behalf of the Backup Servicer pursuant hereto or thereto specifically for use in connection with the transactions contemplated hereby or thereby.

ARTICLE XIII.
MISCELLANEOUS

SECTION 13.1       Officer’s Certificate and Opinion of Counsel as to Conditions Precedent.

Upon any request or application by the Note Issuer (or any other obligor in respect of the Note) to the Collateral Agent to take any action under this Note Purchase Agreement, the Note Issuer (or such other obligor) shall furnish to the Collateral Agent:

(a)           an Officer’s Certificate (which shall include the statements set forth in Section 13.2 hereof) stating that all conditions precedent and covenants, if any, provided for in this Note Purchase Agreement relating to the proposed action have been complied with; and

(b)           at the request of the Collateral Agent, an Opinion of Counsel (which shall include the statements set forth in Section 13.2 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 13.2       Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Note Purchase Agreement shall include:

(a)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)           a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 13.3       Notices.

(a)           All communications, instructions, directions and notices to the parties thereto shall be given in writing (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day following the date of the confirmed facsimile; or (iii) upon receipt if sent with a nationally recognized overnight courier at the following address:

If to the Note Issuer:

BXG Receivables Note Trust 2009 – A

Attention:
Fax:

with a copy (which shall not constitute notice) to:

Weinstock & Scavo, P.C.
3405 Piedmont Road, N.E.
Suite 300
Atlanta, Georgia 30305
Attention:  Mark I. Sanders, Esq.
Fax:  (404) 231-1618

If to the Club Trustee:

Vacation Trust, Inc.
4950 Communication Avenue
Suite 900
Boca Raton, Florida 33431
Attention:  Michael Kaminer
Fax:  (561) 912-7999

If to the Servicer:

Bluegreen Corporation
4960 Conference Way North, Suite 100
Boca Raton, Florida 33431
Attention:  Anthony M. Puleo, Senior Vice President, CFO and Treasurer
Fax:  (561) 912-8123

with a copy (which shall not constitute notice) to:

Weinstock & Scavo, P.C.
3405 Piedmont Road, N.E.
Suite 300
Atlanta, Georgia 30305
Attention:  Mark I. Sanders, Esq.
Fax:  (404) 231-1618

If to the Depositor:

[BRFC 2009-A LLC]

Attention:
Fax:

If to the Backup Servicer:

Attention:
Fax:

If to the Collateral Agent and Paying Agent:

Attention:
Fax:
Telephone Number:

If to the Noteholder:

Stratstone/Bluegreen Secured Income Fund, LLC

Attention:
Fax:

with a copy (which shall not constitute notice) to:

Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Attention: Peter M. Fass, Esq.
Fax: (212) 969-2900

or at such other address as the party may designate by notice to the other parties hereto, which shall be effective when received.

(b)           The Collateral Agent agrees to deliver to the Noteholder upon receipt, all notices and reports that the Collateral Agent may receive hereunder and under any Transaction Documents.  Unless otherwise provided herein, the Collateral Agent may consent to any requests received under such documents or, at its option, follow the directions of the Noteholder within 30 days after prior written notice to the Noteholder.  Expenses for such communications and notices shall be borne by the Servicer.

SECTION 13.4       No Proceedings.

The Noteholder, the Servicer, the Collateral Agent, the Custodian, the Club Trustee and the Backup Servicer each hereby agrees that it will not, directly or indirectly institute, or cause to be instituted, against the Note Issuer, the Timeshare Loans Collateral or the Depositor any proceeding of the type referred to in Sections 6.1(d) and (e) hereof, so long as there shall not have elapsed one year plus one day after payment in full of the Note.

SECTION 13.5       Limitation of Liability of Owner Trustee.

Notwithstanding anything contained herein or in any other Transaction Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Note Purchase Agreement is executed and delivered by                       , not individually or personally, but solely as Owner Trustee on behalf of the Note Issuer, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Note Issuer is made and intended not as a personal representation, undertaking or agreement by                        but is made and intended for the purpose for binding only the Note Issuer and the Timeshare Loans Collateral, and (c) under no circumstances shall                        be personally liable for the payment of any indebtedness or expenses of the Note Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Note Issuer under this Note Purchase Agreement or any other related documents.

IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed as of the day and year first above written.

BXG RECEIVABLES NOTE TRUST 2009 – A, as Note Issuer

By:	_________________________________________, as
Owner Trustee

By:
Name:
Title:

STRATSTONE/BLUEGREEN SECURED INCOME FUND, LLC, as Noteholder

By:
Name:
Title:

BLUEGREEN CORPORATION,
as Servicer

By:
Name: Anthony M. Puleo
Title: Senior Vice President, CFO & Treasurer

[BRFC 2009-A LLC],
as Depositor

By:
Name:
Title:

_____________,
as Backup Servicer

By:
Name:
Title:

Signature Page to the Note Purchase Agreement

VACATION TRUST, INC.,
as Club Trustee

By:
Name:
Title:

_____________, as Collateral Agent, Paying Agent and Custodian

By:
Name:
Title:

STANDARD DEFINITIONS

“ACH Form” shall mean the ACH authorization form executed by Obligors substantially in the form attached as Exhibit C to each of the Sale Agreement and the Bluegreen Purchase Agreement.

“Accounts” shall mean collectively, the Fee and Expense Account, the Lockbox Account, the Collection Account, the Credit Card Account, the Reinvestment Account, the General Reserve Account and the Special Reserve Account.

“Acquisition Fee” shall mean the acquisition fee payable to the Manager equal to (i) in connection with the Offering, 2.0% of the gross proceeds of the Offering and (ii) in connection with the acquisition of the Subsequent Timeshare Loans, 2.0% of the Timeshare Loan Acquisition Price for any Subsequent Timeshare Loans.

“Act” shall have the meaning specified in Section 1.4(a) of the Note Purchase Agreement.

“Additional Servicing Compensation” shall mean any late fees related to late payments on the Timeshare Loans, any non-sufficient funds fees, any processing fees, any Liquidation Expenses collected by and due to the Servicer and any unpaid out-of-pocket expenses incurred by the Servicer (or incurred by the Remarketing Agent at the request of the Servicer) during the related Due Period.

“Advance Amount” shall mean an amount equal to the amount advanced (or deemed to be advanced) to the Note Issuer in accordance with Section 2.2 of the Note Purchase Agreement, but not in excess of $750,000,000.

“Administration Agreement” shall mean the administration agreement, dated as of ____, ____, by and among the Administrator, the Owner Trustee, the Note Issuer and the Collateral Agent, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Administrator” shall mean Bluegreen or any successor under the Administration Agreement.

“Administrator Fee” shall equal on each Payment Date an amount equal to the product of (i) one-twelfth and (ii) (A) if Bluegreen or an affiliate thereof is the Administrator, $12,000.00 and (B) if ______________________ is the Administrator, $_______.

“Affiliate” shall mean any Person:  (a) which directly or indirectly controls, or is controlled by, or is under common control with such Person; (b) which directly or indirectly beneficially owns or holds five percent (5%) or more of the voting stock of such Person; or (c) for which five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by such Person; provided, however, that under no circumstances shall (i) the Owner Trustee be deemed to be an Affiliate of the Note Issuer, or the Depositor, nor shall any of such parties be deemed to be an Affiliate of the Owner Trustee, (ii) Bluegreen be deemed an Affiliate of any 5% or greater shareholder of Bluegreen or any Affiliate of such shareholder who is not a Direct Affiliate (as defined herein) of Bluegreen, nor shall any such shareholder be deemed to be an Affiliate of Bluegreen or (iii) the Noteholder be deemed an Affiliate of Bluegreen.  The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.  For purposes of this definition, any entity included in the same GAAP consolidated financial statements as Bluegreen shall be an Affiliate of Bluegreen (a “Direct Affiliate”).

“Aggregate Closing Date Collateral Balance” is the sum of, at any date of determination (i) the aggregate Transfer Date Loan Balances of the Initial Timeshare Loans and (ii) the maximum aggregate Transfer Date Loan Balance of Subsequent Timeshare Loans that have been acquired.

“Aggregate Loan Balance” means the sum of the Loan Balances for all Timeshare Loans.

“Aruba Club Loans” shall mean all timeshare loans originated by the Aruba Originator on or after January 26, 2004, each secured by Co-op Shares.

“Aruba Originator” shall mean Bluegreen Properties, N.V., an Aruba corporation.

“Asset Management Fee” shall mean an asset management fee paid on each Payment Date to the Manager at the rate of 0.5% per annum of the outstanding principal amount of the Note as of such Payment Date.

“Assignment of Mortgage” shall mean, with respect to a Deeded Club Loan, a written assignment of one or more Mortgages from the related Originator or Seller to the Collateral Agent, for the benefit of the Noteholder, relating to one or more Timeshare Loans in recordable form, and signed by an Authorized Officer of all necessary parties, sufficient under the laws of the jurisdiction wherein the related Timeshare Property is located to give record notice of a transfer of such Mortgage and its proceeds to the Collateral Agent.

“Association” shall mean the not-for-profit corporation, cooperative association or similar enterprise responsible for operating a Resort.

“Assumption Date” shall have the meaning specified in the Backup Servicing Agreement.

“Authorized Officer” shall mean, with respect to any corporation, limited liability company or partnership, the Chairman of the Board, the President, any Senior Vice President, any Vice President, the Secretary, the Treasurer, any Assistant Secretary, any Assistant Treasurer, managing member, board of managers and each other officer of such corporation or limited liability company or the general partner of such partnership specifically authorized in resolutions of the board of directors or board of managers of such corporation or limited liability company, as the case may be, to sign agreements, instruments or other documents in connection with the Note Purchase Agreement on behalf of such corporation, limited liability company or partnership, as the case may be.

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“Available Funds” shall mean for any Payment Date, (A) all funds on deposit in the Collection Account after making all transfers, deposits or payments from (i) the Lockbox Account pursuant to the Lockbox Agreement, (ii) the General Reserve Account pursuant to Section 3.2(b) of the Note Purchase Agreement, (iii) the Special Reserve Account pursuant to Section 3.2(c) of the Note Purchase Agreement, (iv) the Reinvestment Account pursuant to Section 3.2(d) of the Note Purchase Agreement, (v) the Fee and Expense Account pursuant to Section 3.2(e) of the Note Purchase Agreement, (vi) the Originator or the Depositor, as the case may be, pursuant to Section 4.6 of the Note Purchase Agreement, and (vii) the Servicer pursuant to the Note Purchase Agreement, plus (B) all investment earnings on funds on deposit in the Collection Account from the immediately preceding Payment Date through such Payment Date, if any, less (C) amounts on deposit in the Collection Account related to collections related to any Due Periods subsequent to the Due Period related to such Payment Date, less (D) any Additional Servicing Compensation on deposit in the Collection Account, less (E) Misdirected Deposits, if any.  Notwithstanding anything in the Transaction Documents to the contrary, Available Funds shall only include amounts described in the foregoing sentence and not amounts otherwise deposited voluntarily by Bluegreen or any of its Affiliates.

“Backup Servicer” shall mean                , a           corporation, and its permitted successors and assigns.

“Backup Servicing Agreement” shall mean the backup servicing agreement, dated as of      , ___, by and among the Note Issuer, the Depositor, the Servicer, the Backup Servicer and the Collateral Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Backup Servicing Fee” shall on each Payment Date (so long as                 is the Backup Servicer), be equal to:

(A)           prior to the removal or resignation of Bluegreen, as Servicer, ______________________________

(B)           after the removal or resignation of Bluegreen, as Servicer, an amount equal to the product of (i) one-twelfth of 1.50% and (ii) the aggregate Loan Balance as of the first day of the related Due Period.

“Bankruptcy Code” shall mean the federal Bankruptcy Code, as amended (Title 11 of the United States Code).

“Beneficiary” shall be as defined in the Club Trust Agreement.

“Benefit Plan” shall mean an “employee benefit plan” as defined in Section 3(3) of ERISA, or any other “plan” as defined in Section 4975(e)(1) of the Code, that is subject to the prohibited transaction rules of ERISA or of Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law.

“Bluegreen” shall mean Bluegreen Corporation, a Massachusetts corporation, and its permitted successors and assigns.

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“Bluegreen Core Resorts” shall mean a Resort even if Bluegreen no longer owns substantial vacation ownership interests in the Resort and includes the following resorts:  Casa del Mar Resort, Daytona SeaBreeze™, The Fountains (f/k/a Oasis Lakes Resort), Grande Villas™ at World Golf Village®, The Hammocks at Marathon Resort™, Orlando’s Sunshine Resort™, Solara Surfside™ Resort, Bluegreen Club La Pension, Mountain Run at Boyne™, The Falls Village™ Resort, Bluegreen Wilderness Club at Big Cedar, Bluegreen Wilderness Club at Long Creek Ranch, BG Club 36™, Bluegreen at Atlantic Palace, The Suites at Hershey™, Carolina Grande™, Harbour Lights™ Resort, SeaGlass Tower™, The Lodge Alley Inn™, Shore Crest Vacation Villas™, Laurel Crest™ Resort, MountainLoft™ Resort, Shenandoah Crossing™, Bluegreen Wilderness Traveler at Shenandoah™, BG Patrick Henry Square, Christmas Mountain Village™, Bluegreen Odyssey Dells and La Cabana Resort and any Future Resorts in which Bluegreen acquires or develops a significant number of the vacation ownership interests associated with the Resort.

“Bluegreen Non-Core Resorts” shall mean a Resort that is not a Bluegreen Core Resort within the Bluegreen Vacation Club in which Bluegreen may have acquired timeshare interests in such Resort for resale.

“Bluegreen Purchase Agreement” shall mean the purchase and contribution agreement, dated as of _____________, between the Club Originator and the Depositor pursuant to which the Club Originator sells Timeshare Loans from time to time to the Depositor.

“Boyne Resort” shall mean the Resort located in Michigan known as Mountain Run at Boyne™.

“Business Day” shall mean any day other than (i) a Saturday, a Sunday, or (ii) a day on which banking institutions in New York City, Wilmington, Delaware, the State of Florida, the city in which the Servicer is located or the city in which the Corporate Trust Office of the Collateral Agent is located, are authorized or obligated by law or executive order to be closed.

“Casa del Mar Resort” shall mean the Resort located in Florida known as Casa del Mar Beach Resort.

“Certificate” shall mean the Residual Interest Certificate.

“Certificate Distribution Account” shall have the meaning specified in Section 5.01 of the Trust Agreement.

“Certificate of Trust” shall mean the Certificate of Trust in the form attached as Exhibit A to the Trust Agreement.

“Certificateholders” shall mean the holders of the Certificate.

“Closing Date” shall mean the Initial Closing Date, each Subsequent Closing Date and the Final Closing Date.

“Closing Date Resort” shall mean any Resort relating to a Timeshare Loan included within the Timeshare Loans Collateral as of the Final Loan Date.

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“Club” shall mean Bluegreen Vacation Club Trust, formed pursuant to the Club Trust Agreement, doing business as Bluegreen Vacation Club.

“Club Loans” means, collectively, the Deeded Club Loans and the Aruba Club Loans.

“Club Management Agreement” shall mean that certain Amended and Restated Management Agreement between the Club Managing Entity and the Club Trustee, dated as of May 18, 1994, as amended from time to time.

“Club Managing Entity” shall mean Bluegreen Resorts Management, Inc., a Delaware corporation, in its capacity as manager of the Club and owner of the Club’s reservation system, and its permitted successors and assigns.

“Club Originator” shall mean Bluegreen, in its capacity as an Originator.

“Club Property” shall mean Timeshare Properties, Owner Beneficiary Rights and Vacation Points, and with respect to the definition of Upgrade, may also mean, as applicable, timeshare property unrelated to Timeshare Loans subject to the Lien of the Note Purchase Agreement.

“Club Trust Agreement” shall mean, collectively, that certain Bluegreen Vacation Club Trust Agreement, dated as of May 18, 1994, by and between the Developer and the Club Trustee, as amended, restated or otherwise modified from time to time, together with all other agreements, documents and instruments governing the operation of the Club.

“Club Trustee” shall mean Vacation Trust, Inc., a Florida corporation, in its capacity as trustee under the Club Trust Agreement, and its permitted successors and assigns.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute, together with the rules and regulations thereunder.

“Collateral Agent” shall mean                       , a national banking association, not in its individual capacity but solely as Collateral Agent under the Note Purchase Agreement, and any successor as set forth in Section 7.9 of the Note Purchase Agreement.

“Collateral Agent Fee” shall mean for each Payment Date, __________.

“Collateral Measurement Pool” shall have the meaning specified in Section 2.3 of the Note Purchase Agreement.

“Collection Account” shall mean the account established and maintained by the Collateral Agent pursuant to Section 3.2(a) of the Note Purchase Agreement.

“Collection Policy” shall mean the collection policies of the initial servicer in effect on the initial Transfer Date attached as Exhibit J to the Note Purchase Agreement, as may be amended from time to time in accordance with the Servicing Standard.

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“Completed Unit” shall mean a Resort Unit which has been fully constructed and furnished, has received a valid permanent certificate of occupancy, is ready for occupancy and is subject to a time share declaration.

“Continued Errors” shall have the meaning specified in Section 5.4 of the Note Purchase Agreement.

“Co-op Shares” shall mean a share certificate issued by the timeshare cooperative association of La Cabana Resort.

“Corporate Trust Office” shall mean the office of the Collateral Agent located in the State of Delaware, which office is at the address set forth in Section 13.3 of the Note Purchase Agreement.

“Credit Card Account” shall mean the deposit account (account number ___________) established at the Lockbox Bank, which shall be a non-interest bearing account.

“Credit Card Timeshare Loan” shall mean a Timeshare Loan where the Obligor makes its payments due on such Timeshare Loan with credit card payment arrangements.

“Credit Policy” shall mean the credit and FICO® score-based underwriting policies of the Originators in effect on the initial Transfer Date attached as Exhibit I to the Note Purchase Agreement, as may be amended from time to time in accordance with the Servicing Standard.

“Custodial Agreement” shall mean the custodial agreement, dated as of      , by and among the Note Issuer, the Depositor, the Servicer, the Backup Servicer, and the Collateral Agent and Custodian, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof providing for the custody and maintenance of the Timeshare Loan Documents relating to the Timeshare Loans.

“Custodian” shall mean                       , a national banking association, or its permitted successors and assigns.

“Custodian’s Certification” shall have the meaning specified in Section 2.2(a) of the Custodial Agreement.

“Custodian Fees” shall mean for each Payment Date, the fee payable by the Note Issuer to the Custodian in accordance with Section ____ of the Custodial Agreement.

“Deeded Club Loan” shall mean a Timeshare Loan originated by the Club Originator and evidenced by a Mortgage Note and secured by a first Mortgage on a fee simple timeshare interest in a Resort Unit or an undivided interest in a Resort (or a phase thereof) associated with a Resort Unit.

“Default” shall mean an event which, but for the passage of time, would constitute an Event of Default under the Note Purchase Agreement.

6

“Default Level” shall mean for any Due Period, the aggregate Loan Balance (without regard to recoveries) of Timeshare Loans that became Defaulted Timeshare Loans during such Due Period and not repurchased or substituted by the last day of such Due Period (less the Loan Balances of Defaulted Timeshare Loans that subsequently became current during such Due Period which are still subject to the Lien of the Note Purchase Agreement at such time) divided by the Aggregate Loan Balance on the first day of such Due Period, expressed as a percentage.

“Defaulted Timeshare Loan” shall mean a Timeshare Loan (i) for which the Servicer has commenced cancellation, termination or similar proceedings in respect of the Obligor on the related Timeshare Loan after collection efforts have failed in accordance with its collection policies, (ii) for which all or part of a scheduled payment under the Timeshare Loan is more than 120 days delinquent from the due date, provided, that with respect to this clause (ii), if a Timeshare Loan is not more than 120 days delinquent as of the last day of the Due Period, it shall not be a Defaulted Timeshare Loan as of that date, or (iii) that otherwise ceases to be an Eligible Timeshare Loan.

“Defective Timeshare Loan” shall have the meaning specified in Section 4.6 of the Note Purchase Agreement.

“Delinquency Level” shall mean for any Due Period, the sum of the Loan Balances of Timeshare Loans (other than Defaulted Timeshare Loans) that are 61 days or more delinquent on the last day of such Due Period divided by the Aggregate Loan Balance on the first day of such Due Period (expressed as a percentage).

“Depositor” shall mean [BRFC 2009-A LLC], a Delaware limited liability company, and its permitted successors and assigns.

“Determination Date” shall mean, with respect to any Payment Date, the day that is five Business Days prior to such Payment Date.

“Developer” shall mean Bluegreen Vacations Unlimited, Inc., a Florida corporation, and its permitted successors and assigns.

“Distribution Reinvestment Plan” shall mean the distribution reinvestment plan adopted by the Noteholder, a complete copy of which is included as Appendix B to the Prospectus.

“Due Period” shall mean with respect to any Payment Date, the period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month.  The Due Period for the Initial Payment Date, shall be the period from and including      , ___ to      , ___.

“Eligibility Criteria” shall mean the following criteria that shall be met for each Timeshare Loan transferred to the Note Issuer as of the day five Business Days before the related Transfer Date (it being understood that no Timeshare Loan may be transferred to the Note Issuer if, after such transfer, more than 20% of the Timeshare Loans would be secured by Timeshare Loans that are not Deeded Club Loans secured by a Mortgage):

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Range of Loan Balances	______-_________
Range of Coupon Rates	_______-________
Minimum Coupon Rate	______%
Weighted Average Coupon Rate	_______%-_____%
Original Term to Stated Maturity	less than or equal to ______
Down payment	greater than or equal to _______%
Weighted average down payment	greater than or equal to _______%
Number of payments made	1 month -___ months, without extension other than with respect to an Upgrade Club Loan related to the such Original Club Loan
1 day or more and less than 31 days past due
31 days or more past due	______%
Weighted average FICO® score	greater than ____
FICO® scores missing	less than __% overall of U.S. purchasers
FICO® scores less than 600	less than __%
FICO® scores less than or equal to 700	less than __%
U.S. (including those currently based in military installations outside the United States) and Canadian borrowers	greater than or equal to __%.

“Eligible Bank Account” shall mean a segregated account, which may be an account maintained by the Collateral Agent, which is either (a) maintained with a depositary institution or trust company whose long-term unsecured debt obligations are rated at least “A” by Fitch and “A2” by Moody’s and whose short-term unsecured obligations are rated at least “A-l” by Fitch and “P-l” by Moody’s; or (b) a trust account or similar account maintained at the corporate trust department of the Collateral Agent held in the name of and for the benefit of the Noteholder.

“Eligible Investments” shall mean one or more of the following:

(a)           obligations of, or guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof when such obligations are backed by the full faith and credit of the United States;

(b)           federal funds, certificates of deposit, time deposits and bankers’ acceptances, each of which shall not have an original maturity of more than 90 days, of any depository institution or trust company incorporated under the laws of the United States or any state; provided that the long-term unsecured debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated in one of the three highest rating categories available from S&P and no lower than A2 by Moody’s; and provided, further, that the short-term obligations of such depository institution or trust company shall be rated in the highest rating category by S&P or Moody’s, as the case may be;

8

(c)           commercial paper or commercial paper funds (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof; provided that any such commercial paper or commercial paper funds shall be rated in the highest short-term rating category by each of S&P and Moody’s;

(d)           any no-load money market fund rated (including money market funds managed or advised by the Collateral Agent or an Affiliate thereof) in the highest short-term rating category or equivalent highest long-term rating category by each of S&P and Moody’s; provided that, Eligible Investments purchased from funds in the Eligible Bank Accounts shall include only such obligations or securities that either may be redeemed daily or mature no later than the Business Day next preceding the next Payment Date; or

(e)           demand and time deposits in, certificates of deposit of, bankers’ acceptances issued by, or federal funds sold by any depository institution or trust company (including the Collateral Agent or any Affiliate of the Collateral Agent, acting in its commercial capacity) incorporated under the laws of the United States of America or any State thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment, the commercial paper or other short-term deposits of such depository institution or trust company are rated at least P-l by Moody’s and at least A-l by S&P;

and provided, further, that (i) no instrument shall be an Eligible Investment if such instrument evidences a right to receive only interest payments with respect to the obligations underlying such instrument, and (ii) no Eligible Investment may be purchased at a price in excess of par.  Eligible Investments may include those Eligible Investments with respect to which the Collateral Agent or an Affiliate thereof provides services.

“Eligible Owner Trustee” shall have the meaning specified in Section 10.01 of the Trust Agreement.

“Eligible Timeshare Loan” shall mean a Timeshare Loan which meets all of the criteria set forth in Schedule I of the Sale Agreement.

“Equity” shall mean the “Total Shareholder’s Equity” specified in Bluegreen’s Consolidated Balance Sheet as reported in Bluegreen’s most recent filing with the Securities and Exchange Commission.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

“Errors” shall have the meaning specified in Section 5.4 of the Note Purchase Agreement.

9

“Event of Default” shall have the meaning specified in Section 6.1 of the Note Purchase Agreement.

“Fee and Expense Account” shall mean the account established and maintained by the Collateral Agent pursuant to Section 3.2(e) of the Note Purchase Agreement.

“Final Closing Date” shall mean the final closing date of the Offering as determined by the Noteholder.

“Final Loan Date” shall mean the date six (6) months after the Final Closing Date.

“Force Majeure Delay” shall mean with respect to the Servicer, any cause or event which is beyond the control and not due to the negligence of the Servicer, which delays, prevents or prohibits such Person’s delivery of the reports required to be delivered or the performance of any other duty or obligation of the Servicer under the Note Purchase Agreement, as the case may be, including, without limitation, computer, electrical and mechanical failures, acts of God or the elements and fire; provided, that no such cause or event shall be deemed to be a Force Majeure Delay unless the Servicer shall have given the Collateral Agent written notice thereof as soon as practicable after the beginning of such delay.

“Foreclosure Property” shall have the meaning specified in Section 5.3(a)(xiii) of the Note Purchase Agreement.

“Future Resort” shall mean a Resort which is not a Closing Date Resort.

“GAAP” shall mean generally accepted accounting principles as in effect from time to time in the United States of America.

“General Reserve Account” shall mean the account maintained by the Collateral Agent pursuant to Section 3.2(b) of the Note Purchase Agreement.

“General Reserve Account Deposit” shall mean an amount equal to 2.80% of any advance (including amounts deemed to be advanced but excluding the proceeds of the Distribution Reinvestment Plan) under the Note on any Closing Date.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Grant” shall mean to grant, bargain, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm.

“Highest Lawful Rate” shall have the meaning specified in Section 3 of the Sale Agreement.

“II” shall mean Interval International, Inc.

10

“Initial Closing Date” shall mean the initial date of the closing of the Offering as determined by the Noteholder.

“Initial Payment Date” shall mean the first Payment Date occurring      days after the Initial Closing Date.

“Initial Timeshare Loans” shall mean the Timeshare Loans purchased by the Note Issuer and pledged to the Collateral Agent out of the proceeds of the public offering of units of the Noteholder (other than the proceeds of its Distribution Reinvestment Plan).

“Intended Tax Characterization” shall have the meaning specified in Section 4.4(b) of the Note Purchase Agreement.

“Interest Accrual Period” shall mean with respect to (i) any Payment Date other than the Initial Payment Date, the period from the 16th day of the second preceding calendar month to the 15th day of the preceding calendar month and (ii) the Initial Payment Date, the period from and including the Initial Closing Date through ____________.

“Interest Distribution Amount” shall equal, on any Payment Date, the sum of (i) interest accrued during the Interest Accrual Period at the Note Rate on the Outstanding Note Balance immediately prior to such Payment Date and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for the Note, plus, to the extent permitted by applicable law, interest on such unpaid amount at the Note Rate.  The Interest Distribution Amount shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

“Knowledge” shall mean (a) as to any natural Person, the actual awareness of the fact, event or circumstance at issue or receipt of notification by proper delivery of such fact, event or circumstance and (b) as to any Person that is not a natural Person, the actual awareness of the fact, event or circumstance at issue by a Responsible Officer of such Person or receipt, by a Responsible Officer of such Person, of notification by proper delivery of such fact, event or circumstance.

“La Cabana Resort” shall mean the Resort located in Aruba known as the La Cabana Beach Resort and Racquet Club.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment for security, security interest, claim, participation, encumbrance, levy, lien or charge.

“Liquidation” means with respect to any Timeshare Loan, the sale or compulsory disposition of a Foreclosure Property, following foreclosure, termination or other enforcement action or the taking of a deed-in-lieu of foreclosure, to a Person other than the Servicer or an Affiliate thereof.

11

“Liquidation Expenses” shall mean, with respect to the Foreclosure Property related to a Defaulted Timeshare Loan, as of any date of determination, any reasonable out-of-pocket expenses (exclusive of overhead expenses) incurred by the Servicer or the Remarketing Agent in connection with the performance of its obligations under Section 5.3(a)(xiii) in the Note Purchase Agreement or the Remarketing Agreement, as applicable, including, but not limited to, (i) any foreclosure, deed-in-lieu of foreclosure or termination and other repossession expenses incurred with respect to such Foreclosure Property, (ii) commissions and marketing and sales expenses incurred by the Servicer or the Remarketing Agent with respect to the remarketing of the related Foreclosure Property (including the Remarketing Fee), and (iii) any other fees and expenses reasonably applied or allocated in the ordinary course of business with respect to the Liquidation of a Foreclosure Property (including any assessed and unpaid Association fees and real estate taxes).

“Liquidation Proceeds” means with respect to the Liquidation of any Foreclosure Property related to a Defaulted Timeshare Loan, the amounts actually received by the Servicer or the Remarketing Agent in connection with such Liquidation.

“LLC Agreement” shall mean the amended and restated limited liability company operating agreement, dated as of      ,     , of the Noteholder.

“Loan Balance” shall mean, for any date of determination, the outstanding principal balance due under or in respect of a Timeshare Loan (including a Defaulted Timeshare Loan).

“Lockbox Account” shall mean the lockbox deposit account maintained at the Lockbox Bank pursuant to the Lockbox Agreement, which shall be a non-interest bearing account.

“Lockbox Agreement” shall mean the deposit account control agreement, dated as of _______, by and among the Note Issuer, the Collateral Agent and the Lockbox Bank.

“Lockbox Bank” shall mean                          .

“Lockbox Fee” shall mean on each Payment Date, the fee payable by the Note Issuer to the Lockbox Bank in accordance with the Lockbox Agreement.

“Manager” shall mean Stratstone Advisors, LLC, a Delaware limited liability company, in its capacity as manager under the LLC Agreement, and its permitted successors and assigns.

“Membership Interests” shall mean the membership interest in the Noteholder.

“Misdirected Deposits” shall mean such payments that have been deposited to the Collection Account in error.

“Monthly Servicer Report” shall have the meaning specified in Section 5.5 of the Note Purchase Agreement.

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean, with respect to a Deeded Club Loan, any purchase money mortgage, deed of trust, purchase money deed of trust or mortgage deed creating a first lien on a Timeshare Property to secure debt granted by the Club Trustee on behalf of an Obligor to the Club Originator with respect to the purchase of such Timeshare Property and/or the contribution of the same to the Club and otherwise encumbering the related Timeshare Property to secure payments or other obligations under such Timeshare Loan.

12

“Mortgage Note” shall mean, with respect to a Deeded Club Loan, the original, executed promissory note evidencing the indebtedness of an Obligor under a Deeded Club Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such note.

“Net Liquidation Proceeds” shall mean with respect to a Liquidation, the positive difference between Liquidation Proceeds and Liquidation Expenses.

“Note” shall mean the Timeshare Loan Secured Note defined in the recitals of the Note Purchase Agreement.

“Note Issuer” shall mean BXG Receivables Note Trust 2009 – A, a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.

“Note Issuer Order” shall mean a written order or request delivered to the Collateral Agent and signed in the name of the Note Issuer by an Authorized Officer of the Note Issuer or Administrator.

“Note Purchase Agreement” shall mean the Note Purchase Agreement, dated as of       , ____, by and among the Note Issuer, the Noteholder, the Servicer, the Backup Servicer, the Club Trustee, the Collateral Agent, the Paying Agent and the Custodian, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

“Note Rate” shall mean 8.00% per annum.

“Noteholder” shall mean BRG/Bluegreen Secured Income Fund, LLC, and its permitted successors and assigns.

“Noteholder Surviving Person” shall have the meaning specified in Section 2.1(f) of the Note Purchase Agreement.

“Obligor” shall mean the related obligor under a Timeshare Loan.

“Offering” shall mean the public offering of Units of the Noteholder, (excluding Units issued under the Distribution Reinvestment Plan) pursuant to the Prospectus.

“Officer’s Certificate” shall mean a certificate executed by a Responsible Officer of the applicable party.

“Opinion of Counsel” shall mean a written opinion of counsel, in each case acceptable to the addressees thereof.

“Optional Purchase Limit” shall mean, on any date, an amount equal to (x) 15% of the Aggregate Closing Date Collateral Balance, less (y) the aggregate Loan Balances (as of the related purchase dates) of all Defaulted Timeshare Loans previously purchased by the Club Originator pursuant to the Sale Agreement or the Bluegreen Purchase Agreement.

13

“Optional Redemption Date” shall mean the first date in which the Aggregate Outstanding Note Balance is less than or equal to 20% of the Advance Amount.

“Optional Substitution Limit” shall mean, on any date, an amount equal to (x) 20% of the Aggregate Closing Date Collateral Balance less (y) the aggregate Loan Balances (as of the related Transfer Dates) of all Defaulted Timeshare Loans previously substituted by the Originator pursuant to the Sale Agreement or the Bluegreen Purchase Agreement.

“Organization and Offering Expenses” shall have the meaning given to them in the LLC Agreement of the Note Issuer.

“Original Club Loan” shall mean a timeshare loan for which the related obligor has elected to effect an Upgrade and an Originator has agreed to effect such Upgrade.

“Originator” shall mean either the Club Originator or the Aruba Originator.

“Outstanding” shall mean, with respect to the Note, as of any date of determination, all Notes theretofore authenticated and delivered under the Note Purchase Agreement except:

(a)           Notes theretofore canceled by the Collateral Agent or delivered to the Collateral Agent for cancellation;

(b)           Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Collateral Agent in trust for the holders of such Notes; and

(c)           Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to the Note Purchase Agreement unless proof satisfactory to the Collateral Agent is presented that any such Notes are held by a Person in whose hands the Note is a valid obligation; provided, however, that in determining whether the holders of the requisite percentage of the Outstanding Note Balance of the Notes have given any request, demand, authorization, direction, notice, consent, or waiver hereunder, Notes owned by the Note Issuer or any Affiliate of the Note Issuer shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Collateral Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, or waiver, only Notes that a Responsible Officer of the Collateral Agent actually has notice are so owned shall be so disregarded.

“Outstanding Note Balance” shall mean as of any date of determination, the outstanding principal balance of the Note advanced or deemed to be advanced under the Note less amounts actually distributed to the Noteholder under Section 3.4 as payments of principal on the Note.

14

“Owner Beneficiary” shall have the meaning specified in the Club Trust Agreement.

“Owner Beneficiary Agreement” shall mean the purchase agreement entered into by each Obligor and the Developer with respect to the Club Loans.

“Owner Beneficiary Rights” shall have the meaning specified in the Club Trust Agreement.

“Owner Trustee” shall mean _________________, ________________________, or any successor thereof, acting not in its individual capacity but solely as owner trustee under the Trust Agreement.

“Owner Trustee Corporate Trust Office” shall mean _________________.

“Owner Trustee Fee” shall mean an annual fee equal to _________________

“Partial Amortization Event” shall occur on a Determination Date if the average of the Default Levels on the Timeshare Loans (which excludes Timeshare Loans that are substituted for or repurchased) for the last three Due Periods exceeds 0.60% and shall continue until the Default Level is equal to or less than 0.60% for three consecutive Due Periods; provided that such calculation relating to a Partial Amortization Event shall be determined for each separate Collateral Measurement Pool and a Partial Amortization Event shall be deemed to have occurred and will continue unless corrected as provided above if such Partial Amortization Event exists in respect of any single Collateral Measurement Pool until six months after the Final Closing Date, at which point the determination of the existence of the Partial Amortization Event shall be based on the entire portfolio of Collateral Measurement Pools and not based on a single Collateral Measurement Pool.

“Paying Agent” shall mean any Person appointed under 4.8(b) of the Note Purchase Agreement and authorized under the Note Purchase Agreement to make the distributions required thereunder, which such Person initially shall be the Collateral Agent.

“Payment Date” shall mean the 4th day of each calendar month, or, if such date is not a Business Day, then the next succeeding Business Day, commencing on the Initial Payment Date.

“Payment Default Event” shall have occurred if (i) the Note shall become due and payable pursuant to Section 6.2(a) of the Note Purchase Agreement or (ii) the Note shall otherwise become due and payable following an Event of Default under the Note Purchase Agreement and the Collateral Agent has, in its good faith judgment, determined that the value of the assets comprising the Timeshare Loans Collateral is less than the Outstanding Note Balance.

15

“Permitted Liens” shall mean (a) with respect to Timeshare Loans in the Timeshare Loans Collateral, (i) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, (ii) Liens in favor of the Depositor and the Note Issuer created pursuant to the Transaction Documents, and (iii) Liens in favor of the Trust and the Collateral Agent created pursuant to the Note Purchase Agreement; (b) with respect to the related Timeshare Property, (i) materialmen’s, warehousemen’s, mechanic’s and other Liens arising by operation of law in the ordinary course of business for sums not due, (ii) Liens for state, municipal or other local taxes if such taxes shall not at the time be due and payable, and (iii) the Obligor’s interest in the Timeshare Property under the Timeshare Loan whether pursuant to the Club Trust Agreement or otherwise; and (c) with respect to Timeshare Loans and Related Security in the Timeshare Loans Collateral, any and all rights of the Beneficiaries referred to in the Club Trust Agreement under such Club Trust Agreement.

“Person” means an individual, general partnership, limited partnership, limited liability partnership, corporation, business trust, joint stock company, limited liability company, trust, unincorporated association, joint venture, Governmental Authority, or other entity of whatever nature.

“Pool Close or Closing Date” shall have the meaning specified in Section 2.3 of the Note Purchase Agreement.

“Pool Open Date” shall have the meaning specified in Section 2.3 of the Note Purchase Agreement.

“Predecessor Servicer Work Product” shall have the meaning specified in Section 5.4(b) of the Note Purchase Agreement.

“Prospectus” shall mean that certain Prospectus, dated ___, ___, as amended or supplemented, related to the offering of the membership interests in the Noteholder.

“Qualified Substitute Timeshare Loan” shall mean a Timeshare Loan (i) that, when aggregated with other Qualified Substitute Timeshare Loans being substituted on such Transfer Date, has a Loan Balance, after application of all payments of principal due and received during or prior to the month of substitution, not in excess of the Loan Balances of the Timeshare Loans being substituted on the related Transfer Date, (ii) that complies, as of the related Transfer Date, with each of the representations and warranties contained in the Bluegreen Purchase Agreement, including that such Qualified Substitute Timeshare Loan is an Eligible Timeshare Loan; provided that there will be no seasoning requirement if a Qualified Substitute Timeshare Loan is an Upgrade Club Loan replacing an Original Club Loan with the same Obligor, (iii) the weighted average coupon rate of such Qualified Substitute Timeshare Loan(s) is not less than 14.50%, and (iv) that does not have a stated maturity later than _________.

“RCI” shall mean Resort Condominiums International, LLC (or one of its wholly owned subsidiaries).

“Receivables” means the payments required to be made pursuant to a Timeshare Loan.

“Record Date” shall mean, with respect to any Payment Date, the close of business on the last day of the related Interest Accrual Period.

16

“Redemption Date” shall mean with respect to the redemption of the Note on or after the Optional Redemption Date, the date fixed pursuant to Section 10.1 of the Note Purchase Agreement.

“Redemption Price” shall mean the Outstanding Note Balance, together with interest accrued and unpaid thereon at the Note Rate up to and including the Redemption Date.

“Reinvestment Account” shall mean the account maintained by the Collateral Agent pursuant to Section 3.2(d) of the Note Purchase Agreement.

“Reinvestment Period” shall mean the period commencing on the Initial Closing Date and ending (subject to a Suspension Event) on the fifth anniversary of the Initial Closing Date.

“Related Security” shall mean with respect to any Timeshare Loan, (i) all of the Note Issuer’s interest in the Timeshare Property arising under or in connection with the related Mortgage, if any, Owner Beneficiary Rights, Vacation Points and the related Timeshare Loan Files, (ii) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Timeshare Loan, together with any Mortgages, signed by the Club Trustee on behalf of an Obligor describing any collateral securing such Timeshare Loan, (iii) all guarantees, insurance and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Timeshare Loan, (iv) any assignments of Mortgages and any financing statements, and (v) all other security and books, records and computer tapes relating to the foregoing.

“Remarketing Agent” shall mean Bluegreen.

“Remarketing Agreement” shall mean that certain remarketing agreement, dated as of __________, by and among, the Servicer, the Note Issuer, the Remarketing Agent and the Collateral Agent, as the same may be amended, modified, or supplemented from time to time in accordance with the terms thereof.

“Remarketing Fee” shall mean a monthly remarketing fee determined in accordance with the Remarketing Agreement.

“Repurchase Price” shall mean with respect to any Timeshare Loan to be purchased by the Originator pursuant to the Bluegreen Purchase Agreement or the Sale Agreement, an amount equal to the Loan Balance of such Timeshare Loan as of the date of such purchase or repurchase, together with all accrued and unpaid interest on such Timeshare Loan at the related Timeshare Loan Rate to, but not including, the due date in the then current Due Period.

“Request for Release” shall be a request for release of Timeshare Loan Documents in the form required by the Custodial Agreement.

“Reservation System”:  The reservation system utilized by the Club and owned by the Club Managing Entity or the related services contracted by the Club Managing Entity with a third party.

17

“Residual Interest Certificate” shall mean the certificate issued under the Trust Agreement, which represents the economic residual interest of the Trust formed thereunder.

“Residual Interest Owner” shall mean the owner of the Residual Interest Certificate issued by the Note Issuer pursuant to the Trust Agreement, which shall initially be the Depositor.

“Resort” shall mean, as the context shall require, the resort at which the Timeshare Property related to a Timeshare Loan is located and may include any component site resort within the Bluegreen Vacation Club.

“Resort Interests” shall mean as defined in the Club Trust Agreement.

“Responsible Officer” shall mean (a) when used with respect to the Owner Trustee or the Collateral Agent, any officer assigned to the Owner Trustee Corporate Trust Office or the Corporate Trust Office, respectively, including any Managing Director, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary, Assistant Treasurer, any trust officer or any other officer such Person customarily performing functions similar to those performed by any of the above designated officers, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject; (b) when used with respect to the Servicer, the Chief Financial Officer, a Senior Vice President, a Vice President, an Assistant Vice President, the Chief Accounting Officer or the Secretary of the Servicer; and (c) with respect to any other Person, the chairman of the board, chief financial officer, the president, a vice president, the treasurer, an assistant treasurer, the secretary, an assistant secretary, the controller, general partner, trustee or the manager of such Person; and (d) with respect to the Noteholder, any officer of the Manager.

“S&P” shall mean Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Sale Agreement” shall mean that certain sale agreement, dated as of      , ____, between the Depositor and the Note Issuer pursuant to which the Depositor sells the Timeshare Loans, from time to time, to the Note Issuer.

“Sampler Loan” shall mean a loan originated by Bluegreen pursuant to the terms of a Sampler Program Agreement.

“Sampler Converted Loan” shall mean a Timeshare Loan, the Obligor of which, previously had a Sampler Loan and converted the same to a Timeshare Loan pursuant to the terms of a Sampler Program Agreement.

“Sampler Program Agreement” shall mean an agreement pursuant to which a purchaser thereunder obtains those certain benefits set forth therein which comprise the “Sampler Membership” and, subject to the terms and conditions thereof, has the opportunity to convert such Sampler Membership into full ownership in the Bluegreen Vacation Club multi-site timeshare plan.

18

“Schedule of Eligible Investments” shall mean the list of Eligible Investments delivered pursuant to the Bluegreen Purchase Agreement and the Sale Agreement, as amended from time to time to reflect repurchases, which list shall set forth the following information with respect to each such Eligible Investment in numbered columns:

1	Eligible Investment
2	Interest Rate Per Annum
3	Maturity
4	Par Balance
5	Type

“Schedule of Timeshare Loans” shall mean the list of Timeshare Loans delivered pursuant to the Sale Agreement, as amended from time to time to reflect repurchases, substitutions, Subsequent Timeshare Loans and Qualified Substitute Timeshare Loans conveyed pursuant to the terms of the Note Purchase Agreement, which list shall set forth the information with respect to each Timeshare Loan as of the related Transfer Date, as applicable, in numbered columns.

If the Schedule of Timeshare Loans is provided in electronic format, it shall be substantially in the form of Exhibit E to the Custodial Agreement (which, in any event, shall contain all the information specified above).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Seller” shall mean with respect to (i) the Bluegreen Purchase Agreement, Bluegreen and (ii) the Sale Agreement, the Depositor.

“Servicer” shall mean Bluegreen, in its capacity as servicer under the Note Purchase Agreement, the Backup Servicing Agreement, the Remarketing Agreement and the Custodial Agreement, and its permitted successors and assigns.

“Servicer Credit Card Processing Cost” shall have the meaning specified in Section 5.3(c) of the Note Purchase Agreement.

“Servicer Event of Default” shall have the meaning specified in Section 5.4 of the Note Purchase Agreement.

“Servicing Fee” shall mean for any Payment Date, the product of (i) the Aggregate Loan Balance of all Timeshare Loans as of the first day of the related Due Period and (ii) (A) if Bluegreen or an affiliate thereof is Servicer, one-twelfth of 1.50% and (B) if the Collateral Agent is the successor Servicer, _________________________.

“Servicing Officer” shall mean those officers of the Servicer involved in, or responsible for, the administration and servicing of the Timeshare Loans, as identified on the list of Servicing Officers furnished by the Servicer to the Collateral Agent and the Noteholder from time to time.

19

“Servicing Standard” shall mean, with respect to the Servicer and the Backup Servicer a servicing standard which complies with applicable law, the terms of the Transaction Documents, the terms of the respective Timeshare Loans and, to the extent consistent with the foregoing, in accordance with the customary standard of prudent servicers of loans secured by timeshare interests similar to the Timeshare Properties, but in no event lower than the standards employed by it when servicing loans for its own account or other third parties, but, in any case, without regard for (i) any relationship that it or any of its Affiliates may have with the related Obligor, and (ii) its right to receive compensation for its services under the Note Purchase Agreement or with respect to any particular transaction.

“Servicer Termination Costs” shall mean any extraordinary out-of-pocket expenses incurred by the Collateral Agent associated with the transfer of servicing.

“Similar Law” shall mean the prohibited transaction rules under ERISA or section 4975 of the Code or any substantially similar provision of federal, state or local law.

“Special Reserve Account” shall mean the account maintained by the Collateral Agent pursuant to Section 3.2(c) of the Note Purchase Agreement.

“Special Reserve Account Deposit” shall mean an amount equal to 4.38% of any advance (including amounts deemed to be advanced under the Note, but excluding the proceeds of the Distribution Reinvestment Plan); provided that no amount shall be deposited in the Special Reserve Account with respect to Subsequent Timeshare Loans except as set forth below; and provided further that in the event that the Timeshare Loan Acquisition Price for Timeshare Loans (including subsequent Timeshare Loans) is reduced as set forth in the definition of “Timeshare Loan Acquisition Price,” an additional amount equal to the amount of such reduction shall be deposited in the Special Reserve Account out of the advances made under the Note or the funds available for reinvestment, as applicable.

“Special Reserve Sub-Account” shall mean each sub-account of the Special Reserve Account maintained by the Collateral Agent pursuant to Section 3.2(c) of the Note Purchase Agreement.

“Stated Maturity” shall mean the Payment Date occurring 20 years from the Initial Closing Date.

“Statutory Trust Statute” shall mean the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801, et seq., as the same may be amended from time to time.

“Subsequent Closing Date” shall mean any date of closing of the Offering immediately following the Initial Closing Date through the Final Closing Date, as determined by the Noteholder.

“Subsequent Timeshare Loans” shall mean the Timeshare Loans meeting the criteria set forth in Schedule I of the Sale Agreement, sold by the Depositor, purchased by the Note Issuer and pledged to the Collateral Agent on a Transfer Date during the Reinvestment Period out of the proceeds of the Noteholder’s Distribution Reinvestment Plan or out of the proceeds of the Reinvestment Account.

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“Subsequent Transfer Notice” shall have the meaning specified in Section 4.2(a)(i) of the Note Purchase Agreement.

“Substitution Shortfall Amount” shall mean with respect to any Transfer Date, an amount equal to the excess of the aggregate Loan Balances of the substituted Timeshare Loans over the aggregate Loan Balances of the Qualified Substitute Timeshare Loans.

“Suspension Event” shall mean (i) a suspension or termination by the Manager or the Depositor of the Reinvestment Period in accordance with Section 4.2(c) of the Note Purchase Agreement or (ii) the occurrence of a Trigger Event or Event of Default.

“Timeshare Declaration” shall mean the declaration or other document recorded in the real estate records of the applicable municipality or government office where a Resort is located for the purpose of creating and governing the rights of owners of Timeshare Properties related thereto, as it may be in effect from time to time.

“Timeshare Loan” shall mean a Club Loan, Initial Timeshare Loan, Subsequent Timeshare Loan or a Qualified Substitute Timeshare Loan, subject to the Lien of the Note Purchase Agreement.  As used in the Transaction Documents, the term “Timeshare Loan” shall include the related Mortgage Note, Mortgage, if any, the Owner Beneficiary Agreement and other Related Security contained in the related Timeshare Loan Documents.

“Timeshare Loan Acquisition Price” shall initially mean (i) with respect to any Initial Timeshare Loan, an amount equal to 71% of the Loan Balance of such Timeshare Loan at the close of business on the day preceding the Transfer Date and (ii) with respect to any Subsequent Timeshare Loan, an amount equal to 75% of the Loan Balance of such Timeshare Loan at the close of business on the day preceding the Transfer Date, subject to adjustment (x) pursuant to the purchase price matrix set forth in Schedule III of the Note Purchase Agreement, if at the time of such acquisition any of the Collateral Measurement Pools has cumulative defaults which would result in an adjustment in the Timeshare Loan Acquisition Price pursuant to the purchase price matrix; provided that the Timeshare Loan Acquisition Price shall be readjusted upward prospectively if the cumulative defaults are less than the levels that would result in an adjustment for three consecutive Due Periods or (y) by written agreement between the Note Issuer (which shall be agreed to by the Note Issuer if the Noteholder consents to such agreement) and the Depositor.  The purchase price matrix may be modified by written agreement between the  Note Issuer and the Depositor (which shall be agreed to by the Note Issuer if the Noteholder consents in writing to such modification). Timeshare Loans in a Collateral Measurement Pool which have been sold by the Note Issuer or substituted for other Timeshare Loans shall continue to be treated as part of the Collateral Measurement Pool for purposes of this determination.

“Timeshare Loan Documents” shall mean with respect to each Timeshare Loan and each Obligor, the related (i) Timeshare Loan Files, and (ii) Timeshare Loan Servicing Files.

“Timeshare Loan Files” shall mean, with respect to a Timeshare Loan, all documents related to such Timeshare Loan, including:

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1.
with respect to a Club Loan (other than an Aruba Club Loan), the original Mortgage Note executed by the Obligor, endorsed either as (i) “Pay to the order of___________, without recourse, representation or warranty” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the related Seller (such Authorized Officer’s signature may be computer generated), or (ii) a chain of endorsement as follows:  “Pay to the order of BRFC 2009-A LLC, without recourse, representation or warranty”, “Pay to the order of BXG Receivables Note Trust 2009 – A, without recourse, representation or warranty” and “Pay to the order of                       , as Collateral Agent, without recourse, representation or warranty except as provided in the Note Purchase Agreement dated as of     , 2009” (either directly on the Mortgage Note or on an allonge placed with such Mortgage Note), by an Authorized Officer of the related Seller, the Depositor and the Note Issuer (such Authorized Officer’s signature may be computer generated), respectively (in the case of both clauses (i) and (ii) above, together with a complete chain of endorsements from the original payee to the related Seller, if applicable);

2.
with respect to a Club Loan (other than an Aruba Club Loan), (i) an original Mortgage with evidence that such Mortgage has been recorded in the appropriate recording office or (ii) if such Mortgage has not yet been returned to the related Seller by such recording office, a photocopy of the unrecorded Mortgage that has been delivered to such recording office;

3.
with respect to a Club Loan (other than an Aruba Club Loan), (i) original recorded Assignment(s) of Mortgage (which may be a part of a blanket assignment of more than one Club Loan, with the original blanket Assignments of Mortgage held by the Custodian in the related master pool header file), showing the assignment of such Club Loan from the record mortgagee to the Collateral Agent, or (ii) if such Assignments of Mortgage have not yet been returned by the related recording office, a photocopy of the unrecorded Assignments of Mortgage that have been delivered to such recording office (which may be a part of a blanket assignment of more than one Club Loan), showing the assignment of such Club Loan from the record mortgagee to the Collateral Agent (with evidence (a copy of (A) the Federal Express (or similar service) receipt and (B) the check made payable to the applicable recording office, being sufficient evidence) that such Assignments of Mortgage have been delivered to the appropriate recording office for recording), or (iii) if the related Mortgage has not yet been returned such that the related Assignment(s) of Mortgage can not yet be filed, (A) evidence that such Mortgage has been delivered to the appropriate recording office for recordation (the copy of the unrecorded Mortgage is evidence that such Mortgage has been sent for recording) and (B) Assignments of Mortgage in recordable form (other than the Mortgage recording information) duly executed by the last record holder of the Mortgage showing the assignment of such Club Loan from the record mortgagee to the Collateral Agent (photocopies to be held in the related master pool header file shall be sufficient).

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4.
with respect to a Club Loan (other than an Aruba Club Loan), the UCC financing statement, if any, evidencing that the security interest granted under such Timeshare Loan, if any, has been perfected under applicable state law;

5.
with respect to a Club Loan (other than an Aruba Club Loan), (i) a copy of any recorded warranty deed transferring legal title to the related Timeshare Property to the Club Trustee, or (ii) if such recorded warranty deed has not yet been returned to the related Seller, a copy of a warranty deed sent for recording;

6.
with respect to a Club Loan (other than an Aruba Club Loan), either (i) a final original lender’s title insurance policy (which may consist of one master policy referencing one or more Mortgages) showing no exceptions to coverage (other than Permitted Liens) or (ii) a binding unconditional commitment to issue a title insurance policy showing no exceptions to coverage (other than Permitted Liens) (which may be a master commitment referencing one or more Mortgages, the original master commitment to be held by the Custodian in the related master pool header file), in all cases referencing such Timeshare Loan and insuring Bluegreen Corporation and its successors and/or assigns;

7.
the original of any related assignment or guarantee or, if such original is unavailable, a copy thereof certified by an Authorized Officer of the related Seller to be a true and correct copy, current and historical computerized data files;

8.	the original of any assumption agreement or any refinancing agreement;

9.	all related Owner Beneficiary Agreements, finance applications, sale and escrow documents executed and delivered by the related Obligor with respect to the purchase of a Timeshare Property;

10.	all other papers and records of whatever kind or description, whether developed or originated by an Originator or another Person, required to document, service or enforce a Timeshare Loan; and

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11.
any additional amendments, supplements, extensions, modifications or waiver agreements required to be added to the Timeshare Loan Files pursuant to the Note Purchase Agreement, the Credit Policy, the Collection Policy or the other Transaction Documents, if any.

“Timeshare Loan Rate” shall mean with respect to any Timeshare Loan, the specified coupon rate thereon.

“Timeshare Loan Servicing Files” shall mean with respect to each Timeshare Loan and each Obligor, the portion of the Timeshare Loan Files necessary for the Servicer to service such Timeshare Loan including but not limited to (i) a copy of the truth-in-lending disclosure statement executed by such Obligor, as applicable, (ii) all writings pursuant to which such Timeshare Loan arises or which evidences such Timeshare Loan and not delivered to the Custodian, (iii) all papers and computerized records customarily maintained by the Servicer in servicing timeshare loans comparable to the Timeshare Loans in accordance with the Servicing Standard and (iv) each Timeshare Program Consumer Document (not the original), if applicable, related to the applicable Timeshare Property.

“Timeshare Loans Collateral” shall have the meaning specified in Section 4.1(a) of the Note Purchase Agreement.

“Timeshare Program” shall mean the program under which (1) an Obligor has purchased a Timeshare Property and (2) an Obligor shares in the expenses associated with the operation and management of such program.

“Timeshare Program Consumer Documents” shall mean, as applicable, the Owner Beneficiary Agreement, Mortgage Note, Mortgage, rescission right notices, public offering statements and other documents and disclosures used or to be used by an Originator in connection with the sale of Timeshare Properties.

“Timeshare Program Governing Documents” shall mean the articles of organization or articles of incorporation of each Association, the rules and regulations of each Association, the Timeshare Program management contract between each Association and a management company, and any subsidy agreement by which an Originator is obligated to subsidize shortfalls in the budget of a Timeshare Program in lieu of paying assessments, as they may be from time to time in effect and all amendments, modifications and restatements of any of the foregoing.

“Timeshare Property” shall mean (i) with respect to a Deeded Club Loan, a fee simple timeshare interest in a Resort Unit or an undivided interest in a Resort (or phase thereof) associated with a Resort Unit and (ii) with respect to an Aruba Club Loan, Co-op Shares.

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“Transaction Documents” shall mean the Note Purchase Agreement, the Bluegreen Purchase Agreement, the Sale Agreement, the Lockbox Agreement, the Backup Servicing Agreement, the Administration Agreement, the Remarketing Agreement, the Custodial Agreement, the Note Purchase Agreement and all other agreements, documents or instruments (other than the Timeshare Loan Documents) delivered in connection with the transactions contemplated thereby.

“Transfer Date” shall mean with respect to (i) an Initial Timeshare Loan or a Subsequent Timeshare Loan, the date on which the Note Issuer purchases such Initial Timeshare Loan or Subsequent Timeshare Loan from a Seller and pledges such Timeshare Loan to the Collateral Agent to be included as part of the Timeshare Loans Collateral, and (ii) a Qualified Substitute Timeshare Loan, the date on which the Originator substitutes one or more Timeshare Loans in accordance with Section 4.6 of the Note Purchase Agreement.

“Transfer Date Loan Balance” shall mean the Aggregate Loan Balance on any Transfer Date related to the transfer on such date.

“Treasury Regulations” shall mean the regulations, included proposed or temporary regulations, promulgated under the Code.  References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trigger Event” shall occur on any Determination Date if (a) the average of the Delinquency Levels for the last three Due Periods is equal to or greater than 6% and shall continue until the Delinquency Levels are less than 6% for three consecutive Due Periods or (b) the average of the Default Levels on the Timeshare Loans (which excludes Timeshare Loans that are substituted for or repurchased) for the last three Due Periods exceeds 1.40% and shall continue until the Default Level is equal to or less than 1.40% for three consecutive Due Periods; provided that such calculation relating to a Trigger Event shall be determined for each separate Collateral Measurement Pool and a Trigger Event shall be deemed to have occurred and will continue unless corrected as provided above if such Trigger Event exists in respect of any single Collateral Measurement Pool until six months after the Final Closing Date, at which point the determination of the existence of the Trigger Event shall be based on the entire portfolio of Collateral Measurement Pools and not based on a single Collateral Measurement Pool.

“Trust Agreement” shall mean the amended and restated trust agreement, dated as of     , ___, by and among the Depositor and the Owner Trustee.

“Trust Paying Agent” shall have the meaning specified in Section 3.09 of the Trust Agreement.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction or jurisdictions.

“Unit(s)”:  One individual air-space condominium unit, cabin, villa, cottage, townhome or lot within a Resort, together with all furniture, fixtures and furnishings therein, if applicable, and together with any and all interests in common elements appurtenant thereto, as provided in the related Timeshare Program Governing Documents.

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“Upgrade” shall mean the process in which an obligor of an Original Club Loan elects to (a)(i) reconvey the existing Club Property for new Club Property (such new Club Property having a greater dollar value than the existing Club Property) and (ii) cancel the Original Club Loan in exchange for an Upgrade Club Loan secured by such new Club Property or (b)(i) acquires additional Club Property and (ii) cancels the Original Club Loan in exchange for an Upgrade Club Loan from the Club Originator secured by the existing Club Property and the additional Club Property.

“Upgrade Club Loan” shall mean the new timeshare loan originated by an Originator in connection with an Upgrade.

“Vacation Points” shall have the meaning specified in the Club Trust Agreement.

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